EXECUTION VERSION CHAR1\1940025v4 THIRD AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT Dated as of October 21, 2022 among MISSION PRODUCE, INC., as the Borrower, THE GUARANTORS PARTY HERETO, BANK OF AMERICA, N.A., as the Administrative Agent, the Swingline Lender and the L/C Issuer, FARM CREDIT WEST, PCA, as Syndication Agent, CITY NATIONAL BANK, CITIBANK, N.A., and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and THE OTHER LENDERS PARTY HERETO BOFA SECURITIES, INC. and FARM CREDIT WEST, PCA, as Joint Lead Arrangers and Joint Bookrunners

CHAR1\1940025v4 THIRD AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), dated as of October 21, 2022 (the “Third Amendment Effective Date”), is entered into among MISSION PRODUCE, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., in its capacity as the Administrative Agent, the Swingline Lender and the L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as applicable. RECITALS WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as the Administrative Agent, the Swingline Lender and the L/C Issuer, entered into that certain Credit Agreement, dated as of October 11, 2018 (as amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified from time to time prior to the Third Amendment Effective Date, the “Existing Credit Agreement”); WHEREAS, the Loan Parties party thereto and Bank of America, N.A., as the Administrative Agent, entered into that certain Security and Pledge Agreement, dated as of October 11, 2018 (as amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified from time to time prior to the Third Amendment Effective Date, the “Existing Security Agreement”); WHEREAS, the Borrower has requested that each of the Existing Credit Agreement and the Existing Security Agreement be amended as set forth below, subject to the terms and conditions specified in this Amendment; and WHEREAS, the parties hereto are willing to amend each of the Existing Credit Agreement and the Existing Security Agreement, subject to the terms and conditions specified in this Amendment. NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Amendments to Existing Credit Agreement; Amendments to Existing Security Agreement; Effect of this Amendment; No Impairment; Waiver of Breakage. (a) On the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text or stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in a conformed copy of the Existing Credit Agreement attached as Annex A hereto (the credit agreement attached hereto as Annex A being referred to herein as the “Amended Credit Agreement”). (b) Schedules 1.01(a), 1.01(b), 5.10, 5.19(a), 5.19(b), 5.20(b), 5.20(c), 5.20(d), 7.01, 7.02 and 7.03 to the Existing Credit Agreement are amended to read in the forms of Schedules 1.01(a), 1.01(b), 5.10, 5.19(a), 5.19(b), 5.20(b), 5.20(c), 5.20(d), 7.01, 7.02 and 7.03 attached hereto as Annex B, respectively.

2 CHAR1\1940025v4 (c) On the Third Amendment Effective Date, the Exhibits to the Existing Credit Agreement are hereby amended as set forth below: (i) Each reference to “a California corporation” in Exhibits A, C, F, G, H, I, J-1, J-2, J-3, J-4 and K to the Existing Credit Agreement are amended to read “a Delaware corporation”. (ii) Exhibits B, D and E to the Existing Credit Agreement are amended to read in the forms of Exhibits B, D, and E attached hereto as Annex C, respectively. (d) On the Third Amendment Effective Date, the Existing Security Agreement is hereby amended as set forth below: (i) In the definition of “Copyright License” in Section 1(c) of the Existing Security Agreement, the reference to “licensor” is amended to read “licensor or licensee”. (ii) In the definition of “Pledged Equity” in Section 1(c) of the Existing Security Agreement, the following language is deleted in each place where it appears in such definition: “(or such greater percentage that, due to a change in an applicable Law after the Closing Date, (x) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent, and (y) could not reasonably be expected to cause any material adverse tax consequences)”. (iii) In Section 2 of the Existing Security Agreement, (A) the “and” at the end of clause (v) thereof is deleted, (B) clause (w) is re-styled as clause (x), and (C) a new clause (w) is added immediately following clause (v) thereof to read as follows: “(w) all Goods; and”. (e) The parties hereto agree that, on and as of the Third Amendment Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (i) the Existing Credit Agreement shall automatically be amended in its entirety to read in the form of the Amended Credit Agreement; (ii) all Obligations outstanding on and as of the Third Amendment Effective Date shall in all respects be continuing and shall be deemed to be Obligations outstanding under the Amended Credit Agreement; (iii) the Guaranty provided pursuant to the Existing Credit Agreement shall remain in full force and effect with respect to the Secured Obligations and is hereby reaffirmed; (iv) all Letters of Credit outstanding under the Existing Credit Agreement on and as of the Third Amendment Effective Date shall be deemed to be Letters of Credit outstanding on and as of the Third Amendment Effective Date under the Amended Credit Agreement; and (v) the loans outstanding under, and the commitments of the lenders under, the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, and loans and commitments shall be made by the Lenders so that, as of the Third Amendment Effective Date, the respective Commitments and Applicable Percentages of the Lenders shall be as set forth on Schedule 1.01(b) attached hereto. Except as expressly modified and amended by this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit

3 CHAR1\1940025v4 Agreement shall mean a reference to the Amended Credit Agreement. The Amended Credit Agreement is not a novation of the Existing Credit Agreement. (f) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Secured Parties under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances. (g) Each Lender party to this Amendment hereby waives any right to request compensation pursuant to Section 3.05 of the Existing Credit Agreement in connection with the transactions to be consummated on the Third Amendment Effective Date pursuant to this Amendment. 2. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent: (a) receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors, each Lender, the Administrative Agent, the Swingline Lender and the L/C Issuer; (b) receipt by the Administrative Agent of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization or incorporation, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Third Amendment Effective Date; (ii) copies of the resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party; and (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization; (c) receipt by the Administrative Agent of an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Loan Parties, dated the Third Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent; (d) receipt by the Administrative Agent of projections and a budget for the Borrower and its Subsidiaries on a Consolidated basis (including a balance sheet and related statements of income and cash flows) for the first three years following the Third Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent;

4 CHAR1\1940025v4 (e) since October 31, 2021, there shall not have occurred any event or condition that has had or would be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect; (f) receipt by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, of a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (including, for the avoidance of doubt, the real property located at 902 Nicolas D. Hachar Road, Laredo, Texas 78045); (g) receipt by the Administrative Agent of (i) copies of insurance certificates and endorsements of insurance evidencing insurance meeting the requirements set forth in the Loan Documents (provided, that, to the extent endorsements of insurance are not obtained on or prior to the Third Amendment Effective Date, the Borrower shall have thirty (30) days following the Third Amendment Effective Date (or such longer period of time as is agreed by the Administrative Agent in its sole discretion) to deliver such endorsements), and (ii) if any property is located in a special flood hazard area (A) notices to (and confirmations of receipt by) each applicable Loan Party as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program, and (B) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent; (h) receipt by the Administrative Agent of a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, on a Consolidated basis, after giving effect to this Amendment and the transactions to occur on the Third Amendment Effective Date; (i) after giving effect to this Amendment and the transactions to occur on the Third Amendment Effective Date, (i) the representations and warranties of each Loan Party contained in the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, shall (A) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the Third Amendment Effective Date, and (B) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the Third Amendment Effective Date, except to the extent that such representations specifically refer to an earlier date, in which case they shall (1) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of such earlier date, and (2) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of such earlier date, and except that for purposes of this Section 2(i)(i), the representations and warranties contained in Sections 5.05(a) and (b) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Existing Credit Agreement, respectively, and (ii) no Default shall exist; (j) receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 2(e), (i), (k), and (l) have been satisfied;

5 CHAR1\1940025v4 (k) there shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of the Loan Parties, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect; (l) all Board of Director, governmental, shareholder and third-party consents and approvals necessary in connection with this Amendment, the Amended Credit Agreement and the other Loan Documents shall have been obtained and shall be in full force and effect as of the Third Amendment Effective Date; (m) (i) the Borrower shall have prepaid, or concurrently with the Third Amendment Effective Date will prepay, (A) Term A-1 Loans (as defined in the Existing Credit Agreement) in an amount such that, as of the Third Amendment Effective Date, immediately after giving effect to this Amendment, the Outstanding Amount of the Term A-1 Loans (as defined in the Amended Credit Agreement) shall be equal to $50,000,000, and (B) Term A-2 Loans (as defined in the Existing Credit Agreement) in an amount such that, as of the Third Amendment Effective Date, immediately after giving effect to this Amendment, the Outstanding Amount of the Term A-2 Loans (as defined in the Amended Credit Agreement) shall be equal to $50,000,000, (ii) the Borrower shall have, in accordance with the requirements of the Existing Credit Agreement, delivered to the Administrative Agent a Loan Notice pursuant to which any Eurodollar Rate Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Third Amendment Effective Date under the Existing Credit Agreement shall be converted to Term SOFR Loans on the Third Amendment Effective Date, and (iii) the Borrower shall have paid, or concurrently with the Third Amendment Effective Date will pay, (A) all accrued and unpaid interest on the outstanding loans under the Existing Credit Agreement through the Third Amendment Effective Date, and (B) all accrued fees owing to the lenders under the Existing Credit Agreement through the Third Amendment Effective Date; (n) receipt by the Administrative Agent of satisfactory evidence that, consistent with Section 6.15 of the Amended Credit Agreement, the Borrower has purchased Farm Credit Equities in the Farm Credit Members party hereto on the Third Amendment Effective Date; (o) receipt by the Administrative Agent and each Lender of all documentation and other information about the Loan Parties as has been reasonably requested by the Administrative Agent or such Lender that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; (p) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent and each Lender requesting the same, a Beneficial Ownership Certification; (q) receipt by the Administrative Agent of any fees required to be paid to the Administrative Agent, BofA Securities and the Lenders on or before the Third Amendment Effective Date; and (r) unless waived by the Administrative Agent or such counsel, the Borrower shall have paid (or caused to have paid) all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent to the extent such counsel has invoiced for such amounts on or prior to the Third Amendment Effective Date. Without limiting the generality of the provisions of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this

6 CHAR1\1940025v4 Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Third Amendment Effective Date specifying its objection thereto. 3. Releases. Each of the Administrative Agent and each Lender party to this Amendment hereby agrees that, on the Third Amendment Effective Date, without further action by any Person: (a)(i) the Mexican Share Pledge Agreement shall be terminated, and (ii) any Liens granted by any Loan Party pursuant to the Mexican Share Pledge Agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, shall automatically terminate and be released and discharged; and (b)(i) the Peruvian Share Pledge Agreement shall be terminated, and (ii) any Liens granted by any Loan Party pursuant to the Peruvian Share Pledge Agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, shall automatically terminate and be released and discharged. The Lenders party to this Amendment hereby authorize the Administrative Agent to execute and deliver to the Loan Parties, at the sole expense of the Loan Parties, all documents or instruments reasonably requested by the Loan Parties to evidence or effectuate the releases set forth in this Section 3. For the avoidance of doubt, nothing in this Amendment shall be deemed to, and the releases set forth in this Section 3 shall not otherwise, impair the grant of security interests by any Loan Party pursuant to any Collateral Document (other than the Mexican Share Pledge Agreement and the Peruvian Share Pledge Agreement), all of which are reaffirmed and continued as set forth in Section 4(b). 4. Miscellaneous. (a) The Loan Documents and the obligations of the Loan Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document. (b) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents. Except as set forth in Section 3, each Loan Party (A) agrees that the Collateral Documents (as amended hereby) continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (B) reaffirms its grant of security interests pursuant to the Collateral Documents (as amended hereby) to which it is a party as Collateral for the Secured Obligations, and (C) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents (as amended hereby) remain and continue in full force and effect in respect of, and to secure, the Secured Obligations. (c) Each Loan Party represents and warrants that: (i) such Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment; (ii) the execution, delivery and performance by such Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (A) contravene the terms of such Loan Party’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (1) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries, or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, or (C) violate any Law; (iii) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan

7 CHAR1\1940025v4 Party of this Amendment, other than authorizations, approvals, actions, notices and filings which have been duly obtained; (iv) this Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity; (v) the Persons signing this Amendment as Guarantors include all of the Subsidiaries existing as of the Third Amendment Effective Date that are required to become Guarantors pursuant to the Existing Credit Agreement on or prior to the Third Amendment Effective Date; and (vi) such Loan Party’s legal name and jurisdiction of organization is as reflected on the signature pages to this Amendment. (d) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Subject to Section 11.18 of the Amended Credit Agreement, this Amendment may be in the form of an Electronic Record, and may be executed using Electronic Signatures, including facsimile and .pdf, and shall be considered an original and shall have the same legal effect, validity and enforceability as a paper record. The authorization under this Section 4(d) may include use or acceptance by the Administrative Agent and each Lender of a manually signed paper copy of this Amendment which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed copy of this Amendment converted into another format, for transmission, delivery and/or retention. (e) If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (f) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. (g) The terms of Sections 11.14 and 11.15 of the Amended Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. [Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written. BORROWER: MISSION PRODUCE, INC., a Delaware corporation By: Name: Bryan E. Giles Title: Chief Financial Officer GUARANTORS: ADVANCED PRODUCTION MANAGEMENT, LLC, a California limited liability company By: Name: Stephen J. Barnard Title: General Manager SOLAR MPC, LLC, a California limited liability company By: Name: Stephen J. Barnard Title: General Manager SAM LAND I, LLC, a California limited liability company By: Name: Stephen J. Barnard Title: General Manager SAM LAND II, LLC, a California limited liability company By: Name: Stephen J. Barnard Title: General Manager SAM LAND III, LLC, a California limited liability company By: Name: Stephen J. Barnard Title: General Manager

SAM LAND IV, LLC, a California limited liability company By: Name: Stephen J. Barnard Title: General Manager MISSION PRODUCE LOGISTICS, LLC, a California limited liability company By: Name: Stephen J. Barnard Title: General Manager

MISSION PRODUCE, INC. THIRD AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as the Administrative Agent By: Name: Linda Lov Title: Vice President

MISSION PRODUCE, INC. THIRD AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT LENDERS: BANK OF AMERICA, N.A., as a Lender, the Swingline Lender and the L/C Issuer By: Name: David Barney Title: Senior Vice President

MISSION PRODUCE, INC. THIRD AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT CITY NATIONAL BANK, as a Lender By: Name: Julia Bishop Title: Vice President

CHAR1\1940025v4 Annex A Amended Credit Agreement See attached.

**COMPOSITE CREDIT AGREEMENT THROUGH SECOND AMENDMENT** Published CUSIP Numbers: Deal: 60510TAA1 Revolver: 60510TAB9 Term A-1: 60510TAC7 Term A-2: 60510TAD5 CREDIT AGREEMENT Dated as of October 11, 2018 among MISSION PRODUCE, INC., as the Borrower, CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO, as the Guarantors, BANK OF AMERICA, N.A., as the Administrative Agent, the Swingline Lender and the L/C Issuer, FARM CREDIT WEST, PCA, as Syndication Agent, CITY NATIONAL BANK, CITIBANK, N.A., and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and THE OTHER LENDERS PARTY HERETO BOFA SECURITIES, INC. and FARM CREDIT WEST, PCA, as Joint Lead Arrangers and Joint Bookrunners CHAR1\1940028v1CHAR1\1940028v4

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1 1.01 Defined Terms. 1 1.02 Other Interpretive Provisions. 4238 1.03 Accounting Terms. 4339 1.04 Rounding. 4440 1.05 Times of Day. 4440 1.06 Letter of Credit Amounts. 4440 1.07 UCC Terms. 4440 1.08 Rates. 4440 ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS 4441 2.01 Loans. 4541 2.02 Borrowings, Conversions and Continuations of Loans. 4642 2.03 Letters of Credit. 5147 2.04 Swingline Loans. 5955 2.05 Prepayments. 6258 2.06 Termination or Reduction of Commitments. 6460 2.07 Repayment of Loans. 6561 2.08 Interest and Default Rate. 6763 2.09 Fees. 6864 2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. 6865 2.11 Evidence of Debt. 6965 2.12 Payments Generally; Administrative Agent’s Clawback. 7066 2.13 Sharing of Payments by Lenders. 7268 2.14 Cash Collateral. 7268 2.15 Defaulting Lenders. 7369 ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 7672 3.01 Taxes. 7672 3.02 Illegality. 8076 3.03 Inability to Determine Rates. 8177 3.04 Increased Costs; Reserves on Eurodollar Rate Loans. 8178 3.05 Compensation for Losses. 8380 3.06 Mitigation Obligations; Replacement of Lenders. 8380 3.07 LIBOR Successor Rate[Reserved]. 8480 3.08 Survival. 8580 ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 8581 4.01 Conditions of Initial Credit Extension[Reserved]. 8581 4.02 Conditions to all Credit Extensions. 8981 ARTICLE V REPRESENTATIONS AND WARRANTIES 8981 5.01 Existence, Qualification and Power. 8981 5.02 Authorization; No Contravention. 9082 5.03 Governmental Authorization; Other Consents. 9082 5.04 Binding Effect. 9082 5.05 Financial Statements; No Material Adverse Effect. 9082 5.06 Litigation. 9183 5.07 No Default. 9183 5.08 Ownership of Property. 9183 5.09 Environmental Compliance. 9283 i CHAR1\1940028v1CHAR1\1940028v4

5.10 Insurance. 9284 5.11 Taxes. 9384 5.12 ERISA Compliance. 9384 5.13 Margin Regulations; Investment Company Act. 9385 5.14 Disclosure. 9486 5.15 Compliance with Laws. 9486 5.16 Solvency. 9486 5.17 Casualty, Etc. 9486 5.18 Sanctions Concerns and Anti-Corruption Laws. 9486 5.19 Subsidiaries; Equity Interests; Loan Parties. 9587 5.20 Collateral Representations. 9587 5.21 Affected Financial Institutions. 9688 5.22 Regulation H. 9688 5.23 Labor Matters. 9688 5.24 PACA License. 9788 5.25 Covered Entities. 9788 ARTICLE VI AFFIRMATIVE COVENANTS 9789 6.01 Financial Statements. 9789 6.02 Certificates; Other Information. 9890 6.03 Notices. 10092 6.04 Payment of Obligations. 10193 6.05 Preservation of Existence, Etc. 10193 6.06 Maintenance of Properties. 10193 6.07 Maintenance of Insurance. 10293 6.08 Compliance with Laws. 10294 6.09 Books and Records. 10294 6.10 Inspection Rights. 10394 6.11 Use of Proceeds. 10395 6.12 Covenant to Guarantee Obligations. 10395 6.13 Covenant to Give Security. 10395 6.14 Further Assurances. 10596 6.15 Farm Credit Equities. 10596 6.16 Principal Depository Bank. 10698 6.17 Anti-Corruption Laws; Sanctions. 10698 6.18 PACA. 10798 6.19 Post-Closing Covenants. 107 ARTICLE VII NEGATIVE COVENANTS 10798 7.01 Liens. 10798 7.02 Indebtedness. 109100 7.03 Investments. 111102 7.04 Fundamental Changes. 112103 7.05 Dispositions. 112103 7.06 Restricted Payments. 112104 7.07 Change in Nature of Business. 113104 7.08 Transactions with Affiliates. 113104 7.09 Burdensome Agreements. 113104 7.10 Use of Proceeds. 114105 7.11 Financial Covenants. 114105 7.12 Capital Expenditures. 114[Reserved]. 105 ii CHAR1\1940028v1CHAR1\1940028v4

7.13 Amendments of Organization Documents; Changes in Fiscal Year, Legal Name, State of Organization, or Form of Entity; Accounting Changes. 115105 7.14 Sale and Leaseback Transactions. 115106 7.15 Prepayments, Etc. of Indebtedness. 115106 7.16 Amendment, Etc. of Indebtedness. 115106 7.17 Sanctions. 115106 7.18 Anti-Corruption Laws. 116106 7.19 PACA. 116106 ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 116107 8.01 Events of Default. 116107 8.02 Remedies upon Event of Default. 118109 8.03 Application of Funds. 119109 ARTICLE IX ADMINISTRATIVE AGENT 120110 9.01 Appointment and Authority. 120111 9.02 Rights as a Lender. 121111 9.03 Exculpatory Provisions. 121111 9.04 Reliance by Administrative Agent. 122112 9.05 Delegation of Duties. 122113 9.06 Resignation of Administrative Agent. 123113 9.07 Non-Reliance on Administrative Agent, Arrangers and Other Lenders. 124115 9.08 No Other Duties, Etc. 125115 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. 125115 9.10 Collateral and Guaranty Matters. 126117 9.11 Secured Cash Management Agreements and Secured Hedge Agreements. 127117 9.12 ERISA Matters. 127118 9.13 Recovery of Erroneous Payments. 128119 ARTICLE X CONTINUING GUARANTY 129119 10.01 Guaranty. 129119 10.02 Rights of Lenders. 129120 10.03 Certain Waivers. 129120 10.04 Obligations Independent. 130120 10.05 Subrogation. 130121 10.06 Termination; Reinstatement. 130121 10.07 Stay of Acceleration. 131121 10.08 Condition of Borrower. 131121 10.09 Appointment of Borrower. 131121 10.10 Right of Contribution. 131122 10.11 Keepwell. 131122 10.12 Additional Guarantor Waivers and Agreements. 132122 ARTICLE XI MISCELLANEOUS 132123 11.01 Amendments, Etc. 132123 11.02 Notices; Effectiveness; Electronic Communications. 135126 11.03 No Waiver; Cumulative Remedies; Enforcement. 137128 11.04 Expenses; Indemnity; Damage Waiver. 137128 11.05 Payments Set Aside. 139130 11.06 Successors and Assigns. 140131 11.07 Treatment of Certain Information; Confidentiality. 145136 11.08 Right of Setoff. 146137 11.09 Interest Rate Limitation. 146137 iii CHAR1\1940028v1CHAR1\1940028v4

11.10 Integration; Effectiveness. 147138 11.11 Survival of Representations and Warranties. 147138 11.12 Severability. 147138 11.13 Replacement of Lenders. 147138 11.14 Governing Law; Jurisdiction; Etc. 148139 11.15 Waiver of Jury Trial. 149140 11.16 Subordination. 149141 11.17 No Advisory or Fiduciary Responsibility. 150141 11.18 Electronic Execution. 150142 11.19 USA PATRIOT Act Notice. 151143 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. 152143 11.21 Waiver of Borrower Rights Under Farm Credit Law 152143 11.22 Acknowledgement Regarding Any Supported QFCs. 152144 11.23 ENTIRE AGREEMENT. 153144 iv CHAR1\1940028v1CHAR1\1940028v4

SCHEDULES Schedule 1.01(a) Administrative Agent’s Office; Certain Addresses for Notices Schedule 1.01(b) Commitments and Applicable Percentages Schedule 5.10 Insurance Schedule 5.19(a) Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments Schedule 5.19(b) Loan Parties Schedule 5.20(b) Intellectual Property Schedule 5.20(c) Deposit Accounts and Securities Accounts Schedule 5.20(d) Real Properties Schedule 6.15 Farm Credit Members Schedule 7.01 Existing Liens Schedule 7.02 Existing Indebtedness Schedule 7.03 Existing Investments Schedule 11.06(e) Voting Participants EXHIBITS Exhibit A Form of Assignment and Assumption Exhibit B Form of Compliance Certificate Exhibit C Form of Joinder Agreement Exhibit D Form of Loan Notice Exhibit E Form of Notice of Loan Prepayment Exhibit F Form of Secured Party Designation Notice Exhibit G Form of Solvency Certificate Exhibit H Form of Swingline Loan Notice Exhibit I Form of Note Exhibit J Forms of U.S. Tax Compliance Certificates Exhibit K Form of Voting Participant Notice v CHAR1\1940028v1CHAR1\1940028v4

CREDIT AGREEMENT This CREDIT AGREEMENT is entered into as of October 11, 2018, among MISSION PRODUCE, INC., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders, and BANK OF AMERICA, N.A., as the Administrative Agent, the Swingline Lender and the L/C Issuer. PRELIMINARY STATEMENTS: WHEREAS, the Loan Parties have requested that the Lenders, the Swingline Lender and the L/C Issuer make loans and other financial accommodations to the Loan Parties and their Subsidiaries as set forth herein; and WHEREAS, the Lenders, the Swingline Lender and the L/C Issuer have agreed to make such loans and other financial accommodations to the Loan Parties and their Subsidiaries, on the terms and subject to the conditions set forth herein. NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. “Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by any Loan Party or any Subsidiary in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, deferred purchase price, Earn Out Obligations and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person. For purposes of determining the aggregate consideration paid for any Permitted Acquisition, the amount of any Earn Out Obligations shall be deemed to be the maximum amount of the earn-out payments in respect thereof as specified in the documents relating to such Permitted Acquisition. “Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and 1 CHAR1\1940028v1CHAR1\1940028v4 disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided, that, Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor. “Adjustment” has the meaning specified in Section 3.07. “Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Aggregate Commitments” means the Commitments of all the Lenders. “Agreement” means this Credit Agreement. “Agritrade” means Peruvian Agritrade S.A.C., a corporation organized and existing under the laws of the Republic of Peru. “Applicable Percentage” means (a) in respect of the Term A-1 Facility, with respect to any Term A-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by (i) on or prior to the Closing Date, such Term A-1 Lender’s Term A-1 Commitment at such time, and (ii) thereafter, the outstanding principal amount of such Term A-1 Lender’s Term A-1 Loan at such time, (b) in respect of the Term A-2 Facility, with respect to any Term A-2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-2 Facility represented by (i) on or prior to the Closing Date, such Term A-2 Lender’s Term A-2 Commitment at such time, and (ii) thereafter, the outstanding principal amount of such Term A-2 Lender’s Term A-2 Loan at such time, (c) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15, and (d) in respect of an Incremental Term Facility, with respect to any Incremental Term Lender under such Incremental Term Facility at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by the outstanding principal amount of such Incremental Term Lender’s Incremental Term Loan issued under such Incremental Term Facility at such time. If the Revolving Commitments of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions 2 CHAR1\1940028v1CHAR1\1940028v4 have been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01(b), in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or in such other documentation pursuant to which such Lender becomes a party thereto, as applicable.

"Applicable Rate" means (a) with respect to the Incremental Term Loans made pursuant under any Incremental Term Facility, the percentage(s) per annum set forth in the Incremental Term Facility Agreement entered into in connection with such Incremental Term Facility, and (b) with respect to the Term A-1 Loans, the Term A-2 Loans, the Revolving Loans, the Swingline Loans, the Letter of Credit Fee and the Commitment Fee, the following percentages per annum, based upon the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

					Term A-1 Loans and Revolving Loans		Term A-2 Loans	
Pricing Tier	Consolidated Total Net Leverage Ratio	Commitment Fee	Letter of Credit Fee	Swingline Loans	~~Eurodollar Rate~~Term SOFR Loans	Base Rate Loans	~~Eurodollar Rate~~Term SOFR Loans	Base Rate Loans
I	> 3.00 to 1.0	0.300%	2.25%	1.25%	2.25%	1.25%	~~2.75~~2.50%	~~1.75~~1.50%
II	≤ 3.00 to 1.0 but > 2.25 to 1.0	0.250%	2.00%	1.00%	2.00%	1.00%	~~2.50~~2.25%	~~1.50~~1.25%
III	≤ 2.25 to 1.0 but > 1.50 to 1.0	0.200%	1.75%	0.75%	1.75%	0.75%	~~2.25~~2.00%	~~1.25~~1.00%
IV	≤ 1.50 to 1.0	0.175%	1.50%	0.50%	1.50%	0.50%	~~2.00~~1.75%	~~1.00~~0.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, that, if a Compliance Certificate is not delivered when due in accordance with Section 6.02(a), then, upon the request of the Required Lenders, Pricing Tier I shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first (1st) Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Total Net Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the ~~Closing Date through~~Third Amendment Effective to the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the fiscal quarter ending ~~January~~October 31, ~~2019~~2022 shall be determined based upon Pricing Tier ~~II~~III. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

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“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time. “Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer, and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, theeach Revolving LendersLender, and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender, and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), theeach Revolving LendersLender. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arato” means Arato Peru S.A., a corporation organized and existing under the laws of the Republic of Peru. “Arato 2015 Audited Financial Statements” means, collectively, (a) the audited balance sheet of Arato for the fiscal year ended December 31, 2015, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (b) the audited balance sheet of Beggie for the fiscal year ended December 31, 2015, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (c) the audited balance sheet of Olmos for the fiscal year ended December 31, 2015, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (d) the audited balance sheet of Olmos II for the fiscal year ended December 31, 2015, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (e) the audited balance sheet of Agritrade for the fiscal year ended December 31, 2015, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, and (f) the audited balance sheet of Avopack for the fiscal year ended December 31, 2015, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto. “Arato 2016 Audited Financial Statements” means, collectively, (a) the audited balance sheet of Arato for the fiscal year ended December 31, 2016, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (b) the audited balance sheet of Beggie for the fiscal year ended December 31, 2016, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (c) the audited balance sheet of Olmos for the fiscal year ended December 31, 2016, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (d) the audited balance sheet of Olmos II for the fiscal year ended December 31, 2016, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (e) the audited balance sheet of Agritrade for the fiscal year ended December 31, 2016, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, and (f) the audited balance sheet of Avopack for the fiscal year ended December 31, 2016, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto. “Arato 2017 Audited Financial Statements” means, collectively, (a) the audited balance sheet of Arato for the fiscal year ended December 31, 2017, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (b) the audited balance sheet of Beggie for the fiscal year ended December 31, 2017, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including 4 CHAR1\1940028v1CHAR1\1940028v4 the notes thereto, (c) the audited balance sheet of Olmos for the fiscal year ended December 31, 2017, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (d) the audited balance sheet of Olmos II for the fiscal year ended December 31, 2017, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (e) the audited balance sheet of Agritrade for the fiscal year ended December 31, 2017, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, and (f) the audited balance sheet of Avopack for the fiscal year ended December 31, 2017, and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto. “Arato Holding” means Grupo Arato Holding S.A.C., a corporation organized and existing under the laws of the Republic of Peru. “Arato Holding Acquisition” means, collectively, (a) the Acquisition by the Borrower, through its Wholly Owned Subsidiary Sam Land I, of the remaining fifty percent (50%) of the Equity Interests of Arato Holding not owned by the Borrower prior to the consummation of such Acquisition, and (b) the Acquisition by the Borrower, indirectly through a merger of Cloudesley into Arato Holding, of Equity Interests constituting an additional thirty percent (30%) ownership of Moruga, in each case pursuant to the Arato Holding Acquisition Agreement. “Arato Holding Acquisition Agreement” means that certain Securities Purchase and Exchange Agreement (including all annexes, schedules and exhibits attached thereto), by and among the Borrower, as buyer, and Cloudesley, Luis Alejandro González Leopardi, a Peruvian citizen domiciled in the Dominican Republic (“Mr. Gonzalez”), Rosario del Pilar Vallejos Hinojosa, a Peruvian citizen domiciled in Republic of Peru (“Mrs. Vallejos”), and Juan Rodolfo Wiesner Rico, a Colombian citizen domiciled in Peru (“Mr. Wiesner”), as the seller parties. “Arato Holding Acquisition Subscription” means the issuance by the Borrower of its Equity Interests to the Arato Holding Existing Owners pursuant to the Arato Holding Acquisition Agreement. “Arato Holding Existing Owners” means, collectively, Mr. Wiesner and Mrs. Vallejos. “Arato Interim Financial Statements” means, collectively, (a) the unaudited financial statements of Arato for the fiscal quarter ended July 31, 2018, including a balance sheet and a statement of income or operations, (b) the unaudited financial statements of Beggie for the fiscal quarter ended July 31, 2018, including a balance sheet and a statement of income or operations, (c) the unaudited financial statements of Olmos for the fiscal quarter ended July 31, 2018, including a balance sheet and a statement of income or operations, (d) the unaudited financial statements of Olmos II for the fiscal quarter ended July 31, 2018, including a balance sheet and a statement of income or operations, (e) the unaudited financial statements of Agritrade for the fiscal quarter ended July 31, 2018, including a balance sheet and a statement of income or operations, and (f) the unaudited financial statements of Avopack for the fiscal quarter ended July 31, 2018, including a balance sheet and a statement of income or operations. “Arranger” means each of (a) BofA Securities, and (b) Farm Credit West, PCA, in each case, in its capacity as a joint lead arranger and a joint bookrunner. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form 5 CHAR1\1940028v1CHAR1\1940028v4

(including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent. “Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, (c) in respect of any Securitization Transaction (including any Qualifying Securitization Facility), the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment, and (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease. “Audited Financial Statements” means, collectively, (a) the Mission Produce Audited Financial Statements, and (b) the Arato 2017 Audited Financial Statements the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended October 31, 2021, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto. “Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iv). “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Facility Maturity Date, (b) the date of termination of the Revolving Facility pursuant to Section 2.06, and (c) the date of termination of the Revolving Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02. “Avopack” means Avocado Packing Company S.A.C., a corporation organized and existing under the laws of the Republic of Peru. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation, or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank of America” means Bank of America, N.A. and its successors. “Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar RateTerm SOFR plus 1.00%; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed 6 CHAR1\1940028v1CHAR1\1940028v4 zero for purposes of this Agreement. The “prime rate” referred to in clause (b) above is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 or Section 3.07, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. “Base Rate Loan” means a Revolving Loan or a Term Loan that bears interest based on the Base Rate. “Beggie” means Beggie Peru S.A., a corporation organized and existing under the laws of the Republic of Peru. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function. “BofA Securities” means BofA Securities, Inc. “Borrower” has the meaning specified in the introductory paragraph hereto. “Borrower Materials” has the meaning specified in Section 6.02. “Borrower Rights” has the meaning specified in Section 11.21. “Borrowing” means a Revolving Borrowing, a Swingline Borrowing or a Term Borrowing, as the context may require. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day. 7 CHAR1\1940028v1CHAR1\1940028v4

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset, excluding normal replacements and maintenance which are properly charged to current operations. “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases. “Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer or the Revolving Lenders, as collateral for L/C Obligations or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the L/C Issuer, and/or (c) if the Administrative Agent and the L/C Issuer shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens): (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided, that, the full faith and credit of the United States is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i)(A) is a Lender, or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition, and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition. “Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services. “Cash Management Bank” means any Person, in its capacity as a party to a Cash Management Agreement, that (a) at the time it enters into a Cash Management Agreement with a Loan Party or a Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party or a Subsidiary, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender 8 CHAR1\1940028v1CHAR1\1940028v4 or such Person’s Affiliate ceased to be a Lender); provided, that, for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980. “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means an event or series of events by which: (a) at any time prior to the consummation of the Initial Public Offering, an event or series of events by which: (i) Stephen J. Barnard shall cease to own and control, of record and beneficially, directly or indirectly, Equity Interests of the Borrower representing at least three percent (3%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower on a fully diluted basis (which for this purpose shall exclude all Equity Interests that have not yet vested); or (ii) the Closing Date Board of Directors shall cease to own and control, of record and beneficially, directly or indirectly, Equity Interests of the Borrower representing at least forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower on a fully diluted basis (which for this purpose shall exclude all Equity Interests that have not yet vested); or (iii) during any period of twenty-four (24) consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals who were members of the Board of Directors of the Borrower on the first day of such period; or (b) at any time upon or after the consummation of the Initial Public Offering, an event or series of events by which: (ia) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in 9 CHAR1\1940028v1CHAR1\1940028v4

Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of twenty-five percent (25)% or more of the equity securities of the Borrower entitled to vote for members of the Board of Directors of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or (iib) during any period of twenty-four (24) consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals (Ai) who were members of that Board of Directors on the first day of such period, (Bii) whose election or nomination to that Board of Directors was nominated, appointed or approved by individuals referred to in clause (b)(i) above constituting at the time of such election or nomination at least a majority of that Board of Directors, or (Ciii) whose election or nomination to that Board of Directors was nominated, appointed or approved by individuals referred to in clauses (Ai) and (Bii) above constituting at the time of such election or nomination at least a majority of that Board of Directors. “Chicago Collective Bargaining Agreement” means that certain Collective Bargaining Agreement between the Borrower and Local 703, affiliated with the International Brotherhood of Teamsters for the period of September 1, 2018 to August 21, 2021 through January 31, 2027. “Closing Date” means October 11, 2018. “CME” means CME Group Benchmark Administration Limited. “Closing Date Board of Directors” means, collectively, (a) Steve Beebe, (b) Stephen Bershad, (c) Stephen J. Barnard, (d) Phil Henry, (e) Mr. Gonzalez, (f) Bruce C. Taylor, and (g) Jay Pack. “Cloudesley” means Cloudesley Corp. Perú S.A.C., a corporation existing under the laws of the Republic of Peru. “Code” means the Internal Revenue Code of 1986. “Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents; provided, that, “Collateral” shall not include any Excluded Property. “Collateral Documents” means, collectively, the Security Agreement, the Mexican Share Pledge Agreement, the Peruvian Share Pledge Agreement, each Mortgage, each Mortgaged Property Support Document, each Joinder Agreement, each Qualifying Control Agreement, each of the mortgages, collateral assignments, landlord waivers, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties. “Commitment” means a Term Commitment or a Revolving Commitment, as the context may require. “Commitment Fee” has the meaning specified in Section 2.09(a). 10 CHAR1\1940028v1CHAR1\1940028v4

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.). “Communication” means this Agreement, any other Loan Document, and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document. “Compliance Certificate” means a certificate substantially in the form of Exhibit B. “Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definition of “Base Rate,” the definition of “SOFR,” the definition of “Term SOFR,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day” and the definition of “U.S. Government Securities Business Day”, the timing of borrowing requests or prepayment, conversion or continuation notices, and the length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP. “Consolidated Capital Expenditures” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, all Capital Expenditures for such period. “Consolidated Cash Taxes” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash for such period. “Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, an amount equal to (a) Consolidated Net Income for such period, plus: (a) Consolidated Net Income for such period; plus (b) (b) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (or, in the case of clause (b)(ix) below, not otherwise included in such Consolidated Net Income): (i) i) Consolidated Interest Charges for such period,; (ii) (ii) the provision for federal, state, local and foreign income taxes paid or payable for such period, (iii) depreciation and amortization expense for such period,; 11 CHAR1\1940028v1CHAR1\1940028v4

(iii) depreciation and amortization expense for such period; (iv) (iv) any non-cash expenses, losses or charges (other than any non-cash expense, loss or charge relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period (including any non-cash stock based compensation expense for such period) which do not represent a cash item in such period or any other period; (v) (provided, that, notwithstanding the foregoing, it is understood and agreed that for any period that includes the fiscal quarter of the Borrower ended April 30, 2020, up to $21,164,336 related to the impairment of equity method investee expense shall be permitted to be added back pursuant to this clause (b)(iv) for such period), (v) fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the negotiation, execution and closing of the Arato Holdingany Acquisition, in an aggregate amount not to exceed $500,000 during the term of this Agreement, permitted pursuant to Section 7.03; (vi) (vi) fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the negotiation, execution and delivery of the Loan Documents and any amendments or modifications thereof, in an aggregate amount not to exceed $500,000 during the term of this Agreement, and (vii) fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the consummation of the Initial Public Offering, in an aggregate amount not to exceed $1,000,000 during the term of this Agreement, minus; (vii) amortization of capitalized “ERP Costs” (as such costs are identified as part of “Adjusted EBITDA” in the management’s discussion and analysis delivered pursuant to Section 6.02(a)(ii)) by the Borrower and its Subsidiaries in such period, to the extent not otherwise included as depreciation and amortization expenses for such period; (viii) unusual and infrequent costs and expenses or non-recurring costs and expenses, in each case incurred by the Borrower and its Subsidiaries in such period; provided, that, the aggregate amount added back pursuant to this clause (b)(viii) in any period shall not exceed an amount equal to ten percent (10%) of Consolidated EBITDA for such period (determined prior to giving effect to the amount added back pursuant to this clause (b)(viii) for such period); and (ix) the amount of cost savings, synergies, and restructuring charges for such period that are related to any Acquisition permitted pursuant to Section 7.03, but only to the extent that such cost savings, synergies, and restructuring charges are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or are expected to be taken within twelve (12) months after the consummation of such Acquisition (with the amount of any such cost savings, synergies and restructuring charges to be added to Consolidated Net Income as so projected until fully realized and calculated on a Pro Forma Basis as though such projected cost savings, synergies and restructuring charges had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, that, the aggregate amount added back pursuant to this clause (b)(ix) for any period shall not exceed an amount equal to twenty percent (20%) 12 CHAR1\1940028v1CHAR1\1940028v4 of Consolidated EBITDA for such period (determined prior to giving effect to the amount added back pursuant to this clause (b)(ix) for such period); minus (c) any non-cash income or gains for such period, to the extent included in calculating such Consolidated Net Income. “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated EBITDA for the Measurement Period most recently completed on or prior to such date, minus (ii) Consolidated Maintenance Capital Expenditures for such period, to (b) the sum of (i) Consolidated Interest Charges (provided, that, for purposes of this clause (b)((i), Consolidated Interest Charges shall not include prepayment penalties in an aggregate amount not to exceed $1,000,000 paid substantially concurrently with the Closing Date in connection with the repayment of the Existing Foreign Indebtedness) to the extent paid in cash for the Measurement Period most recently completed on or prior to such date, plus (ii) Consolidated Scheduled Funded Debt Payments for such period, plus (iii) Consolidated Cash Taxes for such period, plus (iv) the aggregate amount of all Designated Restricted Payments made in such period; provided, that, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio: (A) Consolidated Interest Charges shall be calculated as if the Term Loans had been made on August 1, 2018 (utilizing for any day prior to the Closing Date the interest rate which is in effect on the last day of the fiscal quarter of the Borrower ending October 31, 2018); (B)(1) Consolidated Scheduled Funded Debt Payments shall be calculated as if a quarterly amortization payment on the Term A-1 Facility in the principal amount of $625,000 was due on October 31, 2018, and (2) Consolidated Scheduled Funded Debt Payments shall be calculated as if a quarterly amortization payment on the Term A-2 Facility in the principal amount of $187,500 was due on October 31, 2018; (C)(1) Consolidated Interest Charges with respect to the Obligations for the period ended October 31, 2018 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of one fiscal quarter then ended (subject to adjustment as provided in clauses (A) and (B) above) multiplied by four (4), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended October 31, 2018 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of one fiscal quarter then ended (subject to adjustment as provided in clause (B) above) multiplied by four (4); (D)(1) Consolidated Interest Charges with respect to the Obligations for the period ended January 31, 2019 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of two fiscal quarters then ended (subject to adjustment as provided in clauses (A) and (B) above) multiplied by two (2), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended January 31, 2019 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of two fiscal quarters then ended (subject to adjustment as provided in clause (B) above) multiplied by two (2); (E)(1) Consolidated Interest Charges with respect to the Obligations for the period ended April 30, 2019 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of three fiscal quarters then ended (subject to adjustment as provided in clauses (A) and (B) above) multiplied by four-thirds (4/3), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended April 30, 2019 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of three fiscal quarters then ended (subject to adjustment as provided in clause (B) above) multiplied by four-thirds (4/3); and (F)(1) Consolidated Interest Charges with respect to the Obligations for the period ended July 31, 2019 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of four fiscal quarters then ended (subject to adjustment as provided in clauses (A) and (B) above), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended July 31, 2019 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of four fiscal quarters then ended (subject to adjustment as provided in clause (B) above).. 13 CHAR1\1940028v1CHAR1\1940028v4

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis. “Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case with respect to such period to the extent treated as interest in accordance with GAAP, plus (b) all interest paid or payable with respect to discontinued operations for such period, plus (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP for such period. “Consolidated Maintenance Capital Expenditures” means, for any period, an amount equal to fifty percent (50%) of depreciation expense of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP for such period. “Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP; provided, that, Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Borrower’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income, and (cb) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (ba) of this proviso), (c) any foreign currency translation gains or losses (including losses related to currency remeasurements of Indebtedness) during such period, and (d) any non-cash gain or loss for such period attributable to the mark to market movement in the valuation of Swap Contracts or other derivative instruments (to the extent the cash impact resulting from such gain or loss has not been realized) pursuant to Financial Accounting Standards Board Accounting Standards Codification 815 – “Derivatives and Hedging”. For the avoidance, Consolidated Net Income shall not include the amount of any Subsidiary income attributable to minority Equity Interests of third parties in any Non-Wholly Owned Subsidiary. “Consolidated Scheduled Funded Debt Payments” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness. For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include scheduled payments on any Attributable Indebtedness, and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.05. “Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date, to (b) Consolidated EBITDA for the Measurement Period most recently completed on or prior to such date. “Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date, minus (ii) Designated Cash as of 14 CHAR1\1940028v1CHAR1\1940028v4

such date in excess of $5,000,000, to (b) Consolidated EBITDA for the Measurement Period most recently completed on or prior to such date. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent. “Corporate Office Site” means that certain real property owned by Solar MPC, LLC, a California limited liability company, and located at 1800 Solar Drive, Lot 5, Tract 4359, Oxnard, California 93030. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning specified in Section 11.22. “Credit Extension” means each of the following: (a) a Borrowing, and (b) an L/C Credit Extension. “Daily Simple SOFR” means, with respect to any applicable determination date, the rate per annum equal to SOFR determined for such date pursuant to the definition thereof. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Debt Issuance” means the issuance by the Borrower or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.02. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law. 15 CHAR1\1940028v1CHAR1\1940028v4

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) other than via an Undisclosed Administration, had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination. “Designated Cash” means, as of any date of determination, unrestricted cash and Cash Equivalents of the Loan Parties as of such date of determination, but only to the extent that such cash and Cash Equivalents is held by such Loan Parties in a deposit account or a securities account located in the United States. It is understood and agreed that for purposes of any calculation of the Consolidated Total Net Leverage Ratio in connection with determining the permissibility of any incurrence of Indebtedness, the identifiable proceeds of such Indebtedness shall not qualify as “Designated Cash” for the purposes of such calculation. “Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction. 16 CHAR1\1940028v1CHAR1\1940028v4

“Designated Restricted Payment” means any Restricted Payment made by the Borrower or any of its Subsidiaries in reliance on Section 7.06(a) (to the extent made to any Person other than the Borrower or any Subsidiary) or Section 7.06(c). “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property (including the Equity Interests in any Subsidiary) owned by any Loan Party or any Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding: (a) any Involuntary Disposition; (b) any sale, transfer, license, lease or other disposition of inventory in the ordinary course of business; (c) the sale, transfer, license, lease or other disposition in the ordinary course of business of used, surplus, obsolete or worn out property no longer used or useful in the conduct of business of the Borrower and its Subsidiaries; (d) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof; (e) leases or subleases of real property entered into in the ordinary course of business to the extent not materially interfering with the business of the Borrower and its Subsidiaries; (f) the sale, transfer, license, lease or other disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such sale, transfer, license, lease or other disposition of property are promptly applied to the purchase price of such replacement property; (g) any sale, transfer, license, lease or other disposition of property (i) to a Loan Party, or (ii) from a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party; and (h) any sale, transfer, license, lease or other disposition of any H-2A Property. “Dollar” and “$” mean lawful money of the United States. “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States. “Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition. For purposes of determining the amount of any Earn Out Obligations to be included in the definition of Consolidated Funded Indebtedness, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. 17 CHAR1\1940028v1CHAR1\1940028v4

“Electronic Copy” has the meaning specified in Section 11.18. “Electronic Record” has the meaning assigned to that term in 15 USC § 7006. “Electronic Signature” has the meaning assigned to that term in 15 USC § 7006. “Eligible Assets” means property (other than current assets) that is used or useful in the same or a related line of business as the Borrower and its Subsidiaries were engaged in on the ClosingThird Amendment Effective Date (or any business reasonably related, incidental or ancillary thereto or reasonable extensions thereof). “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law. “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a 18 CHAR1\1940028v1CHAR1\1940028v4

Multiemployer Plan or notification that a Multiemployer Plan is insolvent, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate, or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Eurodollar Rate” means: (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day; provided, that: if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. “Eurodollar Rate Loan” means a Revolving Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.” “Event of Default” has the meaning specified in Section 8.01. “Excluded Account” means, as of any date of determination, (a) any zero balance account, (b) any withholding tax, trust, escrow, payroll and other fiduciary account, (c) the Specified Deferred Compensation Account (provided, that, the Specified Deferred Compensation Account shall only constitute an Excluded Account to the extent that the aggregate market value of securities held in such account is less than or equal to $5,000,000), and (d) any account not located in the United States, and (e) any petty cash account (provided, that, the aggregate amount on deposit in all petty cash accounts excluded pursuant to this clause (de) shall not exceed $500,000 at any time). “Excluded Property” means, with respect to any Loan Party: (a)(i) any owned real property (other than the Corporate Office Site) of such Loan Party with a fair market value of less than 19 CHAR1\1940028v1CHAR1\1940028v4

$3,000,000, (ii) any owned real property of such Loan Party which is located outside of the United States, and (iii) any leased real property of such Loan Party; (b) unless requested by the Administrative Agent, any personal property (including motor vehicles) of such Loan Party in respect of which perfection of a Lien is not either (i) governed by the UCC, or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office; (c) the Equity Interests of any Foreign Subsidiary owned by such Loan Party to the extent not required to be pledged to secure the Secured Obligations pursuant to Section 6.13(a); (d) any property of such Loan Party which, subject to the terms of Section 7.02(c), is subject to a Lien of the type described in Section 7.01(j) pursuant to documents that prohibit such Loan Party from granting any other Liens in such property; (e) any general intangible, permit, lease, license, contract or other instrument of such Loan Party to the extent the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that, (i) any such limitation described in the foregoing clause (e) on the security interests granted pursuant to the Collateral Documents shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the UCC or other applicable Law (including Debtor Relief Laws) or principles of equity, and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted under the Collateral Documents and shall be included as Collateral; (f) any “intent-to-use” application for registration of a Trademark (as defined in the Security Agreement) of such Loan Party filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; and (g) assets of such Loan Party as to which the Administrative Agent and the Borrower agree in writing that the cost or other consequences of obtaining a security interest therein or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition. “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on 20 CHAR1\1940028v1CHAR1\1940028v4 or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA. “Existing Foreign Indebtedness” means, collectively, (a) Indebtedness of Olmos owing to Bancolombia (Panamá), S.A., (b) Indebtedness of Olmos II owing to Bancolombia (Panamá), S.A., (c) Indebtedness of Arato owing to Banco Internacional del Perú S.A.A., (d) Indebtedness of Beggie owing to Banco Internacional del Perú S.A.A., (e) Indebtedness of Avopack owing to Banco Internacional del Perú S.A.A., (f) Indebtedness of Arato owing to Santander S.A., (g) Indebtedness of Beggie owing to Santander S.A., (h) Indebtedness of Avopack owing to Santander S.A., and (i) Indebtedness of Mission Mexico owing to BBVA Bancomer S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer. “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds of Involuntary Dispositions), indemnity payments and any purchase price adjustments; provided, that, an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto. “Facility” means a Term Facility or the Revolving Facility, as the context may require. “Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made). “Farm Credit Act” means the Farm Credit Act of 1971. “Farm Credit Equities” has the meaning specified in Section 6.15(a). “Farm Credit Equity Documents” has the meaning specified in Section 6.15(a). “Farm Credit Law” has the meaning specified in Section 11.21. 21 CHAR1\1940028v1CHAR1\1940028v4

“Farm Credit Member” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act and under the regulation of the Farm Credit Administration. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the Closing Date (or any amended or successor version described above), and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing. “Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Fee Letter” means the fee letter agreement, dated August 17, 2018September 29, 2022, among the Borrower, Bank of America and MLPFSBofA Securities. “Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Flood Hazard Property” means any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards. “Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all 22 CHAR1\1940028v1CHAR1\1940028v4 obligations of such Person, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness of such Person; (c) the principal portion of all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (d) all obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (e) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than sixty (60) days after the date on which such trade account payable was created), including any Earn Out Obligations; (f) all Attributable Indebtedness of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Funded Indebtedness of other Persons secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (i) all Guarantees provided by such Person with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and (j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that such Funded Indebtedness is expressly made non- recourse to such Person. For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder. “Funding Indemnity Letter” means a funding indemnity letter, in form and substance satisfactory to the Administrative Agent. “GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), including the FASB ASC, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank). “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or 23 CHAR1\1940028v1CHAR1\1940028v4 liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “Guaranteed Obligations” has the meaning specified in Section 10.01. “Guarantors” means, collectively, (a) each Person identified as a “Guarantor” on the signature pages heretoto the Third Amendment, (b) the Domestic Subsidiaries of the Borrower as are or may from time to time become Guarantors pursuant to Section 6.12, (c) with respect to (i) Additional Secured Obligations owing by any Loan Party or any Subsidiary, and (ii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower, and (d) the successors and permitted assigns of the foregoing. “Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.12. “H-2A Property” means each owned real property of a Loan Party identified on Schedule 5.20(d) as an “H-2A Property.” “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law. “Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under Article VI or VII with a Loan Party or a Subsidiary, is a Lender or a Voting Participant, or an Affiliate of a Lender or a Voting Participant, or (b) at the time it (or its Affiliate) becomes a Lender or a Voting Participant, is a party to a Swap Contract not prohibited under Article VI or VII with a Loan Party or a Subsidiary, in each case, in its capacity as a party to such Swap Contract; provided, that, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender or a Voting Participant (or an Affiliate of a Lender or a Voting Participant), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement; provided, further, that, for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination. “HMT” has the meaning specified in the definition of “Sanction(s)”. 24 CHAR1\1940028v1CHAR1\1940028v4

“Honor Date” has the meaning specified in Section 2.03(c). “IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein. “Incremental Facility” and “Incremental Facilities” each has the meaning specified in Section 2.02(g). “Incremental Farm Credit Term Facility” has the meaning specified in Section 2.02(g)(ii)(I). “Incremental Term Borrowing” means, with respect to any Incremental Term Facility, a borrowing under such Incremental Term Facility consisting of simultaneous Incremental Term Loans of the same Type and, in the case of Eurodollar RateTerm SOFR Loans, having the same Interest Period made by Incremental Term Lenders under such Incremental Term Facility pursuant to Section 2.01(d). “Incremental Term Commitment” means, with respect to any Incremental Term Facility, as to each Incremental Term Lender under such Incremental Term Facility, its obligation to make an Incremental Term Loan under such Incremental Term Facility. “Incremental Term Facility” has the meaning specified in Section 2.02(g). “Incremental Term Facility Agreement” has the meaning specified in Section 2.02(g)(ii)(D). “Incremental Term Facility Maturity Date” means, with respect to any Incremental Term Facility, the maturity date of such Incremental Term Facility set forth in the Incremental Term Facility Agreement executed and delivered pursuant to Section 2.02(g)(ii) in connection with such Incremental Term Facility. “Incremental Term Lender” means, with respect to any Incremental Term Facility, (a) at any time on or prior to the funding of loans under such Incremental Term Facility, any Person that has an Incremental Term Commitment under such Incremental Term Facility at such time, and (b) at any time after the funding of loans under such Incremental Term Facility, any Person that holds an Incremental Term Loan under such Incremental Term Facility at such time. “Incremental Term Loan” means, with respect to any Incremental Term Facility, an advance made by any Incremental Term Lender under such Incremental Term Facility. “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all Funded Indebtedness of such Person; (b) the Swap Termination Value of any Swap Contract entered into by Person; (c) all Guarantees provided by such Person with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and (d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes. 25 CHAR1\1940028v1CHAR1\1940028v4

“Indemnitee” has the meaning specified in Section 11.04(b). “Information” has the meaning specified in Section 11.07. “Initial Public Offering” the issuance by the Borrower of its common Equity Interests in an underwritten primary public offering pursuant to that certain Registration Statement on Form S-1 (Registration No. 333-248596), initially publicly filed with the SEC on September 4, 2020 (as such Registration Statement on Form S-1 may be amended from time to time) in accordance with the requirements of the Securities Act (whether alone or in connection with a secondary public offering). “Intellectual Property” means all intellectual property rights, whether registered or unregistered, including all registered trademarks and service marks, trademark applications, trade names, copyright registrations, copyright applications, patents, patent applications, and intellectual property licenses. “Intercompany Debt” has the meaning specified in Section 7.02(d). “Interest Payment Date” means, (a) as to any Eurodollar RateTerm SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that, that if any Interest Period for a Eurodollar RateTerm SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or any Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made. “Interest Period” means, as to each Eurodollar RateTerm SOFR Loan, the period commencing on the date such Eurodollar RateTerm SOFR Loan is disbursed or converted to or continued as a Eurodollar RateTerm SOFR Loan and ending on the date one (1), or three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided, that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made. “Interim Financial Statements” means, collectively, (a) the Mission Produce Interim Financial Statements, and (b) the Arato Interim Financial Statements. the unaudited Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended July 31, 2022, including balance sheets and consolidated statements of income or operations. “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. 26 CHAR1\1940028v1CHAR1\1940028v4

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary. “IRS” means the United States Internal Revenue Service. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance). “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit. “Joinder Agreement” means a joinder agreement substantially in the form of Exhibit C executed and delivered in accordance with the provisions of Section 6.12. “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, binding guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including any binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage. “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing. “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof. “L/C Issuer” means Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. “L/C Obligations” means, as at any date of determination, (a) the aggregate amount available to be drawn under all outstanding Letters of Credit as of such date, plus (b) the aggregate of all Unreimbursed Amounts (including all L/C Borrowings) as of such date. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “Lender” means each of the Persons identified as a “Lender” on the signature pages heretoto the Third Amendment, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender. 27 CHAR1\1940028v1CHAR1\1940028v4

“Lender Party” means each of the Lenders, the Voting Participants, the Swingline Lender, and the L/C Issuer. “Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. “Letter of Credit” means any standby letter of credit issued hereunder. “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer. “Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Revolving Facility Maturity Date (or, if such day is not a Business Day, the next preceding Business Day). “Letter of Credit Fee” has the meaning specified in Section 2.03(h). “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,00015,000,000, and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility. “LIBOR” has the meaning specified in the definition of “Eurodollar Rate.” “LIBOR Rate” has the meaning specified in the definition of “Eurodollar Rate.” “LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time). “LIBOR Successor Rate” has the meaning specified in Section 3.07. “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement). “Lien” means any mortgage, pledge, hypothecation, assignment, fideicomiso, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing). 28 CHAR1\1940028v1CHAR1\1940028v4

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Loan or a Swingline Loan. “Loan Documents” means, collectively, this Agreement, each Note, the Guaranty, each Collateral Document, the Fee Letter, each Issuer Document, each PACA Waiver, each other agreement, instrument or document designated by its terms as a “Loan Document,” and each agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement). “Loan Notice” means a notice of (a) a Revolving Borrowing or a Term Borrowing, (b) a conversion of Loans from one Type to the other pursuant to Section 2.02(a), or (c) a continuation of Eurodollar RateTerm SOFR Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Loan Parties” means, collectively, the Borrower and each Guarantor. “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market. “Master Agreement” has the meaning specified in the definition of “Swap Contract.” “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. “Maturity Date” the Term A-1 Facility Maturity Date, the Term A-2 Facility Maturity Date, the Revolving Facility Maturity Date, or the applicable Incremental Term Facility Maturity Date, as the context may require. “Maximum Rate” has the meaning specified in Section 11.09. “Measurement Period” means, at any date of determination, the four (4) fiscal quarters of the Borrower most recently completed on or prior to such date of determination. “Mexican Share Pledge Agreement” means that certain stock pledge agreement governed by the laws of Mexico, dated as of the Closing Date, among the Borrower, as pledgor, the Administrative Agent, as pledgee, and Mission Mexico, relating to the pledge by the Borrower of sixty-five percent (65%) of the Equity Interests of Mission Mexico owned by the Borrower to secure the Secured Obligations. “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to one hundred five percent (105%) of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount 29 CHAR1\1940028v1CHAR1\1940028v4 equal to one hundred five percent (105%) of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion. “Mission Mexico” means Mission de Mexico, S.A. de C.V., a corporation organized under the laws of Mexico. “Mission Produce Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended October 31, 2017, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto. “Mission Produce Interim Financial Statements” means the unaudited Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended July 31, 2018, including balance sheets and consolidated statements of income or operations. “MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee mortgages, deeds of trust and deeds executed by a Loan Party that purport to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance satisfactory to the Administrative Agent. “Mortgaged Property” means (a) any owned real property of a Loan Party located in the United States and identified on Schedule 5.20(d) as a “Mortgaged Property,” and (b) any other owned real property of a Loan Party located in the United States that is encumbered by a Mortgage in accordance with the terms of this Agreement. “Mortgaged Property Support Documents” means with respect to any Mortgaged Property: (a) if requested by the Administrative Agent in its sole discretion, maps or plats of an as-built survey of the sites of such Mortgaged Property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (b) of this definition in a manner satisfactory to each of the Administrative Agent and such title insurance company, dated a date satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the National Society of Professional Surveyors in 2016 with items 2, 3, 4, 6(a), 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 13, 14, 16, 17, and 19 on Table A thereof completed; (b) ALTA mortgagee title insurance policies issued by a title insurance company acceptable to the Administrative Agent with respect to such Mortgaged Property, assuring the Administrative Agent that the Mortgage covering such Mortgaged Property creates a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent; (c) evidence as to (i) whether such Mortgaged Property is a Flood Hazard Property, and (ii) if such Mortgaged Property is a Flood Hazard Property, (A) whether the community in which such Mortgaged Property is located is participating in the National Flood 30 CHAR1\1940028v1CHAR1\1940028v4

Insurance Program, (B) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (1) as to the fact that such Mortgaged Property is a Flood Hazard Property, and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (C) copies of insurance policies or certificates of insurance of the Loan Parties and each Subsidiary evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Secured Parties; and (d) if requested by the Administrative Agent in its sole discretion, an opinion of legal counsel to the Loan Party granting the Mortgage on such Mortgaged Property, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent. “Moruga” means Moruga Inc., a Panamanian corporation. “Mr. Gonzalez” has the meaning specified in the definition of “Arato Holding Acquisition Agreement.” “Mrs. Vallejos” has the meaning specified in the definition of “Arato Holding Acquisition Agreement.” “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions. “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof, and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance or Involuntary Disposition. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders, or all Lenders or all affected Lenders in a Facility, in accordance with the terms of Section 11.01, and (b) has been approved by the Required Lenders (or, in the case of any consent, waiver or amendment that requires approval of all Lender or all affected Lenders in a Facility, the Required Revolving Lenders, the Required Term A-1 Lenders or the Required Term A-2 Lenders, as applicable). “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iv). 31 CHAR1\1940028v1CHAR1\1940028v4

“Non-Wholly Owned Subsidiary” means any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary of the Borrower. “Note” has the meaning specified in Section 2.11(a). “Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “NPL” means the National Priorities List under CERCLA. “Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided, that, Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Olmos” means Inversiones Agricolas Olmos S.A.C., a corporation organized and existing under the laws of the Republic of Peru. “Olmos II” means Inversiones Agricolas Olmos II S.A.C., a corporation organized and existing under the laws of the Republic of Peru. “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (e) with respect to all entities, any agreement among the holders of the Equity Interests of such entity concerning the organization, operation, governance or management of such entity or the rights and obligations of such holders. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in 32 CHAR1\1940028v1CHAR1\1940028v4 any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06). “Outstanding Amount” means (a) with respect to Term Loans, Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts. “PACA” means the Perishable Agricultural Commodities Act (7 U.S.C. § 499e). “PACA License” means a license issued by the United States Department of Agriculture under PACA. “PACA Payable” means an account payable owed to a seller or supplier of produce or other perishable agricultural commodities capable of being subject to PACA and who is entitled to enforce the statutory trust established under the terms of PACA with respect to such account payable. “PACA Waiver” means each waiver, in form and substance satisfactory to the Administrative Agent, executed and delivered by a Subsidiary that sells or supplies produce or other perishable agricultural commodities capable of being subject to PACA to a Loan Party, pursuant to which such Subsidiary waives any claim such Subsidiary may have to assert a Lien on or trust over any of the Collateral or any other property of such Loan Party, including any claim such Subsidiary may have under PACA. “Participant” has the meaning specified in Section 11.06(d). “Participant Register” has the meaning specified in Section 11.06(d). “PATRIOT Act” has the meaning specified in Section 11.19. “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but excluding any Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. “Permitted Acquisition” means an Acquisition by any Loan Party; provided, that, (a) no Default shall have occurred and be continuing or would result from such Acquisition; (b) the property 33 CHAR1\1940028v1CHAR1\1940028v4 acquired (or the property of the Person acquired) shall constitute Eligible Assets; (c) the Person acquired in connection with such Acquisition will become a Loan Party and/or the assets acquired shall be subject to Liens in favor of the Administrative Agent, in each case in accordance with, and to the extent required by, Section 6.12 and Section 6.13; (d) such Acquisition shall not be a “hostile” acquisition and shall have been approved by the Board of Directors and/or the shareholders (or equivalent) of the applicable Loan Party and the Person acquired in connection with such Acquisition; (e) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Acquisition, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable; and (f) the aggregate Acquisition Consideration for all such Acquisitions shall not exceed (i) $30,000,000 in any fiscal year of the Borrower, or (ii) $50,000,000 during the term of this Agreement. “Permitted Liens” has the meaning specified in Section 7.01. “Permitted Transfer” means any Disposition by the Borrower or any Subsidiary; provided, that, (a) the consideration paid in cash or Cash Equivalents in connection with such Disposition shall constitute not less than seventy five percent (75%) of the aggregate consideration to be received in connection therewith, and the total consideration paid in connection therewith shall be paid contemporaneous with consummation of such Disposition and shall be in an amount not less than the fair market value of the assets disposed of; (b) if such Disposition is a Sale and Leaseback Transaction, such Disposition shall be permitted pursuant to Section 7.14; (c) such Disposition does not involve the sale or other disposition of a minority Equity Interest in any Loan Party or any Subsidiary; (d) no Default has occurred and is continuing both immediately prior to and after giving effect to such Disposition; (e) such Disposition does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted hereunder; (f) the Net Cash Proceeds of such Disposition are applied to prepay the Loans pursuant to Section 2.05(b)(i); and (g) the aggregate net book value of all of the assets so sold or otherwise disposed of shall not exceed $5,000,000 during the term of this Agreement. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Peruvian Share Pledge Agreement” means that certain pledge agreement over shares governed by the laws of Peru, dated as of the Closing Date, among Sam Land I, as pledgor, the Administrative Agent, as pledgee, and Arato Holding, relating to the pledge by Sam Land I of sixty-five percent (65%) of the Equity Interests of Arato Holding owned by Sam Land I to secure the Secured Obligations. “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees. “Platform” has the meaning specified in Section 6.02. “Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable Measurement Period for the applicable covenant or requirement: (a)(i) with respect to any Disposition, Involuntary Disposition or sale, transfer or other disposition that results in a Person ceasing 34 CHAR1\1940028v1CHAR1\1940028v4 to be a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded, and (ii) with respect to any Acquisition or other Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent, (b) any retirement of Indebtedness, and (c) any incurrence or assumption of Indebtedness by the Borrower or any of its Subsidiaries (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Borrower, and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of Consolidated EBITDA. “Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable, after giving Pro Forma Effect to the applicable Specified Transaction. “Pro Forma Financial Statements” has the meaning specified in Section 4.01(d)(vi). “Producer’s Lien Statute” means the Producers Lien Statute (Cal. Food & Agric. Code Section 55631). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” has the meaning specified in Section 6.02. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D). “QFC Credit Support” has the meaning specified in Section 11.22. “Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein. “Qualifying Securitization Facility” means any Securitization Facility that meets the following conditions: (a) such Securitization Facility is non-recourse to the Borrower and its Subsidiaries (other than the applicable Securitization Subsidiaries), other than any recourse solely attributable to a breach 35 CHAR1\1940028v1CHAR1\1940028v4 by the Borrower or applicable Subsidiary (other than the applicable Securitization Subsidiaries) of representations, warranties, covenants or otherwise in any case that are customarily made or undertaken by, or subject to, as the case may be, a seller in connection with a “true sale” of accounts receivable on a non-recourse basis, in each case, as determined by the Borrower in good faith; (b) such Securitization Facility is consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” of receivables on market terms for similar transactions, in each case, as determined by the Borrower in good faith; and (c) such Securitization Facility does not require the Borrower or any Subsidiary to maintain or preserve any relevant Securitization Subsidiary’s financial condition or cause such Securitization Subsidiary to achieve certain levels of operating results. “Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder. “Register” has the meaning specified in Section 11.06(c). “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Relevant Governing Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement. “Removal Effective Date” has the meaning specified in Section 9.06. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived. “Request for Credit Extension” means (a) with respect to a Term Borrowing, a Revolving Borrowing, a conversion or continuation of Term Loans, or a conversion or continuation of Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Borrowing, a Swingline Loan Notice. “Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or the L/C Issuer, as the case may be, in making such determination. With respect to any matter requiring the approval of the Required Lenders, it is understood and agreed that Voting Participants shall have the voting rights specified in Section 11.06(e) as to such matter. “Required October 2018 Financial Statements” means (a) the unaudited Consolidated financial statements of the Borrower and its Subsidiaries (excluding Arato Holding, Arato, Beggie, Olmos, Olmos II, Agritrade and Avopack) for the fiscal quarter ended October 31, 2018, including balance sheets and consolidated statements of income or operations, (b) the unaudited financial statements of Arato for the fiscal quarter ended October 31, 2018, including a balance sheet and a statement of income or operations, (c) the unaudited financial statements of Beggie for the fiscal quarter ended October 31, 2018, including a balance sheet and a statement of income or operations, (d) the unaudited 36 CHAR1\1940028v1CHAR1\1940028v4 financial statements of Olmos for the fiscal quarter ended October 31, 2018, including a balance sheet and a statement of income or operations, (e) the unaudited financial statements of Olmos II for the fiscal quarter ended October 31, 2018, including a balance sheet and a statement of income or operations, (f) the unaudited financial statements of Agritrade for the fiscal quarter ended October 31, 2018, including a balance sheet and a statement of income or operations, and (g) the unaudited financial statements of Avopack for the fiscal quarter ended October 31, 2018, including a balance sheet and a statement of income or operations. “Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than fifty percent (50%) of the Total Revolving Credit Exposures of all Revolving Lenders. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Revolving Lender that is the Swingline Lender or the L/C Issuer, as the case may be, in making such determination. “Required Term A-1 Lenders” means, at any time, Term A-1 Lenders having Total Term A-1 Credit Exposures representing more than fifty percent (50%) of the Total Term A-1 Credit Exposures of all Term A-1 Lenders. The Total Term A-1 Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Term A-1 Lenders at any time. “Required Term A-2 Lenders” means, at any time, Term A-2 Lenders having Total Term A-2 Credit Exposures representing more than fifty percent (50%) of the Total Term A-2 Credit Exposures of all Term A-2 Lenders. The Total Term A-2 Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Term A-2 Lenders at any time. With respect to any matter requiring the approval of the Required Term A-2 Lenders, it is understood and agreed that Voting Participants shall have the voting rights specified in Section 11.06(e) as to such matter. “Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii). “Resignation Effective Date” has the meaning specified in Section 9.06. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means (a) the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party (or, with respect to any Loan Party that is a limited liability company, to the extent such Loan Party does not have any such named officer, the general manager of such Loan Party), (b) solely for purposes of the delivery of incumbency certificates pursuant to this Agreement, the secretary or any assistant secretary of a Loan Party (or, with respect to any Loan Party that is a limited liability company, to the extent such Loan Party does not a secretary or an assistant secretary, the general manager of such Loan Party), and (c) solely for purposes of notices given pursuant to Article II, (i) any other officer or employee of the applicable Loan Party so designated by any of the officers set forth in clauses (a) or (b) in a notice to the Administrative Agent, or (ii) any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will 37 CHAR1\1940028v1CHAR1\1940028v4 provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent. “Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any Subsidiary, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any Subsidiary, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of the Borrower or any Subsidiary, now or hereafter outstanding. “Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar RateTerm SOFR Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(c). “Revolving Commitment” means, as to each Revolving Lender, such Revolving Lender’s obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption or other documentation pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitments of all of the Revolving Lenders on the ClosingThird Amendment Effective Date shall be $100,000,000150,000,000. “Revolving Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of such Revolving Lender’s (a) outstanding Revolving Loans at such time, plus (b) participation in L/C Obligations at such time, plus (c) participation in Swingline Loans at such time. “Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time. “Revolving Facility Maturity Date” means October 1121, 20232027; provided, that, if such date is not a Business Day, the Revolving Facility Maturity Date shall be the next preceding Business Day. “Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time, or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time. “Revolving Loan” has the meaning specified in Section 2.01(c). “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto. “Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred. 38 CHAR1\1940028v1CHAR1\1940028v4

“Sam Land I” means SAM LAND I, LLC, a California limited liability company. “Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’sHM Treasury (“HMT”) or other relevant sanctions authority. “Scheduled Unavailability Date” has the meaning specified in Section 3.073.03(b). “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Secured Cash Management Agreement” means any Cash Management Agreement between the any Loan Party or any Subsidiary and any Cash Management Bank. “Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract not prohibited under Article VI or VII between any Loan Party or any Subsidiary and any Hedge Bank. “Secured Obligations” means all Obligations and all Additional Secured Obligations. “Secured Parties” means, collectively, the Administrative Agent, each Lender, the L/C Issuer, each Hedge Bank, each Cash Management Bank, each Indemnitee, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05. “Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit F. “Securities Act” means the Securities Act of 1933. “Securitization Assets” means, collectively, (a) accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance), (b) any interest in such accounts receivable and all collateral securing such accounts receivable, (c) all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such accounts receivable, (d) any guarantees, indemnities, warranties or other obligations in respect of such accounts receivable, (e) any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with Securitization Facilities, and (f) proceeds of any of the foregoing. “Securitization Facility” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any such Subsidiaries may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (a) a Securitization Subsidiary (who in turn sells or finances such Securitization Assets to a third party that is not an Affiliate of the Borrower) and/or (b) a third party that is not an Affiliate of the Borrower (in the case of transfer by a Securitization Subsidiary), any Securitization Assets. “Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualifying Securitization Facilities and other activities reasonably related thereto. 39 CHAR1\1940028v1CHAR1\1940028v4

“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties. “Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person. “SOFR” means, with respect to any day means the secured overnight financing rate published for such day byapplicable determination date, the Secured Overnight Financing Rate published on the second U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto. “SOFR Adjustment” means: (a) with respect to Daily Simple SOFR, 0.10% (10 basis points); and (b) with respect to Term SOFR, 0.10% (10 basis points) for an Interest Period of one-month’s duration and 0.10% (10 basis points) for an Interest Period of three-month’s duration. York, as the administrator of the benchmark (or a successor administrator) on“SOFR Administrator” means the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body.York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent. “SOFR-Based Rate” means SOFR or Term SOFR. “Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit G. “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Deferred Compensation Account” means that certain securities account with account number 45060 maintained by the Borrower with Fidelity Investments for investment of compensation deferred under Section 409A of the Code. 40 CHAR1\1940028v1CHAR1\1940028v4

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11). “Specified Transaction” means (a) any Acquisition, any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, any Involuntary Disposition, or any Investment that results in a Person becoming a Subsidiary, (b) any incurrence or repayment of Indebtedness, or (c) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant, calculation as to Pro Forma Effect with respect to a test or covenant, or requires such test or covenant to be calculated on a Pro Forma Basis. “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided, that, Moruga shall not constitute a “Subsidiary” for purposes of this Agreement. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. “Successor Rate” has the meaning specified in Section 3.03(b). “Supported QFC” has the meaning specified in Section 11.22. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms, and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender). “Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04. 41 CHAR1\1940028v1CHAR1\1940028v4

“Swingline Lender” means Bank of America, in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder. “Swingline Loan” has the meaning specified in Section 2.04(a). “Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit H or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Swingline Sublimit” means an amount equal to the lesser of (a) $20,000,000, and (b) the Revolving Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility. “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Eurodollar RateTerm SOFR Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(a). “Term A-1 Commitment” means, as to each Term A-1 Lender, its obligation to make a Term A-1 Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A-1 Lender’s name on Schedule 1.01(b) under the caption “Term A-1 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Term A-1 Commitments of all of the Term A-1 Lenders on the Closing Date shall be $100,000,000. “Term A-1 Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A-1 Commitments at such time, and (b) thereafter, the aggregate principal amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time. The Outstanding Amount of Term A-1 Loans on the Third Amendment Effective Date shall be $50,000,000. “Term A-1 Facility Maturity Date” means October 1121, 20232027; provided, that, if such date is not a Business Day, the Term A-1 Facility Maturity Date shall be the next preceding Business Day. “Term A-1 Lender” means (a), at any time on or prior to the Closing Date, any Lender that has a Term A-1 Commitment at such time, and (b) at any time after the Closing Date, any Lender that holds a Term A-1 Loan at such time. 42 CHAR1\1940028v1CHAR1\1940028v4

“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility. “Term A-2 Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type and, in the case of Eurodollar RateTerm SOFR Loans, having the same Interest Period made by each of the Term A-2 Lenders pursuant to Section 2.01(b). “Term A-2 Commitment” means, as to each Term A-2 Lender, its obligation to make a Term A-2 Loan to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A-2 Lender’s name on Schedule 1.01(b) under the caption “Term A-2 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Term A-2 Commitments of all of the Term A-2 Lenders on the Closing Date shall be $75,000,000. “Term A-2 Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A-2 Commitments at such time, and (b) thereafter, the aggregate principal amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time. The Outstanding Amount of Term A-2 Loans on the Third Amendment Effective Date shall be $50,000,000. “Term A-2 Facility Maturity Date” means October 1121, 20252029; provided, that, if such date is not a Business Day, the Term A-2 Facility Maturity Date shall be the next preceding Business Day. “Term A-2 Lender” means (a), at any time on or prior to the Closing Date, any Lender that has a Term A-2 Commitment at such time, and (b) at any time after the Closing Date, any Lender that holds a Term A-2 Loan at such time. “Term A-2 Loan” means an advance made by any Term A-2 Lender under the Term A-2 Facility. “Term Borrowing” means a Term A-1 Borrowing, a Term A-2 Borrowing, or an Incremental Term Borrowing, as the context may require. “Term Commitment” means a Term A-1 Commitment, a Term A-2 Commitment, or an Incremental Term Commitment, as the context may require. “Term Facility” means the Term A-1 Facility, the Term A-2 Facility, or an Incremental Term Facility, as the context may require. “Term Loan” means a Term A-1 Loan, a Term A-2 Loan, or an Incremental Term Loan, as the context may require. “Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided, that, if Term SOFR determined 43 CHAR1\1940028v1CHAR1\1940028v4 in accordance with either of the foregoing clauses (a) or (b) would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement. “Term SOFR Loan” means a Revolving Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR.” “Term SOFR Replacement Date” has the meaning specified in Section 3.03(b). “Term SOFR Screen Rate” means the forward-looking SOFR term rate for any period that is approximately (as determined byadministered by CME (or any successor administrator satisfactory to the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion). “Third Amendment” means that certain Third Amendment to Credit Agreement and Amendment to Security Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, the Voting Participants party thereto, and Bank of America, in its capacities as the Administrative Agent, the Swingline Lender and the L/C Issuer. “Third Amendment Effective Date” means October 21, 2022. “Threshold Amount” means $10,000,000. “Total Credit Exposure” means, as to any Lender at any time, (a) the unused Commitments of such Lender at such time, plus (b) the Revolving Exposure of such Lender at such time, plus (c) the Outstanding Amount of all Term Loans of such Lender at such time. “Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, (a) the unused Revolving Commitment of such Revolving Lender at such time, plus (b) the Revolving Exposure of such Revolving Lender at such time. “Total Revolving Outstandings” means, at any time, (a) the aggregate Outstanding Amount of all Revolving Loans at such time, plus (b) the aggregate Outstanding Amount of all Swingline Loans at such time, plus (c) the aggregate Outstanding Amount of all L/C Obligations at such time. “Total Term A-1 Credit Exposure” means, as to any Term A-1 Lender at any time, the Outstanding Amount of the Term A-1 Loan of such Term A-1 Lender at such time. “Total Term A-2 Credit Exposure” means, as to any Term A-2 Lender at any time, the Outstanding Amount of the Term A-2 Loan of such Term A-2 Lender at such time. “Transactions” means (a) the consummation of the Arato Holding Acquisition pursuant to the Arato Holding Acquisition Agreement, including the Arato Holding Acquisition Subscription, (b) the entering into of the Loan Documents and the incurrence of the initial Credit Extensions under this Agreement, in each case on the Closing Date, (c) the repayment in full of all Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness permitted pursuant to Section 7.02), including the termination of all commitments with respect thereto and the termination and release of all security 44 CHAR1\1940028v1CHAR1\1940028v4 interests and guarantees relating thereto, and (d) the payment of all fees and expenses in connection with the foregoing. “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar RateTerm SOFR Loan. “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Undisclosed Administration” means, in relation to a Lender or any Person that directly or indirectly controls such Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a Governmental Authority, supervisory authority or regulator under or based on the law in the country where such Lender or controlling Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be disclosed and such appointment has not been disclosed; provided, that, in any such case, such appointment does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. “United States” and “U.S.” mean the United States of America. “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i). “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regimes” has the meaning specified in Section 11.22. “U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3). “Voting Participant” has the meaning specified in Section 11.06(e). 45 CHAR1\1940028v1CHAR1\1940028v4

“Voting Participant Notice” has the meaning specified in Section 11.06(e). “Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date of determination and the making of such payment by (b) the then outstanding principal amount of such Indebtedness as of such date of determination. “Wholly Owned Domestic Subsidiary” means any Domestic Subsidiary of the Borrower that is a Wholly Owned Subsidiary of the Borrower. “Wholly Owned Subsidiary” means, as to any Person, (a) any corporation one hundred percent (100%) of whose Equity Interests (other than directors’ qualifying shares or Equity Interests that are required to be held by another person in order to satisfy a foreign requirement of Law prescribing an equity owner resident in the local jurisdiction) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person, and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a one hundred percent (100%) equity interest at such time. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time 46 CHAR1\1940028v1CHAR1\1940028v4 amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. (d) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person). 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Mission Produce Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded., and (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a 47 CHAR1\1940028v1CHAR1\1940028v4 portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Mission Produce Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. (c) Consolidation of Variable Interest Entities. All references herein to Consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a Consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary. (d) Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Total Net Leverage Ratio (including for purposes of determining the Applicable Rate), the Consolidated Total Net Leverage Ratio (including and for purposes of compliance with Section 7.11), and the Consolidated Fixed Charge Coverage Ratio, in each case, shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable Measurement Period to which such calculation relates, and/or subsequent to the end of such Measurement Period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the Consolidated Total Leverage Ratio, the Consolidated Total Net Leverage Ratio, or the Consolidated Fixed Charge Coverage Ratio, in each case, for purposes of determining (i) compliance with Section 7.11, and/or (ii) the Applicable Rate, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable Measurement Period shall not be given Pro Forma Effect. For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with any financial covenant set forth in Section 7.11, (A) in the case of any such compliance required after delivery of financial statements for the fiscal quarter ending October 31, 2018, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Total Net Leverage Ratio and/or the minimum Consolidated Fixed Charge Coverage Ratio, as applicable, permitted for the fiscal quarter most recently then ended for which financial statements have been delivered (or were required to have been delivered) in accordance with Section 6.01(a) or (b), as applicable, or (B) in the case of any such compliance required prior to the delivery referred to in clause (A) above, such Pro Forma Compliance shall be determined by reference to (x) the Pro Forma Financial Statements, and (y) the maximum 48 CHAR1\1940028v1CHAR1\1940028v4

Consolidated Total Net Leverage Ratio and/or the minimum Consolidated Fixed Charge Coverage Ratio, as applicable, permitted for the fiscal quarter ending October 31, 2018. 1.04 Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable). 1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. 1.07 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect. 1.08 Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate”any reference rate referred to herein or with respect to any comparable or successor rate thereto.rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service. 49 CHAR1\1940028v1CHAR1\1940028v4

ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS 2.01 Loans. (a) Term A-1 Borrowing. Subject to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make a Term A-1 Loan to the Borrower, in Dollars, on the ClosingThird Amendment Effective Date in an amount not to exceed such Term A-1 Lender’s Applicable Percentage of the Term A-1 Facility, it being understood and agreed that each Term A-1 Lender shall make its Term A-1 Loan to the Borrower on the Third Amendment Effective Date by (i) continuing all or any portion of any term loan outstanding under this Agreement immediately prior to the Third Amendment Effective Date, and/or (ii) advancing an additional amount constituting all or any portion of its Term A-1 Loan not otherwise constituting a continuing portion of any term loan outstanding under this Agreement immediately prior to the Third Amendment Effective Date. Each Term A-1 Borrowing shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentage of the Term A-1 Facility. Any Term A-1 Borrowing repaid or prepaid may not be reborrowed. Term A-1 Loans may be Base Rate Loans or Eurodollar RateTerm SOFR Loans, as further provided herein; provided, that, any Term A-1 Borrowing made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Term A-1 Borrowing.. (b) Term A-2 Borrowing. Subject to the terms and conditions set forth herein, each Term A-2 Lender severally agrees to make a Term A-2 Loan to the Borrower, in Dollars, on the ClosingThird Amendment Effective Date in an amount not to exceed such Term A-2 Lender’s Applicable Percentage of the Term A-2 Facility, it being understood and agreed that each Term A-2 Lender shall make its Term A-2 Loan to the Borrower on the Third Amendment Effective Date by (i) continuing all or any portion of any term loan outstanding under this Agreement immediately prior to the Third Amendment Effective Date, and/or (ii) advancing an additional amount constituting all or any portion of its Term A-2 Loan not otherwise constituting a continuing portion of any term loan outstanding under this Agreement immediately prior to the Third Amendment Effective Date. Each Term A-2 Borrowing shall consist of Term A-2 Loans made simultaneously by the Term A-2 Lenders in accordance with their respective Applicable Percentage of the Term A-2 Facility. Any Term A-2 Borrowing repaid or prepaid may not be reborrowed. Term A-2 Loans may be Base Rate Loans or Eurodollar RateTerm SOFR Loans, as further provided herein; provided, that, any Term A-2 Borrowing made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Term A-2 Borrowing.. (c) Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, that, after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the Revolving Exposure of any Revolving Lender shall not exceed such 50 CHAR1\1940028v1CHAR1\1940028v4

Revolving Lender's Revolving Commitment. Within the limits of each Revolving Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay Revolving Loans under Section 2.05, and reborrow Revolving Loans under this Section 2.01(c). Revolving Loans may be Base Rate Loans or ~~Eurodollar Rate~~Term SOFR Loans, as further provided herein~~; provided, that, any Revolving Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Revolving Borrowing.~~.

(d) Incremental Term Borrowings. Subject to Section 2.02(g), on the effective date of any Incremental Term Facility Agreement for any Incremental Term Facility, each Incremental Term Lender under such Incremental Term Facility severally agrees to make an Incremental Term Loan in a single advance to the Borrower in the amount of such Incremental Term Lender's Incremental Term Commitment for such Incremental Term Facility; provided, that, after giving effect to such Incremental Term Loans, the Outstanding Amount of such Incremental Term Loans under such Incremental Term Facility shall not exceed the aggregate amount of the Incremental Term Commitments for such Incremental Term Facility. Each Incremental Term Borrowing under an Incremental Term Facility shall consist of Incremental Term Loans made simultaneously by the Incremental Term Lenders under such Incremental Term Facility in accordance with their respective Applicable Percentages of such Incremental Term Facility. Incremental Term Borrowings prepaid or repaid may not be reborrowed. Incremental Term Loans may be Base Rate Loans or ~~Eurodollar Rate~~Term SOFR Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~Eurodollar Rate~~Term SOFR Loans, in each case, shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Term SOFR Loans or of any conversion of ~~Eurodollar Rate~~Term SOFR Loans to Base Rate Loans, and (ii) one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Term SOFR Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of ~~a~~ Term ~~Loan~~Loans, if less, the entire principal thereof then outstanding). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in connection with any conversion or continuation of ~~a~~ Term ~~Loan~~Loans, if less, the entire principal thereof then outstanding). Each Loan Notice and each telephonic notice shall specify (A) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, a continuation of Loans, as the case may be, under such Facility, (B) the requested date of such Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice

51

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requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar Rate~~Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurodollar Rate~~Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, this Section 2.02 shall not apply to Swingline Loans.

(b) Advances. Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 10:00 a.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02~~ (and, if such Borrowing is the initial Credit Extension, Section 4.01)~~, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, that, if on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) ~~Eurodollar Rate~~Term SOFR Loans. Except as otherwise provided herein, a ~~Eurodollar Rate~~Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar Rate~~Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as ~~Eurodollar Rate~~Term SOFR Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding ~~Eurodollar Rate~~Term SOFR Loans be converted immediately to Base Rate Loans.

(d) Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

(e) Interest Periods. After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect under this Agreement.

(f) Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

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(g) Increases in Revolving Facility; Incremental Term Facilities. The Borrower may increase the Revolving Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit without the consent of the L/C Issuer and/or the Swingline Lender, respectively) and/or establish one or more new tranches of term loans (each such new tranche of term loans being an “Incremental Term Facility” and collectively, the “Incremental Term Facilities”; each such increase in the Revolving Facility and/or Incremental Term Facility, an “Incremental Facility” and collectively, the “Incremental Facilities”), by a maximum aggregate amount for all such Incremental Facilities not to exceed $125,000,000, as follows: (i) Increases in Revolving Facility. The Borrower may at any time after the Closing Date and prior to the date that is six (6) months prior to the Revolving Facility Maturity Date, upon prior written notice by the Borrower to the Administrative Agent, increase the Revolving Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit without the consent of the L/C Issuer and/or the Swingline Lender, respectively) with additional Revolving Commitments from any Revolving Lender or new Revolving Commitments from one or more other Persons selected by the Borrower and acceptable to the Administrative Agent, the Swingline Lender and the L/C Issuer (so long as such Persons would be Eligible Assignees); provided, that: (A) any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof; (B) no Default shall exist and be continuing at the time of any such increase; (C) no existing Lender shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Lender’s sole and absolute discretion; (D) (1) any new Lender shall join this Agreement by executing such joinder documents as are required by the Administrative Agent, and/or (2) any existing Lender electing to increase its Revolving Commitment shall have executed a commitment agreement satisfactory to the Administrative Agent; (E) the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower dated as of the date of such increase and signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such increase, (1) the representations and warranties of the Borrower and each other Loan Party contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (x) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such increase, and (y) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such increase, and except that for purposes of this Section 2.02(g)(i)(E)(1), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and (2) no Default exists; 53 CHAR1\1940028v1CHAR1\1940028v4

(F) the Borrower shall deliver to the Administrative Agent (1) a certificate of each Loan Party, dated as of the date of such increase and signed by a Responsible Officer of such Loan Party, certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) if requested by the Administrative Agent, an opinion or opinions of counsel for the Loan Parties, dated as of the date of such increase and addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent; (G) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to any such increase (and assuming for such calculation that such increase is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b) (it being understood and agreed that for purposes of calculating the Consolidated Total Net Leverage Ratio for such purpose, the identifiable proceeds of such increase shall not qualify as Designated Cash for the purposes of clause (a)(ii) of the definition of Consolidated Total Net Leverage Ratio); (H) the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Secured Obligations after giving effect to such increase in the Revolving Facility; (I) the Administrative Agent shall have received (1) evidence as to whether each Mortgaged Property is a Flood Hazard Property, and (2) if such Mortgaged Property is a Flood Hazard Property, (x) evidence as to whether the community in which such real property is located is participating in the National Flood Insurance Program, (y) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (I) as to the fact that such Mortgaged Property is a Flood Hazard Property, and (II) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (z) copies of insurance policies or certificates of insurance of the Loan Parties and their respective Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Secured Parties; and (J) Schedule 1.01(b) shall be deemed revised to include any increase in the Revolving Facility pursuant to this Section 2.02(g)(i) and to include thereon any Person that becomes a Revolving Lender pursuant to this Section 2.02(g)(i). The Borrower shall prepay any Revolving Loans owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any 54 CHAR1\1940028v1CHAR1\1940028v4 revised Revolving Commitments arising from any non-ratable increase in the Revolving Facility pursuant to this Section 2.02(g)(i). (ii) Institution of Incremental Term Facilities. The Borrower may at any time after the Closing Date and prior to the date that is six (6) months prior to the Term A-1 Facility Maturity Date, upon prior written notice to the Administrative Agent, establish an Incremental Term Facility to be provided by one or more Incremental Term Lenders; provided, that: (A) any such Incremental Term Facility shall be in a minimum aggregate principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof; (B) no Default shall exist and be continuing at the time of the establishment of any such Incremental Term Facility; (C) no existing Lender shall be under any obligation to become an Incremental Term Lender and any such decision whether to become an Incremental Term Lender shall be in such Lender’s sole and absolute discretion; (D) the Borrower (in consultation and coordination with the Administrative Agent) shall obtain Incremental Term Commitments for such Incremental Term Facility from existing Lenders or other Persons acceptable to the Administrative Agent, which Persons shall join in this Agreement as Incremental Term Lenders by executing am agreement, in form and substance satisfactory to the Administrative Agent, setting forth the terms applicable to such Incremental Term Facility in accordance with this Section 2.02(g)(ii) (any such agreement, an “Incremental Term Facility Agreement”); (E) the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower dated as of the effective date of such Incremental Term Facility and signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to the establishment of such Incremental Term Facility, (1) the representations and warranties of the Borrower and each other Loan Party contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (x) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such establishment, and (y) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such establishment, and except that for purposes of this Section 2.02(g)(ii)(E)(1), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and (2) no Default exists; (F) the Borrower shall deliver to the Administrative Agent (1) a certificate of each Loan Party, dated as of the date of the establishment of such Incremental Term Facility and signed by a Responsible Officer of such Loan Party, certifying and attaching the resolutions adopted by such Loan Party 55 CHAR1\1940028v1CHAR1\1940028v4 approving or consenting to such Incremental Term Facility, and (2) if requested by the Administrative Agent, an opinion or opinions of counsel for the Loan Parties, dated as of the effective date of such Incremental Term Facility and addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent; (G) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to any such Incremental Term Facility, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b) (it being understood and agreed that for purposes of calculating the Consolidated Total Net Leverage Ratio for such purpose, the identifiable proceeds of such Incremental Term Facility shall not qualify as Designated Cash for the purposes of clause (a)(ii) of the definition of Consolidated Total Net Leverage Ratio); (H) Schedule 1.01(b) shall be deemed revised to include the Incremental Term Commitments for such Incremental Term Facility pursuant to this Section 2.02(g)(ii) and to include thereon any Person that becomes an Incremental Term Lender pursuant to this Section 2.02(g)(ii); (I) the Incremental Term Facility Maturity Date for such Incremental Term Facility shall be as set forth in the Incremental Term Facility Agreement relating to such Incremental Term Facility; provided, that, such date shall not be earlier than (x) the Term A-1 Facility Maturity Date, in the case of any Incremental Term Facility that is not an Incremental Farm Credit Term Facility, and (y) the Term A-2 Facility Maturity Date, in the case of any Incremental Term Facility structured as a “farm credit” term loan and provided by Incremental Term Lenders that are farm credit lenders (and such Incremental Term Facility, an “Incremental Farm Credit Term Facility”); (J) the scheduled principal amortization payments under such Incremental Term Facility shall be as set forth in the Incremental Term Facility Agreement relating to such Incremental Term Facility; provided, that, the Weighted Average Life to Maturity of the Incremental Term Loans made under such Incremental Term Facility shall not be shorter than (x) the then-remaining Weighted Average Life to Maturity of the Term A-1 Loans, in the case of any Incremental Term Facility that is not an Incremental Farm Credit Term Facility, and (y) the then-remaining Weighted Average Life to Maturity of the Term A-2 Loans, in the case of any Incremental Farm Credit Term Facility; (K) to the extent any of the terms of the Incremental Term Loans under such Incremental Term Facility (other than as set forth in this Section 2.02(g)(ii)) are not substantially consistent with the terms of the Term A-1 Facility (in the case of any Incremental Term Facility that is not an Incremental Farm Credit Term Facility) or the Term A-2 Facility (in the case of any Incremental Farm Credit Term Facility), as applicable, such terms shall be reasonably satisfactory to the Administrative Agent; 56 CHAR1\1940028v1CHAR1\1940028v4

(L) the Administrative Agent shall have received (1) evidence as to whether each Mortgaged Property is a Flood Hazard Property, and (2) if such Mortgaged Property is a Flood Hazard Property, (x) evidence as to whether the community in which such real property is located is participating in the National Flood Insurance Program, (y) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (I) as to the fact that such Mortgaged Property is a Flood Hazard Property, and (II) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (z) copies of insurance policies or certificates of insurance of the Loan Parties and their respective Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Secured Parties; and (M) the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Secured Obligations after giving effect to the establishment of such Incremental Term Facility. 2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any of its Subsidiaries and any drawings thereunder; provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Facility, (y) the Revolving Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. (ii) The L/C Issuer shall not issue any Letter of Credit if: (A) subject to Section 2.03(b)(iv), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of 57 CHAR1\1940028v1CHAR1\1940028v4 issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or (B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date. (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it; (B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally; (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000; (D) the Letter of Credit is to be denominated in a currency other than Dollars; or (E) any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion. (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof. (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit. 58 CHAR1\1940028v1CHAR1\1940028v4

(vi) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer. (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower (and/or such Subsidiary, as required by the L/C Issuer). Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 8:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require. (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, 59 CHAR1\1940028v1CHAR1\1940028v4 issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit. (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. (iv) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that, the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a)(ii), Section 2.03(a)(iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non- Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension, or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension. (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 8:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof. In such event, the Borrower shall be deemed to have requested a 60 CHAR1\1940028v1CHAR1\1940028v4

Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer. (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03. (iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer. (v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment 61 CHAR1\1940028v1CHAR1\1940028v4 made by the L/C Issuer under any Letter of Credit, together with interest as provided herein. (vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error. (d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent. (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: 62 CHAR1\1940028v1CHAR1\1940028v4

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable; (vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid. (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by 63 CHAR1\1940028v1CHAR1\1940028v4 the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in Section 2.03(e); provided, that, anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary. (g) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. (h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.15, with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (i) due and payable on the first 64 CHAR1\1940028v1CHAR1\1940028v4

Business Day following each fiscal quarter end of the Borrower, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on or prior to the date that is ten (10) Business Days following each fiscal quarter end of the Borrower, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. (j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. (k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. 2.04 Swingline Loans. (a) The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans to the Borrower (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, that, (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (B) the Revolving Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, 65 CHAR1\1940028v1CHAR1\1940028v4

Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow Swingline Loans under this Section 2.04, prepay Swingline Loans under Section 2.05, and reborrow Swingline Loans under this Section 2.04. Each Swingline Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Rate. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan. (b) Borrowing Procedures. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone or a Swingline Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 10:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 11:00 a.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the second sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds. (c) Refinancing of Swingline Loans. (i) The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s Office not later than 10:00 a.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a 66 CHAR1\1940028v1CHAR1\1940028v4

Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender. (ii) If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation. (iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error. (iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein. (d) Repayment of Participations. (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender. 67 CHAR1\1940028v1CHAR1\1940028v4

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender. (f) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender. 2.05 Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and/or Revolving Loans in whole or in part without premium or penalty (subject to Section 3.05); provided, that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar RateTerm SOFR Loans, and (2) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar RateTerm SOFR Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar RateTerm SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar RateTerm SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the then-existing Term Loans on a pro rata basis, and to the principal repayment installments thereof on a pro rata basis. Subject to Section 2.15, such 68 CHAR1\1940028v1CHAR1\1940028v4 prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities. (ii) The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. (b) Mandatory. (i) Dispositions and Involuntary Dispositions. The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds received by any Loan Party or any Subsidiary from all Dispositions and all Involuntary Dispositions, within three (3) Business Days of the date of such Disposition or such Involuntary Disposition; provided, that: (A) the Borrower shall only be required to prepay the Loans and/or Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) to the extent the Net Cash Proceeds received by such Loan Party or such Subsidiary in connection with any such Disposition or such Involuntary Disposition exceed $1,000,000; and (B) such Net Cash Proceeds shall not be required to be so applied if, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Disposition or such Involuntary Disposition), such Loan Party or such Subsidiary reinvests all or any portion of such Net Cash Proceeds in Eligible Assets (other than current assets) within one hundred eighty (180) days of the date of such Disposition or such Involuntary Disposition (or to the extent such Loan Party or such Subsidiary commits within such one hundred eighty (180) day-period to make such reinvestment, within one hundred eighty (180) days after such one hundred eighty (180) day-period); provided, further, that, if such Net Cash Proceeds shall have not been so reinvested by the end of such period(s), such Net Cash Proceeds shall be immediately applied to prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided. Any prepayment pursuant to this clause (i) shall be applied as set forth in clause (iv) below. (ii) Debt Issuance. Promptly upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds. Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (iv) below. 69 CHAR1\1940028v1CHAR1\1940028v4

(iii) Extraordinary Receipts. Promptly upon receipt by any Loan Party or any Subsidiary of any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any Subsidiary, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate principal amount equal to one hundred percent (100%) of the amount of such Extraordinary Receipts; provided, that, the Borrower shall only be required to prepay the Loans and/or Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iii) to the extent such Extraordinary Receipt received by or paid to or for the account of such Loan Party or such Subsidiary exceeds $1,000,000. Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (iv) below. (iv) Application of Payments. Each prepayment required pursuant to Sections 2.05(b)(i), 2.05(b)(ii) or 2.05(b)(iii) shall be applied, first, to the then-existing Term Loans on a pro rata basis, and to the principal repayment installments thereof on a pro rata basis, second, to the outstanding Swingline Loans, third, to the outstanding Revolving Loans (without a corresponding permanent reduction of the Revolving Facility), and fourth, after the outstanding Revolving Loans have been paid in full, to Cash Collateralize the remaining L/C Obligations. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities. Within the parameters of the applications set forth above, prepayment required pursuant to Sections 2.05(b)(i), 2.05(b)(ii) or 2.05(b)(iii) shall be applied first to Base Rate Loans and then to Eurodollar RateTerm SOFR Loans in direct order of Interest Period maturities. All prepayments required pursuant to Sections 2.05(b)(i), 2.05(b)(ii) or 2.05(b)(iii) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. (v) Revolving Outstandings. If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that, the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings at such time exceed the Revolving Facility at such time. 2.06 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided, that, unless otherwise agreed by the Administrative Agent, (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized 70 CHAR1\1940028v1CHAR1\1940028v4 hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Swingline Sublimit.

(b) Mandatory.

(i) The aggregate Term Commitments shall be automatically and permanently reduced to zero following the Term ~~Borrowing~~Borrowings to occur on the ~~Closing~~Third Amendment Effective Date.

(ii) If after giving effect to any reduction or termination of Revolving Facility under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit at such time exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swingline Sublimit or the Revolving Facility under this Section 2.06. Upon any reduction of the Revolving Facility, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender's Applicable Revolving Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Term A-1 Loans. The Borrower shall repay the outstanding principal amount of the Term A-1 Loans in installments on the last Business Day of each March, June, September and December and on the Term A-1 Facility Maturity Date, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02:

Payment Dates	Principal Amortization Payment (% of the Outstanding Amount of the Term A-1 ~~Facility Advanced~~Loans on the ~~Closing~~Third Amendment Effective Date)
December, ~~2018~~2022	~~0.625~~1.25%
March, ~~2019~~2023	~~0.625~~1.25%
June, ~~2019~~2023	~~0.625~~1.25%
September, ~~2019~~2023	~~0.625~~1.25%
December, ~~2019~~2023	~~0.625~~1.25%
March, ~~2020~~2024	~~0.625~~1.25%
June, ~~2020~~2024	~~0.625~~1.25%
September, ~~2020~~2024	~~0.625~~1.25%
December, ~~2020~~2024	~~1.250~~1.25%

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March, 20212025	1.2501.25%
June, 20212025	1.2501.25%
September, 20212025	1.2501.25%
December, 20212025	1.8751.25%
March, 20222026	1.8751.25%
June, 20222026	1.8751.25%
September, 20222026	1.8751.25%
December, 20222026	1.8751.25%
March, 20232027	1.8751.25%
June, 20232027	1.8751.25%
September, 2027	1.25%
Term A-1 Facility Maturity Date	Outstanding Principal Balance of Term A-1 Loans

provided, that, the final principal repayment installment of the Term A-1 Loans shall be repaid on the Term A-1 Facility Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A-1 Loans outstanding on such date.

(b) Term A-2 Loans. The Borrower shall repay the outstanding principal amount of the Term A-2 Loans in installments on the last Business Day of each March, June, September and December and on the Term A-2 Facility Maturity Date, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02:

Payment Dates	Principal Amortization Payment (% of the Outstanding Amount of the Term A-2 Facility AdvancedLoans on the ClosingThird Amendment Effective Date)
December, 20182022	0.250%
March, 20192023	0.250%
June, 20192023	0.250%
September, 20192023	0.250%
December, 20192023	0.250%
March, 20202024	0.250%
June, 20202024	0.250%
September, 20202024	0.250%
December, 20202024	0.250%
March, 20212025	0.250%
June, 20212025	0.250%

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September, ~~2021~~2025	0.250%
December, ~~2021~~2025	0.250%
March, ~~2022~~2026	0.250%
June, ~~2022~~2026	0.250%
September, ~~2022~~2026	0.250%
December, ~~2022~~2026	0.250%
March, ~~2023~~2027	0.250%
June, ~~2023~~2027	0.250%
September, ~~2023~~2027	0.250%
December, ~~2023~~2027	4.375%
March, ~~2024~~2028	4.375%
June, ~~2024~~2028	4.375%
September, ~~2024~~2028	4.375%
December, ~~2024~~2028	4.375%
March, ~~2025~~2029	4.375%
June, ~~2025~~2029	4.375%
September, 2029	4.375%
Term A-2 Facility Maturity Date	Outstanding Principal Balance of Term A-2 Loans

provided, that, the final principal repayment installment of the Term A-2 Loans shall be repaid on the Term A-2 Facility Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A-2 Loans outstanding on such date.

(c) Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Revolving Facility Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(d) Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swingline Loan is made, and (ii) the Revolving Facility Maturity Date.

2.08 Interest and Default Rate.

(a) Interest. Subject to the provisions of Section 2.08(b), (i) each Revolving Loan or Term A-1 Loan that is a ~~Eurodollar Rate~~Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to ~~the Eurodollar Rate~~Term SOFR for such Interest Period plus the Applicable Rate for Revolving Loans and Term A-1 Loans that are ~~Eurodollar Rate~~Term SOFR Loans; (ii) each Term A-2 Loan that is a ~~Eurodollar Rate~~Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to ~~the Eurodollar Rate~~Term SOFR for such Interest Period plus the Applicable Rate for Term A-2 Loans that are ~~Eurodollar Rate~~Term SOFR Loans; (iii) each Revolving Loan or Term A-1 Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per

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annum equal to the Base Rate plus the Applicable Rate for Revolving Loans and Term A-1 Loans that are Base Rate Loans; (iv) each Term A-2 Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Term A-2 Loans that are Base Rate Loans; and (v) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement. (b) Default Rate. (i) (A) If any amount of principal of any Loan payable by any Loan Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or (B) an Event of Default pursuant to Section 8.01(f) or Section 8.01(g) exists, all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (ii) If any amount (other than principal of any Loan) payable by any Loan Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (iii) Upon the request of the Required Lenders, while any Event of Default exists, all outstanding Obligations (including Letter of Credit Fees) may accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. 2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i): (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans, plus (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Facility for purposes 74 CHAR1\1940028v1CHAR1\1940028v4 of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. (b) Other Fees. (i) The Borrower shall pay to the Administrative Agent and BofA Securities, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. 2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar RateTerm SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. (b) Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Subsidiaries or for any other reason, the Borrower, or the Lenders determine that (i) the Consolidated Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate, and (ii) a proper calculation of the Consolidated Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This Section 2.10(b) shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. The Borrower’s obligations under this Section 2.10(b) shall survive the 75 CHAR1\1940028v1CHAR1\1940028v4 termination of the Aggregate Commitments and the repayment of all other Obligations hereunder. 2.11 Evidence of Debt. (a) Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative AgentRegister in respect of such matters, the accounts and records of the Administrative AgentRegister shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note in the form of Exhibit I (each, a “Note”), which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. (b) Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. 2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed 76 CHAR1\1940028v1CHAR1\1940028v4 date of any Borrowing of Eurodollar RateTerm SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 9:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) the Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (C) the Administrative agentAgent has for any reason otherwise erroneously made such payment; then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. 77 CHAR1\1940028v1CHAR1\1940028v4

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error. (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c). (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. (f) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.03(h), Section 2.03(i) and Section 2.09 shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders. 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time, to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan 78 CHAR1\1940028v1CHAR1\1940028v4

Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time, to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided, that: (1) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (2) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. 2.14 Cash Collateral. (a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 2.05 or Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). (b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional 79 CHAR1\1940028v1CHAR1\1940028v4

Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral. (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein. (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))), or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, that, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations. 2.15 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in (A) the definitions of “Required Lenders,” “Required Revolving Lenders,” “Required Term A-1 Lenders,” and “Required Term A-2 Lenders,” and (B) Section 11.01. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default exists), to the funding of any 80 CHAR1\1940028v1CHAR1\1940028v4

Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided, that, if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender). (B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14. (C) Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been 81 CHAR1\1940028v1CHAR1\1940028v4 reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non- Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure, and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14. (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 3.01 Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. 82 CHAR1\1940028v1CHAR1\1940028v4

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 3.01(e). (ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. (iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. (b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of Section 3.01(a), the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses 83 CHAR1\1940028v1CHAR1\1940028v4 arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii). (ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register, and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 3.01(c)(ii). (d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (e) Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such 84 CHAR1\1940028v1CHAR1\1940028v4

Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed originals of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS 85 CHAR1\1940028v1CHAR1\1940028v4

Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J- 2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date. (iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant 86 CHAR1\1940028v1CHAR1\1940028v4 to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(f), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this Section 3.01(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person. (g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to make, maintain or fund or chargeLoans whose interest with respect to any Credit Extensionis determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank marketSOFR or Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar RateTerm SOFR Loans or to convert Base Rate Loans to Eurodollar RateTerm SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar RateTerm SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar RateTerm SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar RateTerm SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar RateTerm SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar RateTerm SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar RateTerm SOFR Loans, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar RateSOFR or Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the 87 CHAR1\1940028v1CHAR1\1940028v4

Eurodollar RateTerm SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar RateSOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. 3.03 Inability to Determine Rates. (a) If in connection with any request for a Eurodollar RateTerm SOFR Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan(which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining the Eurodollar RateTerm SOFR for any requested Interest Period with respect to a proposed Eurodollar RateTerm SOFR Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the AppropriateRequired Lenders determine that for any reason Eurodollar Ratethat Term SOFR for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (A1) the obligation of the Lenders to make or maintain EurodollarTerm SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Eurodollar RateTerm SOFR Loans or Interest Periods), and (B2) in the event of a determination described in the preceding sentence with respect to the Eurodollar RateTerm SOFR component of the Base Rate, the utilization of the Eurodollar RateTerm SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon theor, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the AppropriateRequired Lenders) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Eurodollar RateTerm SOFR Loans (to the extent of the affected Eurodollar RateTerm SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, and (y) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period. (b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 3.03(a)(i), the Administrative Agent in consultation with the Borrower and the Appropriate Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under Section 3.03(a)(i), (ii) the Administrative Agent or the Appropriate Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental 88 CHAR1\1940028v1CHAR1\1940028v4

Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof. (b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one month and three month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar-denominated syndicated loans, or shall or will otherwise cease; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis. Notwithstanding anything to the contrary herein, (A) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (B) if the events or circumstances of the type described in Section 3.03(b)(i) or Section 3.03(b)(ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Successor Rate in accordance with this Section 3.03(b) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the 89 CHAR1\1940028v1CHAR1\1940028v4

Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents. For purposes of this Section 3.03(b), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders. 3.04 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d)) or the L/C Issuer; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar RateTerm SOFR Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if 90 CHAR1\1940028v1CHAR1\1940028v4 any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or Section 3.04(b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, that, the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice. (d) [Reserved]. (e) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof). 3.05 Compensation for Losses. 91 CHAR1\1940028v1CHAR1\1940028v4

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Eurodollar RateTerm SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar RateTerm SOFR Loan on the date or in the amount notified by the Borrower; or (c) any assignment of a Eurodollar RateTerm SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded. 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13. 92 CHAR1\1940028v1CHAR1\1940028v4

3.07 LIBOR Successor Rate[Reserved]. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but without limiting Section 3.03, if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or the Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that: (a) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (b) the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or (c) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.07 with (i) one or more SOFR-Based Rates, or (ii) another alternate benchmark rate giving due consideration to any evolving or then-existing convention for similar Dollar-denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar Dollar-denominated syndicated credit facilities for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that the Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (i) above, object to the Adjustment, or (B) in the case of an amendment to replace LIBOR with a rate described in clause (ii) above, object to such amendment; provided, that, for the avoidance of doubt, in the case of clause (A) above, the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (a) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (b) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (b)) in the 93 CHAR1\1940028v1CHAR1\1940028v4 amount specified therein. Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement. In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective. 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date. ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 4.01 Conditions of Initial Credit Extension[Reserved]. The effectiveness of this Agreement and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder are subject to satisfaction of the following conditions precedent: (a) Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received counterparts of this Agreement and the other Loan Documents, each executed by (i) a Responsible Officer of the signing Loan Party (and, in the case of (A) the Mexican Share Pledge Agreement, executed pursuant to power of attorney granted before or notarized by a Mexican notary public, (B) the Peruvian Share Pledge Agreement, executed pursuant to powers of attorney (1) duly registered before the Peruvian Corporations Public Registry (Registro de Personas Jurídicas), (2) granted before or notarized by a Peruvian Public Notary, or (3) granted by the competent corporate body or Person of the corresponding Loan Party, which must comply with all Peruvian applicable Laws to obtain its registration in the Corporations Public Registry (Registro de Personas Jurídicas, and (C) each PACA Waiver, executed by each Subsidiary party thereto), and (ii) in the case of this Agreement, by each Lender. (b) Organization Documents, Resolutions, Etc. The Administrative Agent shall have received the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent: (i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and certified by a Responsible Officer of such Loan Party to be true and correct as of the Closing Date; (ii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a 94 CHAR1\1940028v1CHAR1\1940028v4

Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization. (c) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent. (d) Financial Statements. The Administrative Agent shall have received copies of (i) the Audited Financial Statements, (ii) audited Consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal years ended October 31, 2016 and October 31, 2015, in each case along with the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal years of the Borrower and its Subsidiaries, including the notes thereto, (iii) the Arato 2016 Audited Financial Statements, (iv) the Arato 2015 Audited Financial Statements, (v) the Interim Financial Statements, (vi) a pro forma combined balance sheet and related statements of income of the Borrower and its Subsidiaries, prepared after giving effect to the Transactions as if the Transactions had occurred on the first day of such period and in form and substance satisfactory to the Administrative Agent (the “Pro Forma Financial Statements”), and (vii) projections and a budget for the Borrower and its Subsidiaries on a Consolidated basis (including a balance sheet and related statements of income and cash flows), on an annual basis for the first five (5) years following the Closing Date. (e) No Material Adverse Effect. Since October 31, 2017, there shall not have occurred any event or condition that has had or would be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect. (f) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent: (i) (A) searches of UCC filings in the jurisdiction of organization of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, and (B) tax lien and judgment searches; (ii) searches of ownership of registered and pending Intellectual Property in the United States Copyright Office and the United States Patent and Trademark Office and duly executed notices of grant of security interest in the form required by the Collateral Documents as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in such Intellectual Property; (iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral; 95 CHAR1\1940028v1CHAR1\1940028v4

(iv) (A) to the extent required to be delivered pursuant to the terms of the Collateral Documents, stock, equity, share or membership certificates and endorsements of, or recordings of, or notations on, such certificates evidencing Equity Interests pledged pursuant to the terms of the Collateral Documents, together with, where applicable, undated stock or transfer powers duly executed in blank, and (B) evidence that the Peruvian Share Pledge Agreement has been filed with the Peruvian Contracts Public Registry (Registro Mobiliario de Contratos) in order to register the share pledge to be created through the Peruvian Share Pledge Agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, as a first priority lien, pursuant to the terms of the Peruvian Share Pledge Agreement; and (v) to the extent required to be delivered pursuant to the terms of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Collateral. (g) Real Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent: (i) an executed Mortgage and all Mortgaged Property Support Documents with respect to each Mortgaged Property; and (ii) completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto). (h) Liability, Casualty, Property, Terrorism and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance certificates and endorsements of insurance evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents or as required by the Administrative Agent, including (i) standard flood hazard determination forms, and (ii) if any property is located in a special flood hazard area (A) notices to (and confirmations of receipt by) each applicable Loan Party as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program, and (B) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent. (i) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, on a Consolidated basis, after giving effect to the Transactions. (j) Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying (i) certifying that the conditions specified in Sections 4.01(e), (k), (l) and (m) and Sections 4.02(a) and (b) have been satisfied, (ii) certifying that attached thereto are true and complete copies of the Arato Holding Acquisition Agreement and all other definitive documentation executed and delivered in connection with the Arato Holding Acquisition, and (iii) demonstrating (with supporting detail and calculations satisfactory to the Administrative Agent) that, upon giving Pro Forma Effect to 96 CHAR1\1940028v1CHAR1\1940028v4 the Transactions, for the four fiscal quarter period of the Borrower ended as of July 31, 2018, (A) the Consolidated Total Net Leverage Ratio is not greater than 3.50 to 1.0, and (B) the Consolidated Fixed Charge Coverage Ratio is not less than 1.50 to 1.0. (k) Arato Holding Acquisition. The Administrative Agent shall have received satisfactory evidence that the Arato Holding Acquisition (including the Arato Holding Acquisition Subscription) shall have been consummated in compliance with applicable law and regulatory approvals and substantially in accordance with the Arato Holding Acquisition Agreement. (l) No Litigation. There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of the Loan Parties, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect. (m) Consents. The Administrative Agent shall have received satisfactory evidence that all Board of Director, governmental, shareholder and third party consents and approvals necessary in connection with the Loan Documents and the Transactions have been obtained and are in full force and effect. (n) Existing Indebtedness of the Loan Parties. All of the existing Indebtedness of the Borrower and its Subsidiaries, other than Indebtedness permitted to exist pursuant to Section 7.02, shall be repaid in full and all commitments, all guarantees and, subject to Section 6.19(a), all security interests related thereto shall be terminated on or prior to the Closing Date. (o) Farm Credit Equity Investments. The Administrative Agent shall have received satisfactory evidence that, consistent with Section 6.15, the Borrower has purchased Farm Credit Equities in the Farm Credit Members party hereto on the Closing Date. (p) Due Diligence; PATRIOT Act; Beneficial Ownership. The Administrative Agent and each Lender shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, reasonably satisfactory to the Administrative Agent and such Lender, including, OFAC, the United States Foreign Corrupt Practices Act of 1977 and “know your customer” due diligence. The Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and other customary information reasonably requested by the Administrative Agent and the Lenders in order to comply with applicable law, including the PATRIOT Act. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Lender, to the extent requested by the Administrative Agent or such Lender, shall have received a Beneficial Ownership Certification in relation to the Borrower. (q) Fees. The Administrative Agent, each Arranger and the Lenders shall have received any fees required to be paid on or before the Closing Date. (r) Attorney Costs. The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the 97 CHAR1\1940028v1CHAR1\1940028v4 closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent). Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. 4.02 Conditions to all Credit Extensions. The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent: (a) Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively. (b) Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof. (c) Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof. Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. ARTICLE V REPRESENTATIONS AND WARRANTIES Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that: 5.01 Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction 98 CHAR1\1940028v1CHAR1\1940028v4 where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any Law. 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), or (d) to the knowledge of the Loan Parties, the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained, and (ii) filings to perfect the Liens created by the Collateral Documents. 5.04 Binding Effect. Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document when so delivered constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity. 5.05 Financial Statements; No Material Adverse Effect. (a) Audited Financial Statements. The Mission Produce Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholder’s equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. The Arato 2017 Audited Financial Statements (A) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (B) fairly present the financial condition of Arato, Beggie, Olmos, Olmos II, Agritrade and Avopack, as applicable, as of the date thereof and their results of operations and changes in shareholder’s 99 CHAR1\1940028v1CHAR1\1940028v4 equity for the period covered thereby in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (C) show all material indebtedness and other liabilities, direct or contingent, of Arato, Beggie, Olmos, Olmos II, Agritrade and Avopack, as applicable, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. (b) Interim Financial Statements. The Mission Produce Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations and cash flows (if applicable) for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. The Arato Interim Financial Statements (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (B) fairly present the financial condition of Arato, Beggie, Olmos, Olmos II, Agritrade and Avopack, as applicable, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (A) and (B), to the absence of footnotes and to normal year-end audit adjustments. (c) Material Adverse Effect. Since October 31, 20172021, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (d) Pro Forma Financial Statements. The Pro Forma Financial Statements fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries, in each case after giving effect to the Transactions and in accordance with GAAP.[Reserved]. (e) Budget and Projections. The budget and projections of the Borrower delivered pursuant to Section 2(d) of the Third Amendment or most recently delivered to the Administrative Agent pursuant to Section 4.01(d)(v) or Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by management of the Borrower to be reasonable in light of the conditions existing at the time that such budget and projections were prepared, and represented, at the time of such preparation, the Borrower’s reasonable estimate of its future financial condition and performance. 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. 5.07 No Default. Neither any Loan Party nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the 100 CHAR1\1940028v1CHAR1\1940028v4 consummation of the Transactions or the other transactions contemplated by this Agreement or any other Loan Document. 5.08 Ownership of Property. Each Loan Party and each of its Subsidiaries has good record and marketable (indefeasible with respect to any Texas real property) title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.09 Environmental Compliance. (a) The Loan Parties and their respective Subsidiaries (i) have complied and are in compliance with all applicable Environmental Laws, and (ii) have not received any written claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, except, for clauses (i) or (ii), as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) None of the properties currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or any analogous foreign, state or local list or, to the knowledge of the Loan Parties, is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries, in a manner that would reasonably be expected to result in material liability under Environmental Laws to any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries that would reasonably be expected to result in material liability under Environmental Laws to any Loan Party or any of its Subsidiaries; and neither any Loan Party nor any of its Subsidiaries, nor, to the knowledge of the Loan Parties, any other Person, has released, discharged or disposed of Hazardous Materials on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in a manner that would reasonably be expected to result in material liability under Environmental Laws to any Loan Party or any of its Subsidiaries. (c) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and neither any Loan Party nor any of its Subsidiaries nor, to the knowledge of the Loan Parties, any other Person, has disposed of any Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in a manner that would reasonably be expected to result in material liability under Environmental Laws to any Loan Party or any of its Subsidiaries. 5.10 Insurance. 101 CHAR1\1940028v1CHAR1\1940028v4

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The general liability, casualty, property, terrorism and business interruption insurance coverage of the Loan Parties as in effect on the ClosingThird Amendment Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.10, and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents. 5.11 Taxes. Each Loan Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to the Borrower or any Subsidiary. 5.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status. (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. (c) (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator 102 CHAR1\1940028v1CHAR1\1940028v4 thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan. (d) As of the ClosingThird Amendment Effective Date, the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments. 5.13 Margin Regulations; Investment Company Act. (a) Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock. (b) Investment Company Act. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940. 5.14 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood and agreed that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ materially from the projected results set forth therein. As of the ClosingThird Amendment Effective Date, the information included in any Beneficial Ownership Certification delivered to the Administrative Agent or any Lender, if applicable, is true and correct in all respects. 5.15 Compliance with Laws. Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith 103 CHAR1\1940028v1CHAR1\1940028v4 by appropriate proceedings diligently conducted, or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 5.16 Solvency. The Borrower and its Subsidiaries, on a Consolidated basis, are Solvent. 5.17 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. 5.18 Sanctions Concerns and Anti-Corruption Laws. (a) Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. (b) Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 5.19 Subsidiaries; Equity Interests; Loan Parties. (a) Subsidiaries, Joint Ventures, Partnerships and Equity Investments. Set forth on Schedule 5.19(a) is a complete and accurate list as of the ClosingThird Amendment Effective Date of: (i) all Subsidiaries, joint ventures and partnerships and other equity investments of the Loan Parties; (ii) the number of shares of each class of Equity Interests in each Subsidiary outstanding; (iii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties and their Subsidiaries; and (iv) the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.). The outstanding Equity Interests in all Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of any Loan Party or any Subsidiary, except as contemplated in connection with the Loan Documents. (b) Loan Parties. Set forth on Schedule 5.19(b) is a complete and accurate list as of the ClosingThird Amendment Effective Date of each Loan Party’s: (i) exact legal name; (ii) jurisdiction of its organization; (iii) address of its chief executive office (and address of its 104 CHAR1\1940028v1CHAR1\1940028v4 principal place of business if different than its chief executive office address); (iv) U.S. federal taxpayer identification number; and (v) organization identification number. 5.20 Collateral Representations. (a) Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the ClosingThird Amendment Effective Date and as contemplated hereby and by the Collateral Documents (including, with respect to the Peruvian Share Pledge Agreement, the security interest created by the Peruvian Share Pledge Agreement, which will be perfected with its registration in the Contracts Public Registry (Registro Mobiliario de Contratos)), no filing or other action will be necessary to perfect or protect such Liens. (b) Intellectual Property. Set forth on Schedule 5.20(b), as of the ClosingThird Amendment Effective Date, is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the ClosingThird Amendment Effective Date. Except for such claims and infringements that would not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Loan Party know of any such claim, and the use of any Intellectual Property by any Loan Party or any of its Subsidiaries or the granting of a right or a license in respect of any Intellectual Property from any Loan Party or any of its Subsidiaries does not infringe on the rights of any Person. As of the ClosingThird Amendment Effective Date, none of the Intellectual Property owned by any of the Loan Parties or any of their Subsidiaries is subject to any licensing agreement or similar arrangement (other than non- exclusive outbound licenses entered into in the ordinary course of business) except as set forth on Schedule 5.20(b). (c) Deposit Accounts and Securities Accounts. Set forth on Schedule 5.20(c), as of the ClosingThird Amendment Effective Date, is a description of all deposit accounts and all securities accounts of the Loan Parties maintained in the United States, including the name of (A) the applicable Loan Party, (B) in the case of a deposit account, the depository institution and average daily balance (as of the close of business) held in such deposit account and whether such account is an Excluded Account, and (C) in the case of a securities account, the securities intermediary or issuer and the average aggregate daily market value (as of the close of business) held in such securities account, as applicable. (d) Real Properties. Set forth on Schedule 5.20(d), as of the ClosingThird Amendment Effective Date, is a list of all real property located in the United States that is owned or leased by any Loan Party (in each case, including (i) the name of the Loan Party owning (or leasing) such property, (ii)(A) to the extent such property is a Mortgaged Property, the number of buildings located on such property, and (B) to the extent such property is a leased property, an indication as to whether (1) any books and records (electronic or otherwise) are maintained as such leased property, or (2) personal property Collateral with a value in excess of $2,000,000 is located at such leased property, (iii) the property address, (iv) the city, county, state and zip code which such property is located, and (v) a designation as to whether such real property is an H-2A Property or a Mortgaged Property). 105 CHAR1\1940028v1CHAR1\1940028v4

5.21 Affected Financial Institutions.

No Loan Party is an Affected Financial Institution.

5.22 Regulation H.

No Mortgaged Property is a Flood Hazard Property unless the Administrative Agent shall have received the following: (a) the applicable Loan Party's written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by the Administrative Agent, and (b) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Lenders. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.

5.23 Labor Matters.

As of the ~~Closing~~Third Amendment Effective Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries (other than the Chicago Collective Bargaining Agreement). Neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the ~~Closing~~Third Amendment Effective Date.

5.24 PACA License.

~~Subject to Section 6.19(b), any~~Any Loan Party or any Subsidiary required to be licensed under PACA~~,~~ holds a PACA License, and such PACA License is in full force and effect.

5.25 Covered Entities.

No Loan Party is a Covered Entity.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date:

6.01 Financial Statements.

The Borrower shall deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent:

(a) Audited Financial Statements. As soon as available, but in any event within ~~one hundred twenty~~ninety (~~120~~90) days after the end of each fiscal year of the Borrower (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of

106

~~CHAR1\1940028v1~~CHAR1\1940028v4

income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. (b) Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower (or, if earlier, five (5) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes. (c) Budget and Projections. As soon as available, but in any event no later than sixty (60) days after the beginning of each fiscal year of the Borrower, projections and a budget for the Borrower and its Subsidiaries on a Consolidated basis (including a balance sheet and related statements of income and cash flows), on a quarterly basis for such fiscal year. (d) Moruga. If applicable, concurrentlyConcurrently with the delivery of any financial statements pursuant to Section 6.01(a) or Section 6.01(b), the related unaudited consolidatingcompany prepared financial statements reflecting the adjustments necessary to eliminate the accounts of Moruga from such Consolidatedfor Moruga only covering the same period as the financial statements delivered concurrently therewith. As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b), but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) at the times specified therein. 6.02 Certificates; Other Information. Each Loan Party shall, and shall cause each of its Subsidiaries to, deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent: (a) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of the Borrower, including (A) a certification that no Default has occurred and is continuing (or, if a Default has occurred and is continuing, describing the nature and status of each such Default and actions that have been taken or are proposed to be taken to cure 107 CHAR1\1940028v1CHAR1\1940028v4 such Default), (B)(1) a certification of compliance with the financial covenants set forth in Section 7.11, and (2) a calculation of the Consolidated Total Leverage Ratio, in each case including financial covenant calculations for the period covered by the Compliance Certificate, (C) a listing of (1) all applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property made since the date of the most recent prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the Closing Date pursuant to this Section 6.02(a), the Closing Date), (2) all issuances of registrations or letters on existing applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property received since the date of the most recent prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the Closing Date pursuant to this Section 6.02(a), the Closing Date), and (3) all licenses relating to any Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office entered into by any Loan Party since the date of the most recent prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the Closing Date pursuant to this Section 6.02(a), the Closing Date), (D) an accounting of the amount of all PACA Payables (other than any PACA Payables owing to any Subsidiary) existing as of the end of the period covered by the Compliance Certificate, and (E) concurrently with the delivery of the financial statements referred to in Section 6.01(a), updated evidence of insurance for any insurance coverage of any Loan Party that was renewed, replaced or modified during the period covered by such Compliance Certificate, and (ii) a copy of management’s discussion and analysis with respect to such financial statements. Unless the Administrative Agent requests executed originals, delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes. (b) Audit Reports; Management Letters; Recommendations. Promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them. (c) Annual Reports; Etc. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto. (d) Debt Securities Statements and Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement governing Indebtedness with in an aggregate principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02. (e) SEC Notices. Promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. 108 CHAR1\1940028v1CHAR1\1940028v4 jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary. (f) Notices. Not later than five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement evidencing Indebtedness having an aggregate outstanding principal amount in excess of the Threshold Amount. (g) Environmental Notice. Promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect, or (ii) cause any Mortgaged Property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law. (h) Additional Information. Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (acting through the Administrative Agent) may from time to time reasonably request. Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a), or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (ii) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower hereby acknowledges that (a) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”), and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower 109 CHAR1\1940028v1CHAR1\1940028v4

Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, each Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (iv) the Administrative Agent and any Affiliate thereof and each Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”. 6.03 Notices. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly, but in any event within two (2) Business Days, notify the Administrative Agent (and, upon receipt of any such notice, the Administrative Agent shall notify each Lender): (a) of the occurrence of any Default; (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; (c) of the occurrence of any ERISA Event; (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary, including any determination by the Borrower referred to in Section 2.10(b); (e) of the commencement of, or any material development in, any action, suit, proceeding, claim, litigation or dispute at law, in equity , in arbitration or otherwise, by or against the Borrower or any Subsidiary, or against the properties or revenues of the Borrower or any Subsidiary, if the amount claimed thereunder exceeds the Threshold Amount; (f) of any (i) occurrence of any Disposition or Involuntary Disposition for which the a mandatory prepayment is required pursuant to Section 2.05(b)(i), (ii) Debt issuance for which a mandatory prepayment is required pursuant to Section 2.05(b)(ii), or (iii) receipt of any Extraordinary Receipt for which a mandatory prepayment is required pursuant to Section 2.05(b)(iii); or (g) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification. Each notice pursuant to this Section 6.03 (other than pursuant to Section 6.03(g)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. 110 CHAR1\1940028v1CHAR1\1940028v4

6.04 Payment of Obligations. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in any case, to the extent the failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. 6.05 Preservation of Existence, Etc. (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.04 or 7.05. (b) Each Loan Party shall, and shall cause each of its Subsidiaries to, take all reasonable action to maintain all rights, privileges, permits, licenses (including, for the avoidance of doubt, but subject to Section 6.19(b), maintenance of a PACA License by any Loan Party or any Subsidiary required to be licensed under PACA) and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. (c) Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve or renew all of its registered Intellectual Property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. 6.06 Maintenance of Properties. Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities. 6.07 Maintenance of Insurance. (a) Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including (i) terrorism insurance, and (ii) flood hazard insurance on all Mortgaged Properties that are Flood Hazard Properties, on such terms and in such amounts as required by the National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent. 111 CHAR1\1940028v1CHAR1\1940028v4

(b) Evidence of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) cause the Administrative Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums), and (ii) annually, upon expiration of current insurance coverage, provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as required by the Administrative Agent, including, but not limited to, (A) evidence of such insurance policies (including, as applicable, ACORD Form 28 certificates (or similar form of insurance certificate) and ACORD Form 25 certificates (or similar form of insurance certificate)), and (B) endorsements naming the Administrative Agent as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance. (c) Redesignation. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly notify the Administrative Agent of any Mortgaged Property that is, or becomes, a Flood Hazard Property. 6.08 Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. 6.09 Books and Records. Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be. 6.10 Inspection Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that, unless an Event of Default exists, only the Administrative Agent may exercise rights under this Section 6.10 and such visits and inspections shall be limited to no more than once in any calendar year; provided, further, that, when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any 112 CHAR1\1940028v1CHAR1\1940028v4 of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. 6.11 Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries to, use the proceeds of the Credit Extensions (a) to refinance certain existing Indebtedness, (b) to finance working capital, and (c) for other general corporate purposes; provided, that, in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document. 6.12 Covenant to Guarantee Obligations. Each Loan Party shall, and shall cause each of its Subsidiaries to, within thirty (30) days (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion) after the acquisition or formation of any Subsidiary, cause any Person that is a Wholly Owned Domestic Subsidiary (other than any Securitization Subsidiary) to become a Guarantor hereunder by way of execution of a Joinder Agreement and, in connection with the foregoing, deliver to the Administrative Agent, with respect to each new Guarantor, substantially the same documentation required pursuant to Sections 4.012(b), (f), (g), (h) and (po) of the Third Amendment, Section 6.13, and, to the extent requested by the Administrative Agent, customary opinions of counsel to such Person and such other deliveries reasonably deemed necessary in connection therewith, all in form, content and scope reasonably satisfactory to the Administrative Agent. 6.13 Covenant to Give Security. Each Loan Party shall: (a) Equity Interests. Except with respect to Excluded Property, cause (i) one hundred percent (100%) of the issued and outstanding Equity Interests directly owned by such Loan Party in each of its Domestic Subsidiaries, and (ii) sixty five percent (65%) (or such greater percentage that, due to a change in an applicable Law after the Closing Date, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent, and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), in each case, directly owned by such Loan Party in each of its Foreign Subsidiaries, in each case, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Collateral Documents (it being understood and agreed that, with respect to the Peruvian Share Pledge Agreement, the security interest created by the Peruvian Share Pledge Agreement will be perfected with its registration in the Contracts Public Registry (Registro Mobiliario de Contratos)), together with, to the extent requested by the Administrative Agent, opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance satisfactory to the Administrative Agent. (b) Other Property. Except with respect to Excluded Property, cause all property of such Loan Party to be subject at all times to first priority (subject only to Permitted Liens), perfected and, in the case of owned real property, title insured, Liens in favor of the 113 CHAR1\1940028v1CHAR1\1940028v4

Administrative Agent, for the benefit of the Secured Parties, to secure the Secured Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, Mortgages, Mortgaged Property Support Documents and, to the extent requested by the Administrative Agent, favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.; provided, that, it is understood and agreed that the Borrower shall have forty-five (45) days following the Third Amendment Effective Date (or such longer period of time as is agreed by the Administrative Agent in its sole discretion) to deliver a Mortgage and the related Mortgaged Property Support Documents with respect to the real property located at 902 Nicolas D. Hachar Road, Laredo, Texas 78045. (c) Landlord Waivers. In the case of each real property leased by such Loan Party where (i) such Loan Party maintains any books and records (electronic or otherwise), or (ii) any personal property Collateral with a value in excess of $2,000,000 is located, in either case, provide the Administrative Agent with such estoppel letters, consents and waivers, in form and substance reasonably satisfactory to the Administrative Agent, from the landlords on such real property to the extent (A) requested by the Administrative Agent, and (B) the Loan Parties are able to secure such letters, consents and waivers after using commercially reasonable efforts (it being understood and agreed that a Loan Party shall have until the date that is ninety (90) days (or such longer period of time as the Administrative Agent may agree in its sole discretion) following the Closing Date to comply with this Section 6.13(c) solely with respect to any estoppel letters, consents and waivers that are required to be delivered on the Closing Date pursuant to this Section 6.13(c)). (d) Qualifying Control Agreements. To the extent requested by the Administrative Agent with respect to any deposit account or any securities account of such Loan Party, cause such deposit account (other than (i) any deposit account maintained with the Administrative Agent or any Lender, and (ii) any Excluded Account) or such securities account (other than any Excluded Account) at all times to be subject to a Qualifying Control Agreement (it being understood that a Loan Party shall have (A) until the date that is one hundred twenty (120) days (or such longer period of time as the Administrative Agent may agree in its sole discretion) following the Closing Date to comply with this Section 6.13(d) with respect to any deposit account or any securities account existing as of the Closing Date, and (B) sixty (60) days (or such longer period of time as the Administrative Agent may agree in its sole discretion) to comply with this Section 6.13(d) solely with respect to any deposit account or any securities account acquired or established after the Closing Date (such period to be measured from the date of acquisition or establishment)). (e) Mortgaged Property Support Documents for the Corporate Office Site. Within ninety (90) days (or such longer period of time as the Administrative Agent may agree in its sole discretion) of the date of issuance of a certificate of occupancy for the improvements on the Corporate Office Site, deliver to the Administrative Agent (i) an ALTA mortgagee title insurance policy issued by a title insurance company acceptable to the Administrative Agent with respect to the Corporate Office Site, assuring the Administrative Agent that the Mortgage covering the Corporate Office Site creates a valid and enforceable first priority mortgage lien on the Corporate Office Site, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policy shall otherwise be in form and substance satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the 114 CHAR1\1940028v1CHAR1\1940028v4

Administrative Agent, and (ii) such other Mortgaged Property Support Documents as are requested by the Administrative Agent with respect to the Corporate Office Site. 6.14 Further Assurances. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder, and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party. 6.15 Farm Credit Equities. (a) So long as (i) a Farm Credit Member is a Lender or a Voting Participant hereunder, and (ii) such Farm Credit Member has notified the Borrower that it is eligible to receive patronage distributions directly from such Farm Credit Member or one of its Affiliates on account of the Term A-2 Loan made (or participated in) by such Farm Credit Member hereunder, the Borrower shall, as a condition to receiving such patronage distributions, acquire Equity Interests in such Farm Credit Member or one of its Affiliates in such amounts and at such times as such Farm Credit Member may require in accordance with such Farm Credit Member’s or its Affiliate’s bylaws and capital plan or similar documents (as each may be amended from time to time); provided, that, notwithstanding anything to the contrary contained herein, the maximum amount of Equity Interests that the Borrower may be required to purchase in such Farm Credit Member or one of its Affiliates in connection with the Term A-2 Loans made by such Farm Credit Member hereunder shall not exceed the maximum amount required by the applicable bylaws, capital plan and related documents, in each case, (A) as in effect (and in the form provided to the Borrower) on the Closing Date, or (B) in the case of a Farm Credit Member that becomes a Lender or a Voting Participant as a result of an assignment or sale of a participation or sub-participation, as in effect (and in the form provided to the Borrower) at the time of the closing of the related assignment or sale of participation or sub-participation. The Borrower acknowledges receipt of the documents from the Farm Credit Members identified on Schedule 6.15 as of the Closing Date (together with any similar documents delivered to the Borrower in connection with a Farm Credit Member that becomes a Lender or a Voting Participant as a result of an assignment or sale of a participation or sub-participation after the Closing Date, the “Farm Credit Equity Documents”), which describe the nature of the Equity Interests in a Farm Credit Member or its Affiliate required to be acquired by the Borrower in connection with the Term A-2 Loans made (or participated in) by such Farm Credit Member (the “Farm Credit Equities”), as well as applicable capitalization requirements, and the Borrower agrees to be bound by the terms thereof. (b) Each party hereto acknowledges that (i) the Farm Credit Equity Documents shall govern (A) the rights and obligations of the parties with respect to the Farm Credit 115 CHAR1\1940028v1CHAR1\1940028v4

Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with the respective Farm Credit Members, (B) the Borrower’s eligibility for patronage distributions from the respective Farm Credit Members or their Affiliates (in the form of Farm Credit Equities and/or cash), and (C) patronage distributions, if any, in the event of a sale by a Farm Credit Member of participations or sub-participations in the Term A-2 Loans made (or participated in) by such Farm Credit Member, (ii) patronage refunds or other distributions by each Farm Credit Member or one of its Affiliates are subject to various conditions, including approval by the applicable board of directors of such Farm Credit Member or Affiliate with respect to each such refund or other distribution, and (iii) the Borrower (and not an Affiliate of the Borrower) will be the owner of the Farm Credit Equities issued by the applicable Farm Credit Member or an Affiliate thereof. Each Farm Credit Member reserves the right to assign or sell participations or sub-participations in all or any part of its Term A-2 Loans hereunder on a non-patronage basis (and/or to a Lender that pays no patronage or pays patronage that is lower than the patronage paid by the transferring Farm Credit Member) in accordance with Section 11.06(e). (c) Each party hereto acknowledges that each Farm Credit Member (or its Affiliate) has a statutory first lien pursuant to the Farm Credit Act on all Farm Credit Equities of such Farm Credit Member (or its Affiliate) that the Borrower may now own or hereafter acquire, which statutory lien shall be for such Farm Credit Member’s (or its Affiliate’s) sole and exclusive benefit. The Farm Credit Equities of a particular Farm Credit Member (or its Affiliate) shall not constitute security for the Secured Obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on the Farm Credit Equities of a Farm Credit Member (or its Affiliate) or on patronage accrued by such Farm Credit Member (or its Affiliate) for the account of the Borrower (including, in each case, proceeds thereof), such Lien shall be for such Farm Credit Member’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the Farm Credit Equities nor any accrued patronage shall be offset against the Secured Obligations except that, in the event of an Event of Default, a Farm Credit Member may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts due under this Agreement. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. No Farm Credit Member shall have an obligation to retire the Farm Credit Equities of such Farm Credit Member upon any Event of Default, any Default or any other default by the Borrower, or at any other time, either for application to the Secured Obligations or otherwise. 6.16 Principal Depository Bank. Each Loan Party shall maintain, within one hundred twenty (120) days of the Closing Date (or such longer period of time as the Administrative Agent may agree in its sole discretion), its principal deposit and operating accounts, and its principal cash management and depository relationship, in each case, with a Lender. 6.17 Anti-Corruption Laws; Sanctions. Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) conduct its business in compliance with (i) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and (ii) all applicable Sanctions, and (b) maintain policies and procedures designed to promote and achieve compliance with (i) the United 116 CHAR1\1940028v1CHAR1\1940028v4

States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti- corruption legislation in other jurisdictions, and (ii) all applicable Sanctions. 6.18 PACA. Each Loan Party shall, and shall cause each of its Subsidiaries to: (a) include language on all invoices and requests for payment with respect to produce or other perishable agricultural commodities capable of being subject to PACA providing that: “The perishable agricultural commodities listed on this invoice are sold subject to the statutory trust authorized by §5(c) of the Perishable Agricultural Commodities Act, 1930 (7 U.S.C. § 499e(c)). The seller of these commodities retains a trust claim over these commodities, all inventories of food or other products derived from these commodities, and any receivables or proceeds from the sale of these commodities until full payment is received.”, or such other language as may be prescribed pursuant to PACA from time to time; (b) take such other actions as are necessary under PACA to obtain the benefits available to any Loan Party under PACA with respect to produce or other perishable agricultural commodities capable of being subject to PACA; and (c) in the case of any Subsidiary that sells or supplies produce or other perishable agricultural commodities capable of being subject to PACA to a Loan Party, deliver a PACA Waiver to the Administrative Agent. 6.19 Post-Closing Covenants. (a) Within thirty (30) days of the Closing Date (or such longer period of time as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent reasonably satisfactory evidence that all security interests related to the Existing Foreign Indebtedness have been terminated. (b) Within thirty (30) days of the Closing Date (or such longer period of time as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent reasonably satisfactory evidence that the Borrower’s PACA License is active and in full force and effect. ARTICLE VII NEGATIVE COVENANTS Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to: 7.01 Liens. Directly or indirectly create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”): (a) Liens pursuant to any Loan Document; (b) Liens existing on the ClosingThird Amendment Effective Date and listed on Schedule 7.01 and any renewals or extensions thereof; provided, that, (i) the property covered thereby is not changed, (ii) the amount secured thereby is not increased, except as permitted by Section 7.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, 117 CHAR1\1940028v1CHAR1\1940028v4 and (iv) any renewal or extension of the obligations secured thereby is permitted by Section 7.02(b); (c) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided, that, such Liens secure amounts which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted with respect to which adequate reserves are maintained on the books of the applicable Person; (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA; (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h); (i) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by such Person, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided, that, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; (j) Liens securing Indebtedness permitted under Section 7.02(c); provided, that: (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, accessions thereto and proceeds thereof, (ii) the Indebtedness secured thereby does not exceed the purchase price of the property being acquired on the date of acquisition, and (iii) such Liens attach to such property concurrently with or within two hundred seventy (270) days after the acquisition thereof; (k) leases, subleases, licenses or sublicenses granted to others and not interfering in any material respect with the business of any Loan Party or any of its Subsidiaries; (l) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into in the ordinary course of business and not prohibited by this Agreement and covering only the assets so leased, licensed or subleased; 118 CHAR1\1940028v1CHAR1\1940028v4

(m) Liens of a collection bank arising under Section 4-210 of the UCC (or similar provisions of applicable Law) on items in the course of collection; (n) Liens of sellers of goods arising under Article 2 of the UCC or similar provisions of applicable Law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; (o) the filing of UCC (or equivalent) financing statements solely as a precautionary measure in connection with operating leases; (p) Liens in favor of any customs or revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (q) statutory Liens (or related consensual Liens) in favor of a Farm Credit Member or one of its Affiliates pursuant to the Farm Credit Act on all Farm Credit Equities of such Farm Credit Member or Affiliate that the Borrower may now own or hereafter acquire pursuant to Section 6.15; (r) the statutory trust created pursuant to PACA or any similar Law or regulation, as the same may apply to agricultural products purchased by the Borrower or any Subsidiary from any Persons; (s) until November 11, 2018 (or such later date as the Administrative Agent may agree in its sole discretion), Liens incurred(i) Liens on Securitization Assets granted in connection with the Existing Foreign Indebtedness; provided, that, from and after October 12, 2018 (or such later date as the Administrative Agent may agree in its sole discretion), such Liens shall not secure (either directly or indirectly) the repayment of any Indebtedness (it being understood and agreed that, except asany Qualifying Securitization Facility permitted pursuant to Section 7.02(l), all Existing Foreign Indebtedness shall be repaid on or prior to the Closing datek); and (ii) precautionary Liens granted (and any related UCC financing statements filed) for the purpose of perfecting the ownership interests of a purchaser of accounts receivable and related assets pursuant to any Qualifying Securitization Facility permitted pursuant to Section 4.017.02(n)k); and (t) Liens not otherwise permitted by this Section 7.01 securing obligations in an aggregate principal amount not to exceed $5,000,00015,000,000 at any time outstanding; provided, that, no Default shall have occurred and be continuing at the time of incurrence of such Lien or would result therefrom. 7.02 Indebtedness. Directly or indirectly create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness under the Loan Documents; (b) Indebtedness outstanding on the ClosingThird Amendment Effective Date and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided, that, (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments 119 CHAR1\1940028v1CHAR1\1940028v4 unutilized thereunder, and (ii) the direct or any contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension; (c) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations hereafter incurred to finance the purchase of fixed assets, and any refinancings, refundings, renewals or extensions thereof; provided, that: (i) the sum of the aggregate principal amount of all such Indebtedness, plus the aggregate principal amount of all Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations set forth on Schedule 7.02, shall not exceed $35,000,000 at any time outstanding, and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; (d) intercompany Indebtedness permitted under Section 7.03 (other than by reference to this Section 7.02 (or any clause hereof)) (“Intercompany Debt”); provided, that, in the case of Intercompany Debt owing by a Loan Party to any Subsidiary that is not a Loan Party, (i) such Intercompany Debt shall be subordinated to the Secured Obligations in a manner and to the extent reasonably acceptable to the Administrative Agent, and (ii) such Intercompany Debt shall not be prepaid unless no Default exists immediately prior to and after giving effect to such prepayment; (e) obligations (contingent or otherwise) existing or arising under any Swap Contract; provided, that: (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view”, and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; (f) Indebtedness existing or arising under any Secured Cash Management Agreement entered into in the ordinary course of business; (g) to the extent constituting Indebtedness, Earn Out Obligations incurred in connection with any Permitted Acquisition; (h) Indebtedness in respect of bid, performance or surety bonds, completion guarantees and appeal bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances, in each case issued in the ordinary course of business; (i) Guarantees with respect to Indebtedness of any Loan Party permitted under this Section 7.02; provided, that, if the Indebtedness being Guaranteed is subordinated to the Secured Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Secured Parties as those contained in the subordination of such Indebtedness; (j) Indebtedness of any Person acquired after the ClosingThird Amendment Effective Date in a Permitted Acquisition; provided, that, (i) such Indebtedness shall be existing at the time of such Permitted Acquisition and shall not have been incurred in contemplation of such Permitted Acquisition, and (ii) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding; (k) until October 12, 2018 (or such later date as the Administrative Agent may agree in its sole discretion), Indebtedness of the Borrower owing to the Arato Holding Existing 120 CHAR1\1940028v1CHAR1\1940028v4

OwnersAttributable Indebtedness in respect of any Qualifying Securitization Facilities; provided, that, the aggregate principal amount of all such Indebtedness shall not exceed $40,000,00030,000,000 at any time outstanding; (l) until October 12, 2018 (or such later date as the Administrative Agent may agree in its sole discretion), Indebtedness owing by Mission de México, S.A. de C.V. to BBVA Bancomer S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer; provided, that, the aggregate principal amount of such Indebtedness shall not exceed $9,535,000 at any time outstanding; and[reserved]; and (m) Indebtedness not otherwise permitted by this Section 7.02; provided, that, (i) no Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom, and (ii) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,00015,000,000 at any time outstanding. 7.03 Investments. Directly or indirectly make or hold any Investments, except: (a) Investments in the form of cash or Cash Equivalents; (b) Investments existing as of the ClosingThird Amendment Effective Date and set forth on Schedule 7.03 and any modification thereof; provided, that, the amount of the original Investment is not increased in connection with any such modification; (c) (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the ClosingThird Amendment Effective Date; (ii) Investments in any Person that is a Loan Party prior to giving effect to such Investment; and (iii) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party; and (iv) Investments in or relating to Securitization Subsidiaries that, in the good faith determination of the Borrower, are necessary or advisable to effect any Qualifying Securitization Facility permitted pursuant to Section 7.02(k) (or any repurchase obligation in connection therewith); (d) Investments by any Loan Party in any Wholly Owned Subsidiary of the Borrower that is not a Loan Party; provided, that, (i) no Default shall have occurred and be continuing or would result therefrom, and (ii) the aggregate amount of all such Investments shall not exceed $35,000,00075,000,000 in any fiscal year of the Borrower (provided, further, that, fifty percent (50%) of the unused portion of the basket set forth in this clause (ii) in any fiscal year of the Borrower may be carried over and used in the immediately succeeding fiscal year of the Borrower (but not any subsequent fiscal year of the Borrower));; (e) Investments (i) in any joint venture that is not a Subsidiary, and (ii) by any Loan Party in any Non-Wholly Owned Subsidiary of the Borrower that is not a Loan Party; provided, that, (i) no Default shall have occurred and be continuing or would result therefrom, and (ii) the aggregate amount of all such Investments shall not exceed $15,000,00025,000,000 in any fiscal year of the Borrower (provided, further, that, fifty percent (50%) of the unused portion of the basket set forth in this clause (ii) in any fiscal year of the Borrower may be carried over and used in the immediately succeeding fiscal year of the Borrower (but not any subsequent fiscal year of the Borrower)); 121 CHAR1\1940028v1CHAR1\1940028v4

(f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and other credits to suppliers in the ordinary course of business; (g) Permitted Acquisitions; (h) Guarantees permitted by Section 7.02 (other than by reference to this Section 7.03 (or any clause hereof)); (i) loans or advances to officers, directors and employees for relocation, entertainment, travel expenses, and similar expenditures; provided, that, the aggregate amount of all such loans and advances shall not exceed $1,000,000 at any time outstanding; (j) Investments in Farm Credit Equities that the Borrower may now own or hereafter acquire pursuant to Section 6.15; (k) to the extent constituting Investments, deposits made into the Specified Deferred Compensation Account; (l) any other Investment; provided, that, (i) the Consolidated Total Net Leverage Ratio as of the end of the Measurement Period ending as of the most recently ended fiscal quarter of the Borrower prior to the making of such Investment is less than or equal to 1.752.50 to 1.0 (as demonstrated in the Compliance Certificate delivered by the Borrower for such period pursuant to Section 6.02(a)), (ii) no Default has occurred and is continuing or would result therefrom, and (iii) after giving Pro Forma Effect to such Investment, the Consolidated Total Net Leverage Ratio shall be less than or equal to 1.752.50 to 1.0; and (m) any other Investment (other than any Acquisition) not otherwise permitted by this Section 7.03; provided, that, (i) no Default has occurred and is continuing or would result therefrom, and (ii) the sum of (A) the aggregate amount of all such Investments, plus (B) the aggregate amount of all Capital Expenditures made in reliance on Section 7.12(d), shall not exceed $10,000,000 in any fiscal year of the Borrower. 7.04 Fundamental Changes. Directly or indirectly merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, that, notwithstanding the foregoing provisions of this Section 7.04, but subject to the terms of Sections 6.12 and 6.13: (a) the Borrower may merge or consolidate with any Subsidiary; provided, that, the Borrower shall be the continuing or surviving Person; (b) any Loan Party (other than the Borrower) may merge or consolidate with any other Loan Party (other than the Borrower); (c) any Subsidiary that is not a Loan Party may merge or consolidate with or into any Loan Party; provided, that, such Loan Party shall be the continuing or surviving Person; (d) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party; (e) any Subsidiary may be dissolved or liquidated, so long as (i) such dissolution or liquidation, as applicable, would not reasonably be expected to have a Material Adverse Effect, and (ii) the residual assets of such Subsidiary shall be transferred to a Loan Party; and (f) any Loan Party or any Subsidiary may make any Disposition permitted pursuant to Section 7.05 (other than by reference to this Section 7.04 (or any clause hereof)). 122 CHAR1\1940028v1CHAR1\1940028v4

7.05 Dispositions. Directly or indirectly make any Disposition or enter into any agreement to make any Disposition, except for any Permitted Transfer.: (a) any Permitted Transfer; and (b) Dispositions of Securitization Assets by the Borrower and its Subsidiaries in connection with any Qualifying Securitization Facility permitted pursuant to Section 7.02(k). 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except: (a) each Subsidiary may declare and make dividend payments or other distributions to the Borrower and to any Subsidiary that owns Equity Interests of such Subsidiary (and, in the case of a dividend or other distribution by a Non-Wholly Owned Subsidiary of the Borrower, to the Borrower or other Subsidiary and to each other owner of Equity Interests of such Non- Wholly Owned Subsidiary ratably based on their relative ownership interests); (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common Equity Interests of such Person; and (c) the Borrower may make any Restricted Payment; provided, that, (i) no Default has occurred and is continuing or would result therefrom, and (ii) upon giving Pro Forma Effect to any such Restricted Payment, the Loan Parties would be in compliance with the financial covenant set forth in Section 7.11(b) as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable. 7.07 Change in Nature of Business. Directly or indirectly engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the ClosingThird Amendment Effective Date or any business reasonably related, complimentary, ancillary or incidental thereto. 7.08 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person, other than: (a) advances of working capital to any Loan Party; (b) transfers of cash and assets to any Loan Party; (c) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate; (d) transactions expressly permitted by Section 7.02, Section 7.03, Section 7.04, Section 7.05 or Section 7.06 (in each case, other than by reference to this Section 7.08 (or any clause hereof)); (e) employee compensation, employee benefit arrangements, and reimbursement of expenses of, and indemnities issued to and the payment of reasonable fees to, officers and directors in the ordinary course of business; and (f) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on fair and reasonable terms and conditions, when taken as a whole, substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate. 123 CHAR1\1940028v1CHAR1\1940028v4

7.09 Burdensome Agreements. Directly or indirectly enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligations owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents (or any renewals, refinancings, exchanges, refundings or extension thereof), or (vi) act as a Loan Party pursuant to the Loan Documents (or any renewals, refinancings, exchanges, refundings or extension thereof), except (in respect of any of the matters referred to in clauses (a)(i) through (a)(v) above) for (A) this Agreement and the other Loan Documents, (B) restrictions and conditions imposed by applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 7.02(c) (provided, that, any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.05(a) pending the consummation of such sale, (E) customary provisions in leases, licenses and other contracts restricting the assignment, subletting or transfer thereof or other assets subject thereto, and (F) customary provisions in joint venture agreements, financing agreements relating to joint ventures, and other similar agreements relating solely to the securities, assets and revenues of joint ventures, and (G) customary restrictions contained in any agreement relating to any Qualifying Securitization Facility permitted pursuant to Section 7.02(k), or (b) requires the grant of any security for any obligation if such property is given as security for the Secured Obligations (except to the extent such grant constitutes a Permitted Lien). 7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose. 7.11 Financial Covenants. (a) Consolidated Total Net Leverage Ratio. Permit the Consolidated Total Net Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be greater than (i) 3.50 to 1.0, for any fiscal quarter ending during the period from the Closing Date to and including July 31, 2019, (ii) 3.25 to 1.0, for any fiscal quarter ending during the period from August 1, 2019 to and including July 31, 2020, (iii) 3.00 to 1.0, for any fiscal quarter ending during the period from August 1, 2020 to and including July 31, 2021, (iv) 2.75 to 1.0, for any fiscal quarter ending during the period from August 1, 2021 to and including January 31, 2022, (v) 3.75 to 1.0, for the fiscal quarter ending April 30, 2022, (vi) 3.25 to 1.0, for the fiscal quarter ending July 31, 2022, and (vii) 2.75 to 1.0, for any fiscal quarter ending thereafter.. (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be less than 1.501.25 to 1.0. 7.12 Capital Expenditures[Reserved]. 124 CHAR1\1940028v1CHAR1\1940028v4

Directly or indirectly make or become legally obligated to make any Capital Expenditure, except for: (a) Capital Expenditures made by any Loan Party; (b) Capital Expenditures made by any Wholly Owned Subsidiary of the Borrower that is not a Loan Party, so long as the aggregate amount of all such Capital Expenditures does not exceed $35,000,000 in any fiscal year of the Borrower (provided, that, fifty percent (50%) of the unused portion of the basket set forth in this Section 7.12(b) in any fiscal year of the Borrower may be carried over and used in the immediately succeeding fiscal year of the Borrower (but not any subsequent fiscal year of the Borrower)); (c) any other Capital Expenditure; provided, that, (i) the Consolidated Total Net Leverage Ratio as of the end of the Measurement Period ending as of the most recently ended fiscal quarter of the Borrower prior to the making of such Capital Expenditure is less than or equal to 1.75 to 1.0 (as demonstrated in the Compliance Certificate delivered by the Borrower for such period pursuant to Section 6.02(a)), and (ii) after giving Pro Forma Effect to such Capital Expenditure, the Consolidated Total Net Leverage Ratio shall be less than or equal to 1.75 to 1.0; and (d) any other Capital Expenditure not otherwise permitted by this Section 7.12, so long as the sum of (i) the aggregate amount of all such Capital Expenditures, plus (ii) the aggregate amount of all Investments made in reliance on Section 7.03(m), shall not exceed $10,000,000 in any fiscal year of the Borrower. 7.13 Amendments of Organization Documents; Changes in Fiscal Year, Legal Name, State of Organization, or Form of Entity; Accounting Changes. (a) Other than with respect to amendments to the Borrower’s Organization Documents as may be effected in connection with the Initial Public Offering, amend any of its Organization Documents in any manner that is materially adverse to the Lenders; provided, that, with respect to any such amendment to the Borrower’s Organization Documents effected in connection the consummation of the Initial Public Offering, the Borrower shall, promptly following the effectiveness of such amendment, deliver to the Administrative Agent copies of such Organization Documents, as amended (and, where applicable, certified to be true and complete as of a recent date following such amendment by the appropriate Governmental Authority). (b) Change its fiscal year. (c) Without providing ten (10) days prior written notice to the Administrative Agent (or such shorter period of time as agreed to by the Administrative Agent in its sole discretion), change its legal name, state of organization, or form of organization. (d) Make any change in accounting policies or reporting practices, except as required by GAAP. 7.14 Sale and Leaseback Transactions. Directly or indirectly enter into any Sale and Leaseback Transaction. 125 CHAR1\1940028v1CHAR1\1940028v4

7.15 Prepayments, Etc. of Indebtedness. Directly or indirectly prepay, redeem, purchase, defease or otherwise satisfy any Indebtedness, or obligate itself to do so prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), or make any payment of Indebtedness in violation of any subordination, standstill or collateral sharing terms of or governing any Indebtedness, except for (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) the prepayment of Intercompany Debt permitted pursuant to Section 7.02(d) (and subject to conditions set forth in Section 7.02(d) and Section 11.16), and (c) the prepayment of Indebtedness incurred in reliance on Section 7.02(c), and (d) the prepayment of any Existing Foreign Indebtedness. 7.16 Amendment, Etc. of Indebtedness. Directly or indirectly amend, modify or change in any manner any term or condition of any Indebtedness having an aggregate outstanding principal amount in excess of the Threshold Amount (other than Indebtedness arising under the Loan Documents) if such amendment, modification or change would add or change any terms in a manner adverse to any Loan Party or any Subsidiary, or shorten the final maturity or Weighted Average Life to Maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto. 7.17 Sanctions. Directly or indirectly use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions. 7.18 Anti-Corruption Laws. Directly or indirectly use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions. 7.19 PACA. Directly or indirectly (a) modify any payment terms or requests for payment with respect to produce or other perishable agricultural commodities capable of being subject to PACA in any manner to void PACA rights and benefits available to any Loan Party, or (b) take any other action to void the rights or benefits available to any Loan Party under PACA with respect to produce or other perishable agricultural commodities capable of being subject to PACA. ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 8.01 Events of Default. Any of the following shall constitute an “Event of Default”: 126 CHAR1\1940028v1CHAR1\1940028v4

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.12, 6.13, 6.14, 6.19 or Article VII; or (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier to occur of (i) a Responsible Officer of a Loan Party becoming aware of such failure, and (ii) written notice thereof being provided to the Borrower by the Administrative Agent or any Lender; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or (e) Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract), or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which a Loan Party or any Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or (f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for 127 CHAR1\1940028v1CHAR1\1940028v4 all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or (h) Judgments. There is entered against any Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Loan Documents, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or it is or becomes unlawful for a Loan Party to perform any of its obligations under the Loan Documents; or (k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby (it being understood and agreed that with respect to the Peruvian Share Pledge Agreement, the security interest created by the Peruvian Share Pledge Agreement will be perfected with its registration in the Contracts Public Registry (Registro Mobiliario de Contratos)), or any Loan Party shall assert the invalidity of such Liens; or 128 CHAR1\1940028v1CHAR1\1940028v4

(l) Change of Control. There occurs any Change of Control. Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by the Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion) as determined in accordance with Section 11.01); and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01. 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions: (a) declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and (d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or equity; provided, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order: First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel 129 CHAR1\1940028v1CHAR1\1940028v4 to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such; Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them; Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under the Secured Hedge Agreements and the Secured Cash Management Agreements and to the to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law. Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.03. Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or the applicable Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto. ARTICLE IX ADMINISTRATIVE AGENT 130 CHAR1\1940028v1CHAR1\1940028v4

9.01 Appointment and Authority. (a) Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents (and, for Mexican law purposes, each of them grants a comisiόn mercantil in its favor) and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in- fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto. 9.03 Exculpatory Provisions. (a) Neither the Administrative Agent nor any Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the 131 CHAR1\1940028v1CHAR1\1940028v4 generality of the foregoing, none of the Administrative Agent, any Arranger, or any of its respective Related Parties: (i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; or (iii) shall have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, such Arranger or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein. (b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer. (c) Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction 132 CHAR1\1940028v1CHAR1\1940028v4 of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.012 to the Third Amendment, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed ClosingThird Amendment Effective Date specifying its objections. 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. 9.06 Resignation of Administrative Agent. (a) Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the 133 CHAR1\1940028v1CHAR1\1940028v4 retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date (as applicable)), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06(c)). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent, and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties, and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. (d) L/C Issuer and Swingline Lender. Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as the L/C Issuer and the Swingline Lender. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder 134 CHAR1\1940028v1CHAR1\1940028v4 with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Revolving Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as the Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. 9.07 Non-Reliance on Administrative Agent, Arrangers and Other Lenders. Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, such Arranger, any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or 135 CHAR1\1940028v1CHAR1\1940028v4 the L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, an Arranger, a Lender or the L/C Issuer hereunder. 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 11.04. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of 136 CHAR1\1940028v1CHAR1\1940028v4

the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided, that, any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01). and (C) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. 9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01; (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(j) or Section 7.01(s); and (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment 137 CHAR1\1940028v1CHAR1\1940028v4 and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. 9.11 Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender or a Voting Participant, as applicable, and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or the applicable Hedge Bank, as the case may be; provided, that, notwithstanding the foregoing, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date. 9.12 ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house 138 CHAR1\1940028v1CHAR1\1940028v4 asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto). 9.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount. 139 CHAR1\1940028v1CHAR1\1940028v4

ARTICLE X CONTINUING GUARANTY 10.01 Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that, (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor, and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Loan Party under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the illegality, genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. 10.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor. 10.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s 140 CHAR1\1940028v1CHAR1\1940028v4 liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; (f) any defense arising by reason of any change in the corporate existence, structure or ownership of any Loan Party; and (g) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations. Each Guarantor waives any rights and defenses that are or may become available to it by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Secured Obligations. 10.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party. 10.05 Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured. 10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty. 10.07 Stay of Acceleration. 141 CHAR1\1940028v1CHAR1\1940028v4

If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties. 10.08 Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same). 10.09 Appointment of Borrower. Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, the L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party, and (c) the Administrative Agent, the L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties. 10.10 Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law. 10.11 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to 142 CHAR1\1940028v1CHAR1\1940028v4 constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act. 10.12 Additional Guarantor Waivers and Agreements. (a) Each Guarantor understands and acknowledges that if the Secured Parties foreclose judicially or non-judicially against any real property security for the Secured Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this Section 10.12(a), such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that it will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Secured Obligations; (ii) agrees that it will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense that it may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Secured Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Secured Obligations. (b) Each Guarantor waives all rights and defenses that it may have because any of the Secured Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties, (A) the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from any Guarantor even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because any of the Secured Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. (c) Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure. ARTICLE XI MISCELLANEOUS 143 CHAR1\1940028v1CHAR1\1940028v4

11.01 Amendments, Etc. Subject to Section 3.07, noNo amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall: (a) extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension of or increase in any Commitment of any Lender); (b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to any Lender hereunder or under such other Loan Document without the written consent of such Lender entitled to such payment; (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the final proviso to this Section 11.01) any fees or other amounts payable to any Lender hereunder or under any other Loan Document without the written consent of such Lender entitled to such amount; provided, that, only the consent of the Required Lenders shall be necessary to amend (i) the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate, or (ii) any financial covenant hereunder (or any defined term used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder; (d) (i) change Section 2.13, Section 8.03 or any other provision hereof relating to the pro rata sharing of payments among the Lenders in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, or (ii) Section 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender; (e) (i) change any provision of this Section 11.01 or the definition of “Required Lenders” without the written consent of each Lender, (ii) change the definition of “Required Revolving Lenders” without the written consent of each Revolving Lender, (iii) change the definition of “Required Term A-1 Lenders” without the written consent of each Term A-1 Lender, or (iv) change the definition of “Required Term A-2 Lenders” without the written consent of each Term A-2 Lender; (f) release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender; (g) release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is 144 CHAR1\1940028v1CHAR1\1940028v4 permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); (h) release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the written consent of each Lender; (i) prior to the termination of the Revolving Commitments, (i) waive any Default for purposes of Section 4.02(b), (ii) amend, change, waive, discharge or terminate Section 4.02 or Section 8.01 in a manner adverse to the Revolving Lenders, or (iii) amend, change, waive, discharge or terminate this clause (i), in each case without the written consent of the Required Revolving Lenders; (j) (i) amend, change, waive, discharge or terminate Section 2.05(b)(iv) so as to alter the manner of application of proceeds of any mandatory prepayment required by Section 2.05(b)(i), (ii), (iii) (other than to allow the proceeds of such mandatory prepayments to be applied ratably with other term loans under this Agreement), or (ii) amend, change, waive, discharge or terminate this clause (j), in each case without the written consent of the Required Term A-1 Lenders; or (k) (i) amend, change, waive, discharge or terminate Section 2.05(b)(iv) so as to alter the manner of application of proceeds of any mandatory prepayment required by Section 2.05(b)(i), (ii), (iii) (other than to allow the proceeds of such mandatory prepayments to be applied ratably with other term loans under this Agreement), or (ii) amend, change, waive, discharge or terminate this clause (k), in each case without the written consent of the Required Term A-2 Lenders; or (l) (i) subordinate, or have the effect of subordinating, the Obligations in right of payment to any other Indebtedness for borrowed money, or (ii) subordinate, or have the effect of subordinating, the Liens on all or substantially all of the Collateral securing the Secured Obligations to Liens securing any other Indebtedness, in each case without the written consent of each Lender directly and adversely affected thereby. provided, further, that, notwithstanding anything herein to the contrary: (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) any Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (vi) each Lender is entitled 145 CHAR1\1940028v1CHAR1\1940028v4 to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; (vii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; (viii) in order to implement any Incremental Facility in accordance with Section 2.02(g), this Agreement and any other Loan Document may be amended for such purpose (but solely to the extent necessary to implement such Incremental Facility and otherwise in accordance with Section 2.02(g)) by the Loan Parties, the Administrative Agent and each lender providing a portion of such Incremental Facility; (ix) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, each Borrower, the other Loan Parties and the relevant Lenders providing such additional credit facilities to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; (x) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an inconsistency, obvious error or omission, in each case, of a technical or immaterial nature, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof; (xi) as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section 11.01, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitments or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective; and (xii) with respect to any matter requiring the approval of each Lender, each Lender directly affected thereby or other specified Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 11.06(e) as to such matter.; (xiii) this Agreement or any other Loan Document may be amended as set forth in Section 3.03(b), including in order to implement any Successor Rate; (xiv) in connection with the implementation of a Successor Rate, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective; and (xv) the Administrative Agent will have the right (in consultation with the Borrower) to make Conforming Changes from time to time and any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, so long as, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. 11.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all 146 CHAR1\1940028v1CHAR1\1940028v4

notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and (ii) if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b) shall be effective as provided in Section 11.02(b). (b) Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender, the Swingline Lender or the L/C Issuer pursuant to Article II if such Lender, the Swingline Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under Article II by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. 147 CHAR1\1940028v1CHAR1\1940028v4

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. (d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws. (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notices of Loan Prepayment, Swingline Loan Notices and Voting Participant Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. 148 CHAR1\1940028v1CHAR1\1940028v4

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the L/C Issuer or the Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. 11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (limited, in the case of legal counsel, to the reasonable and documented fees, charges and disbursements of (A) one primary counsel to the Administrative Agent, (B) one local counsel retained by the Administrative Agent in each relevant jurisdiction, (C) one local real estate counsel retained by the Administrative Agent in each relevant jurisdiction, and (D) any other counsel retained by the Administrative Agent with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out- of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (limited, in the case of legal counsel, to the reasonable and documented fees, charges and disbursements of (A) one primary counsel for the Administrative Agent, the Lenders and the L/C Issuer, taken as a whole, (B) one local counsel for the Administrative Agent, the Lenders and the L/C Issuer, taken as a whole, in each relevant jurisdiction, and (C) in the event of any 149 CHAR1\1940028v1CHAR1\1940028v4 actual or perceived conflict of interest, one additional counsel to each group of affected Persons similarly situated, taken as a whole, in each relevant jurisdiction), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (provided, that, with respect to the reasonable and documented fees, charges and disbursements of counsel, such indemnification shall be limited to (x) one primary counsel for the Indemnitees, taken as a whole, (y) one local counsel for the Indemnitees, taken as a whole, in each relevant jurisdiction, and (z) in the event of any actual or perceived conflict of interest, one additional counsel to each group of affected Indemnitees similarly situated, taken as a whole, in each relevant jurisdiction)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including such Indemnitee’s reasonable reliance on any Communication executed using an Electronic Signature or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such other Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under Section 11.04(a) or Section 11.04(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the 150 CHAR1\1940028v1CHAR1\1940028v4

Administrative Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub- agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor. (f) Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. 11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer 151 CHAR1\1940028v1CHAR1\1940028v4

under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. 11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided, that, any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned. (B) In any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of any Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the 152 CHAR1\1940028v1CHAR1\1940028v4

Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this Section 11.06(b)(ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans, or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and (C) the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of aone or more natural personpersons). (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative 153 CHAR1\1940028v1CHAR1\1940028v4

Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.06(b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d). (c) Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of aone or more natural PersonPersons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a 154 CHAR1\1940028v1CHAR1\1940028v4

portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations. Any agreement or instrument pursuant to which a Lender sells such a participation shall, subject to Section 11.06(e), provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b), and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Voting Participants. Notwithstanding anything in this Section 11.06 to the contrary, any Farm Credit Member that (i) has purchased a participation or sub-participation in the Term A-2 Facility in the minimum amount of $5,000,000 on or after the Closing Date, (ii) is, by written notice to the Borrower and the Administrative Agent in substantially the form of 155 CHAR1\1940028v1CHAR1\1940028v4

Exhibit K (a “Voting Participant Notice”), designated by the selling Lender (including any existing Voting Participant) as being entitled to be accorded the rights of a Voting Participant hereunder (any Farm Credit Member so designated being called a “Voting Participant”), and (iii) receives the prior written consent of the Borrower (provided, that, the Borrower shall be deemed to have consented to any such participation or sub-participation unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received such Voting Participant Notice) and the Administrative Agent to become a Voting Participant (in each case, to the extent such consent would be required pursuant to Section 11.06(b)(iii) if such transfer were an assignment rather than a sale of a participation or sub- participation), shall be entitled to vote (and the voting rights of the selling Lender (including any existing Voting Participant with respect to such Lender) shall be correspondingly reduced), on a dollar-for dollar-basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each Voting Participant Notice shall, with respect to any Voting Participant, (A) state the full legal name, as well as all contact information required of an assignee as set forth in Exhibit K, and (B) state the dollar amount of the participation or sub- participation purchased. The Borrower and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this Section 11.06(e). The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee or participant of such Voting Participant that is not a Voting Participant. Notwithstanding the foregoing, each Farm Credit Member that has purchased a participation in a minimum amount of $5,000,000 and has been designated as a Voting Participant in Schedule 11.06(e) shall be a Voting Participant without delivery of a Voting Participant Notice and without the prior written consent of the Borrower and the Administrative Agent. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to Section 11.06(b), Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as the L/C Issuer, and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as the Swingline Lender. In the event of any such resignation as the L/C Issuer or the Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, that, no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as the L/C Issuer or the Swingline Lender, as the case may be. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as the Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk 156 CHAR1\1940028v1CHAR1\1940028v4 participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. 11.07 Treatment of Certain Information; Confidentiality. (a) Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.02(g), or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders, or (C) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (viii) with the consent of the Borrower or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 11.07, or (B) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (C) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07. For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided, that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this 157 CHAR1\1940028v1CHAR1\1940028v4

Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments. (b) Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information, and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws. (c) Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure. (d) Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties. 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15, and pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent 158 CHAR1\1940028v1CHAR1\1940028v4

promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application. 11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 11.10 Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. 11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in 159 CHAR1\1940028v1CHAR1\1940028v4 good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. 11.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that: (a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b); (b) such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; (d) such assignment does not conflict with applicable Laws; and (e) in the case of an assignment resulting from a Lender becoming a Non- Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding anything in this Section 11.13 to the contrary, (a) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding unless arrangements satisfactory to such Lender (including the furnishing of a backstop letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably 160 CHAR1\1940028v1CHAR1\1940028v4 satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit, and (b) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06. 11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.14(b). THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY 161 CHAR1\1940028v1CHAR1\1940028v4

APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. 11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15. 11.16 Subordination. Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that, in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 11.16, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent. 11.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, each Arranger and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates (including BofA 162 CHAR1\1940028v1CHAR1\1940028v4

Securities), and each Arranger and the Lenders and their Affiliates (collectively, solely for purposes of this Section 11.17, the “Lenders”), on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent and its Affiliates (including BofA Securities) and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (ii) neither the Administrative Agent, any of its Affiliates (including BofA Securities) nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates (including BofA Securities) and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates (including BofA Securities) nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates (including BofA Securities) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby. 11.18 Electronic Execution. This Agreement, any other Loan Document, and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Loan Party and each of the Administrative Agent, the L/C Issuer, the Swingline Lender, and the Lenders agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section 11.18 may include use or acceptance by the Administrative Agent and each Lender Party of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, the L/C Issuer, nor the Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, that, (a) to the extent the Administrative Agent, the L/C Issuer and/or the Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) 163 CHAR1\1940028v1CHAR1\1940028v4 upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. Neither the Administrative Agent, the L/C Issuer, nor the Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Communication (including, for the avoidance of doubt, in connection with the Administrative Agent’s, the L/C Issuer’s, or the Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, the L/C Issuer, and the Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and reasonably believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Each of the Loan Parties and each of the Lender Parties hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document, and/or any other Communication based solely on the lack of paper original copies of this Agreement, such other Loan Document, and/or such other Communication, and (ii) waives any claim against the Administrative Agent, any Lender Party, and any Related Party of the foregoing for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. 11.19 USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act, the L/C Issuer and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower and its Subsidiaries, which information includes the name and address of each such Person and other information that will allow such Lender, the L/C Issuer or the Administrative Agent, as applicable, to identify each such Person in accordance with the PATRIOT Act. The Loan Parties agree to, promptly following a request by the Administrative Agent, the L/C Issuer or any Lender, provide all such other documentation and information that the Administrative Agent, the L/C Issuer or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation. 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if 164 CHAR1\1940028v1CHAR1\1940028v4 applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 11.21 Waiver of Borrower Rights Under Farm Credit Law The Borrower acknowledges and agrees that, to the extent the provisions of the Agricultural Credit Act of 1987, including, 12 U.S.C. §§2199 through 2202e, and the implementing Farm Credit Administration regulations, 12 C.F.R. §617.7000, et seq. (collectively, the “Farm Credit Law”) apply to the Borrower or to the transactions contemplated by this Agreement, the Borrower, to the extent permitted by Law, hereby irrevocably waives all statutory or regulatory rights of a borrower under the Farm Credit Law (including all rights to disclosure of effective interest rates, differential interest rates, review of credit decisions, distressed loan restructuring, and rights of first refusal) (together with all other rights under the Farm Credit Law, “Borrower Rights”). The Borrower acknowledges and agrees that the waiver of Borrower Rights provided by this Section 11.21 is knowingly and voluntarily made after the Borrower has consulted with legal counsel of its choice and has been represented by counsel of its choice in connection with the negotiation of this Agreement and the waiver of Borrower Rights set forth in this Section 11.21. The Borrower acknowledges that its waiver of Borrower Rights set forth in this Section 11.21 is based on its recognition that such waiver is material to induce commercial banks and other non-Farm Credit System institutions (as defined under Farm Credit Law) to participate in the extensions of credit contemplated by this Agreement and to provide extensions of credit to the Borrower. Nothing contained in this Section 11.21, nor the delivery to the Borrower of any summary of any rights under, or any notice pursuant to, the Farm Credit Law shall be deemed to be, or be construed to indicate, the determination or agreement by the Borrower, the Administrative Agent, or any Lender that the Farm Credit Law, or any rights thereunder, are or will be applicable to the Borrower or to the transactions contemplated by this Agreement. It is the intent of the Borrower that the waiver of Borrower Rights contained in this Section 11.21 complies with and meets all of the requirements of 12 C.F.R. §617.7010(c). 11.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the 165 CHAR1\1940028v1CHAR1\1940028v4 laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. 11.23 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. [SIGNATURE PAGES OMITTED.] 166 CHAR1\1940028v1CHAR1\1940028v4

Annex B Amended Schedules to Credit Agreement See attached.

Schedule 1.01(a) Administrative Agent’s Office; Certain Addresses for Notices LOAN PARTIES: Mission Produce, Inc. 2710 Camino Del Sol Oxnard, CA, 93030 Attention: Joanne Wu and Bryan Giles Email: jwu@missionproduce.com; bgiles@missionproduce.com; Telephone: (805) 98103650 Fax: (805) 981-4789 Website: www.missionproduce.com Taxpayer Identification Number: 95-3847744 ADMINISTRATIVE AGENT: Administrative Agent’s Office (for payments and Requests for Credit Extensions): Bank of America N.A. Mail Code: NC1-026-06-04 GATEWAY VILLAGE-900 BUILDING 900 W. TRADE ST. Charlotte, NC 28255-0001 Attention: Patricia Santos Telephone: 980-387-3794 Fax: 704-625-4200 Email: patricia.santos@bofa.com Wire Instructions: Bank of America, N. A. New York, NY ABA 026009593 Account Name: Wire Clearing Account LIQ Account Number: 1366072250600 Ref: Mission Produce Other Notices as Administrative Agent: (for financial reporting requirements, bank group communications) Bank of America N.A. Mail Code: IL4-540-22-29 540 W. Madison Street Chicago, Illinois 60661 Attention: Linda Lov, Agency Manager Telephone: (312) 828-8010 Fax: (877) 206-1766 Email: linda.k.lov@bofa.com

L/C ISSUER: Bank of America N.A. Trade Operations – SCRANTON 1 Fleet Way Mail Code: PA6-580-02-30 Scranton, PA 18507 Attention: Scranton Standby LC Telephone: 800.370.7519 Fax: 800.755.8743 Email: Tradeclientserviceteamus@bofa.com or scranton_standby_lc@bofa.com SWING LINE LENDER: Bank of America N.A. Mail Code: NC1-026-06-04 GATEWAY VILLAGE-900 BUILDING 900 W. TRADE ST. Charlotte, NC 28255-0001 Attention: Patricia Santos Telephone: 980-387-3794 Fax: 704-625-4200 Email: patricia.santos@bofa.com ABA 026009593 Account Name: Wire Clearing Account LIQ Account Number: 1366072250600 Ref: Mission Produce

Schedule 1.01(b) Commitments and Applicable Percentages Lender Revolving Commitment Applicable Percentage of Revolving Commitments Term A-1 Commitment Applicable Percentage of Term A-1 Commitments Term A-2 Commitment Applicable Percentage of Term A-2 Commitments Bank of America, N.A. $41,250,000.00 27.500000000% $13,750,000.00 27.500000000% $- 0.000000000% Farm Credit West, PCA $- 0.000000000% $- 0.000000000% $50,000,000.00 100.000000000% JPMorgan Chase Bank, N.A. $26,250,000.00 17.500000000% $8,750,000.00 17.500000000% $- 0.000000000% Citibank, N.A. $26,250,000.00 17.500000000% $8,750,000.00 17.500000000% $- 0.000000000% City National Bank $26,250,000.00 17.500000000% $8,750,000.00 17.500000000% $- 0.000000000% Coӧperatieve Rabobank U.A., New York Branch $15,000,000.00 10.000000000% $5,000,000.00 10.000000000% $- 0.000000000% ING Capital LLC $15,000,000.00 10.000000000% $5,000,000.00 10.000000000% $- 0.000000000% Total $150,000,000.00 100.000000000% $50,000,000.00 100.000000000% $50,000,000.00 100.000000000%

Schedule 5.10

Insurance

Type	Carrier	Policy Number	Expiration Date	Coverage Amount	Deductibles
Commercial Property	Nationwide Agribusiness	COP117066A	8/1/2023	$226,165,200	$100,000
Commercial General Liability	Nationwide Agribusiness	CPP117066A	8/1/2023	$1,000,000/$2,000,000	$1,000
Business Automobile	Nationwide Agribusiness	CPP117066A	8/1/2023	$1,000,000	$1,000
Business Interruption	Nationwide Agribusiness	CPP117066A	8/1/2023	$14,400,000	$-
Commercial Umbrella Liability	Travelers Property Casualty	ZUP11N6518118NF	8/1/2023	$10,000,000	$10,000
Excess Umbrella Liability	Federal Insurance Company	79892719	8/1/2023	$15,000,000	Underlying policy
Foreign Liability	Zurich American Insurance Co.	ZE 7865167-03	8/1/2023	$4,000,000	$1,000
Employment Practices	Travelers Casualty & Surety	107676703	8/1/2023	$3,000,000	$150,000
Fiduciary	Travelers Casualty & Surety	107676703	8/1/2023	$2,000,000	$5,000
Kidnap & Ransom	Hiscox Insurance Company	UKA301111818	8/1/2023	$2,000,000	$-
Cyber Liability	North American Capacity Insurance Co.	C-4LPX-240749-CYBER-2022	8/1/2023	$1,000,000	$100,000
Boiler & Machinery	Travelers Property Casualty	BME14H34123A	8/1/2023	$100,000,000	$25,000
Warehouse Legal Liability	AGCS Marine Insurance	MXI93071862	8/1/2023	$2,000,000	$25,000
Directors & Officers – ABC	Hartford	72 DA 0357405	10/1/2023	$10,000,000	$2,500,000
Directors & Officers – Side A DIC	AXA XL	ELU178181	10/1/2023	$10,000,000	Underlying policy

Schedule 5.19(a)

Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments

Subsidiaries

Subsidiary	Holder of Equity Interests	Class/Nature of Equity Interest	Total Number of Shares/Units Outstanding	Number of Shares/Units Owned	Percentage of Shares/Units Owned[1]
Advanced Production Management, LLC	Mission Produce, Inc.	Membership Interest	n/a	100% Membership Interest	100%
Sam Land I, LLC	Mission Produce, Inc.	Membership Interest	n/a	100% Membership Interest	100%
Sam Land II, LLC	Mission Produce, Inc.	Membership Interest	n/a	100% Membership Interest	100%
Sam Land III, LLC	Mission Produce, Inc.	Membership Interest	n/a	100% Membership Interest	100%
Sam Land IV, LLC	Mission Produce, Inc.	Membership Interest	n/a	100% Membership Interest	100%
Solar MPC, LLC	Mission Produce, Inc.	Membership Interest	n/a	100% Membership Interest	100%
Mission Produce Logistics, LLC	Mission Produce, Inc.	Membership Interest	n/a	100% Membership Interest	100%
Mission de México, S.A. de CV	Mission Produce, Inc.	999 Series "B" Shares 10,284,000 Series "B-V" Shares	10,285,000	10,284,999	99.9999903%
Mission Produce Europe BV	Mission Produce, Inc.	Common	1,000	1,000	100%
Mission Produce UK Limited	Mission Produce, Inc.	Common	4,800,001	4,800,001	100%
Mission South Africa (Pty) Ltd.	Mission Produce, Inc.	Common	100	51	51%
Mission Canada Ltd.	Mission Produce, Inc.	Common	1	1	100%
Grupo Arato Holding S.A.C. ("Arato Holding")	Sam Land I, LLC and Sam Land II, LLC	Common	592,236,202	592,236,202 (Sam Land I, LLC- 456,832,768) (Sam Land II, LLC – (135,403,434)	100%
Arato Peru S.A.	Arato Holding	Common	114,167,120	114,167,120	99.999997%
Beggie Peru S.A.	Arato Holding	Common	146,329,446	146,329,446	99.999993%
Inversiones Agricolas Olmos S.A.C.	Arato Holding	Common	168,837,685	168,837,685	99.99%
Avocado Packing Company S.A.C.	Arato Holding	Common	90,282,906	90,282,906	99.999993%

[1] Under Peruvian law, each corporate entity must have at least two shareholders. Accordingly for Arato Peru S.A., Beggie Peru S.A., Inversiones Agricolas Olmos S.A.C., and Avocado Packing Company S.A.C., Mr. Wiesner owns a nominal share.

Mission Produce Asia Limited	Mission Produce, Inc.	Ordinary	1,000	1,000	100%
Mission Produce Chile SpA	Mission Produce, Inc.	Common	405,184	405,184	100%
Mission Aguacates, S.A.S.	Sam Land I, LLC and Sam Land II, LLC	Common	5,000 Quetzales (No shares, only paid in capital)	5,000 (2,500 Sam Land I, LLC; 2,500 Sam Land II, LLC)	100%
Guatemala Avocados S.A.	Sam Land I, LLC and Sam Land II, LLC	Common	1,560,712	1,560,712 (780,356 Sam Land I, LLC; 780,356 Sam Land II, LLC)	100%
Mission Inversiones Agrícolas Guatemala S.A	Sam Land I, LLC and Sam Land II, LLC	Common	20	20 (10 Sam Land I, LLC; 10 Sam Land II, LLC)	100%
Avopack Guatemala S.A.	Sam Land I, LLC and Sam Land II, LLC	Common	20	20 (10 Sam Land I, LLC; 10 Sam Land II, LLC)	100%

Joint Ventures, Partnerships and Other Equity Investments

Entity	Holder of Equity Interests	Class/Nature of Equity Interest	Total Number of Shares/Units Outstanding	Number of Shares/Units Owned	Percentage of Shares/Units Owned
Henry Avocado Corporation	Mission Produce, Inc.	Common	39,980	19,590	49%
Shanghai Mr. Avocado, Limited	Mission Produce Asia, Ltd.	Common	29,700,000 Renminbi Yuan (RMB)	RMB 9,899,010	33.33%
Copaltas S.A.S.	Mission Produce, Inc.	Common	139,200	69,600	50.00%
Moruga Inc. S.A. ("Moruga")	Arato Holding and Sam Land I, LLC	Common	11,648,395	6,989,037 (3,494,519 Arato Holding) (3,494,518 Sam Land I, LLC)	60%
Blueberries Peru S.AC.	Moruga	Common	37,437,096	37,437,095	60% (by and through Moruga)

Schedule 5.19(b)

Loan Parties

Loan Party	Jurisdiction of Organization	Address of Chief Executive Office	Address of Principal Place of Business	U.S. Federal Taxpayer Identification Number	Organizational Identification Number
Mission Produce, Inc.	Delaware	2710 Camino Del Sol, Oxnard CA 93030	2710 Camino Del Sol, Oxnard CA 93030	95-3847744	7786060
Sam Land I, LLC	California	2710 Camino Del Sol, Oxnard CA 93030	2710 Camino Del Sol, Oxnard CA 93030	45-2606811	201115410105
Sam Land II, LLC	California	2710 Camino Del Sol, Oxnard CA 93030	2710 Camino Del Sol, Oxnard CA 93030	47-3114156	201420310233
Sam Land III, LLC	California	2710 Camino Del Sol, Oxnard CA 93030	2710 Camino Del Sol, Oxnard CA 93030	47-2869740	201421210135
Sam Land IV, LLC	California	2710 Camino Del Sol, Oxnard CA 93030	2710 Camino Del Sol, Oxnard CA 93030	47-2869603	201421210132
Advanced Production Management, LLC	California	2710 Camino Del Sol, Oxnard CA 93030	2710 Camino Del Sol, Oxnard CA 93030	47-4233114	201516210342
Solar MPC, LLC	California	2710 Camino Del Sol, Oxnard CA 93030	2710 Camino Del Sol, Oxnard CA 93030	83-0780867	201814410667
Mission Produce Logistics, LLC	California	2710 Camino Del Sol, Oxnard CA 93030	2710 Camino Del Sol, Oxnard CA 93030	83-2089649	201826210192

Schedule 5.20(b)

Intellectual Property

Mission Produce, Inc.

(Delaware Corporation)

U.S. Patents

Issued Patents

Title	Patent No.	Issue Date
PRODUCE LID	D959264	08/02/2022
SYSTEM AND METHOD OF STORING PRODUCE	11117727	09/14/2021
TAMPER-EVIDENT PRODUCE CONTAINER	11091299	08/17/2021
TAMPER-EVIDENT PRODUCE CONTAINER	10752407	08/25/2020
PRODUCE TRAY	D886529	06/09/2020

Patent Application

Title	Appl. No.	Filing Date
SYSTEM AND METHOD OF STORING PRODUCE	17403625 20210371183	08/16/2021

U.S. Trademarks

Trademark Registrations

Mark	Reg. No.	Reg. Date
OPT FOR AVO	6706324	04/19/2022
JUMBOS MORE TO EAT, MORE TO LOVE	6578101	11/30/2021
AVOCADOS AND DON'TS	6396937	06/22/2021
AVO LAST	6257674	01/26/2021
MINIS SMALL BUT MIGHTY	6202989	11/24/2020
EMERALDS IN THE ROUGH	5801407	07/09/2019
MR. AVOCADO (Stylized)	2886725	09/21/2004
MISSIONRIPE and Design	2038314	02/18/1997
OLE RIPE and Design	2038313	02/18/1997
MISSION and Design	2015830	11/12/1996
MISSION and Design	1963613	03/26/1996

Trademark Applications Mark Appl. No. Filing Date MISSION PRODUCE 97503788 07/14/2022 MISSION PRODUCE 97503729 07/14/2022 MISSION and Design 97385542 04/28/2022 Copyright Registration Title Reg. No. Reg. Date Mango color chart. VA0000810263 08/15/1996

Schedule 5.20(c)

Deposit Accounts and Securities Accounts

Deposit Accounts

Loan Party	Depository Institution	Account Number	Average Daily Balance	Excluded Account
Mission Produce, Inc.	Bank of America, N.A.	1453637992	$31,989,615	No
Mission Produce, Inc.	Bank of America, N.A.	1453637997	$0	Yes (Zero Balance Account)
Mission Produce, Inc.	Bank of America, N.A.	1453638000	$0	Yes (Zero Balance Account)
Mission Produce, Inc.	Bank of America, N.A.	1453638005	$0	Yes (Zero Balance Account)
Mission Produce, Inc.	Bank of America, N.A.	5S4-04289-1-8	$6,854,839	No
Mission Produce, Inc.	Wells Fargo Bank, National Association	4121927750	$231,013	Yes
Mission Produce Logistics, LLC	Bank of America, N.A.	1453040483	$171,672	No
Advanced Production Management, LLC	Bank of America, N.A.	1453039050	$903,721	No
Sam Land III, LLC	Wells Fargo Bank, National Association	4486857709	$0	Yes

Securities Accounts

Loan Party	Securities Intermediary	Account Number	Balance 9/30/2022	Excluded Account
Mission Produce, Inc.	Fidelity Investments	Plan #45060	$1,086,262	Yes (Specified Deferred Compensation Account)

Schedule 5.20(d)

Real Properties

Owned Real Property

Loan Party	Property Address	Number of Buildings Located on the Property	Mortgaged Property (Y/N)
Mission Produce, Inc.	2901 Camino Del Sol, Oxnard CA 93030	2	Y
Mission Produce, Inc.	902 Nicolas D Hachar Rd, Laredo, TX 78045	1	Y
Advanced Production Management, LLC	Ventura County Parcel 035-0-100-075 – Lot size 64.59 acres	0	N

Leased Real Property

Loan Party	Property Address	Lessor	Books and Records Maintained at Leased Property (Y/N)	Personal Property Collateral Greater than $2,000,000 Located at Leased Property (Y/N)
Mission Produce, Inc.	2710 Camino Del Sol, Oxnard CA 93030	Monsanto Company	Y	N
Mission Produce, Inc.	450 Central Ave, University Park, IL 60484	Lineage Logistics ICM LLC	N	Y
Mission Produce, Inc.	1109 Commerce Blvd., Swedesboro, NJ 08085	DP 1109 Commerce LLC	N	Y
Mission Produce, Inc.	3550 Southside Industrial Pkwy, Atlanta, GA 30354	Ranger GA LLC	N	Y
Mission Produce, Inc.	4701 Dahlia St, Denver CO 80216	462 Thomas Family Properties LP	N	N
Mission Produce, Inc.	2920 114th ST Grand Prairie, TX 75050	Prologis Industrial Properties	N	Y

Loan Party Property Address Lessor Books and Records Maintained at Leased Property (Y/N) Personal Property Collateral Greater than $2,000,000 Located at Leased Property (Y/N) Mission Produce, Inc. 13015 SE Jennifer St., Clackamas, OR 97015 Prologis Industrial Properties N Y Mission Produce, Inc. 28071 Diaz Road, Temecula, CA 92590 Donald Van Dyke N N Advanced Production Management, LLC 515 & 555 Picachio Road and 0 Cayucos Creek Road Cayucos, CA 93430 Smith Held Ranch N N Advanced Production Management, LLC 2450 Old Creek Rd Cayucos, CA 93430 GDH Properties N N Advanced Production Management, LLC 1386 Chambersburg Rd, Fillmore, CA 93015 Elkins Ranch Company N N

Schedule 7.01 Existing Liens Loan Party/ Subsidiary Secured Party Collateral Financing Statement # (if any) Mission Produce, Inc. General Electric Capital Corporation (Assigned to Wells Fargo Equipment Finance, Inc. on 5/14/2021) All Ripe Centers Food Processing Equipment 11-7284676567 California Secretary of State Mission Produce, Inc. Wells Fargo Equipment Finance, Inc. Ontario Canada Various New Refrigeration Equipment 13-7351627287 California Secretary of State Mission Produce, Inc. U.S. Small Business Administration All tangible assets and personal property 20-7797628543 California Secretary of State2 2 Within one-hundred twenty (120) days of the Third Amendment Effective Date (or such longer period of time as is agreed by the Administrative Agent in its sole discretion, such date, the “SBA Lien Termination Date”), the Borrower shall deliver to the Administrative Agent evidence, in form and substance reasonably satisfactory to the Administrative Agent, that the Liens in favor of the U.S. Small Business Administration evidenced by the financing statement referenced above have been terminated and released (such evidence to include a file-stamped UCC-3 termination statement evidencing the termination of such financing statement), it being understood and agreed that from and after the SBA Lien Termination Date, such Liens shall no longer be permitted by Section 7.01(b) of the Credit Agreement.

Schedule 7.02 Existing Indebtedness Loan Party/ Subsidiary Lender Description Loan # Principal Balance - 9/30/2022 Maturity Mission Canada Ltd. BAL Global Finance Canada Corporation Calgary Distribution Center Equipment 36539-70000 $1,018,900 July 2024 Mission Produce Inc. Gibbs International Leasing Delivery Trucks GIBBS-TX-1740 $113,987 May 2028 Mission Produce Inc. Gibbs International Leasing Delivery Trucks GIBBS-TX-1739 $103,257 October 2027 Avocado Packing Company S.A.C. Banco Santander Peru SA Peru 2nd Packing Line Equipment 0001675 $1,229,023 June 2024 Avocado Packing Company S.A.C. Banco Santander Peru SA Blueberry Sorting Equipment 0001793 $806,602 March 2025 Beggie Peru S.A. Hewlett Packard Peru SRL SAP ERP Implementation Costs 20335020872 $169,455 September 2023

Schedule 7.03 Existing Investments Crop Marketing and Loan Agreement between Borrower and James K. Nakamura Company, Inc., a California corporation. Execution date January 8, 2016. Open principal balance as of 9/30/2022 equals $571,429.

Annex C Amended Exhibits to Credit Agreement See attached.

CHAR1\1939847v4 Check for distribution to PUBLIC and Private side Lenders1 Exhibit B FORM OF COMPLIANCE CERTIFICATE Date: I, ______________________, [Chief Executive Officer][Chief Financial Officer][Treasurer][Controller] of MISSION PRODUCE, INC., a Delaware corporation (the “Borrower”), hereby certify that, to the best of my knowledge and belief, in my capacity as [Chief Executive Officer][Chief Financial Officer][Treasurer][Controller] and not in my individual capacity, with respect to that certain Credit Agreement, dated as of October 11, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent, the Swingline Lender and the L/C Issuer: 1. This Compliance Certificate is delivered for the fiscal [year][quarter] ended _________________, 20___. [Use following paragraph 2 for fiscal year-end financial statements:] [2. The year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the date set forth in paragraph 1, together with the report and opinion of an independent certified public accountant required by such section, have been delivered to the Administrative Agent.] [Use following paragraph 2 for fiscal quarter-end financial statements:] [2. The unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the date set forth in paragraph 1 have been delivered to the Administrative Agent. The Consolidated financial statements required by Section 6.01(b) of the Credit Agreement fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.] 3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a review of the transactions and financial condition of the Loan Parties and their respective Subsidiaries during the accounting period covered by the financial statements delivered herewith. 4. A review of the activities of the Loan Parties and their respective Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties and their respective Subsidiaries performed and observed all their respective obligations under the Loan Documents, and 1 If this box is not checked, this Compliance Certificate will only be posted to Private side Lenders.

CHAR1\1939847v4 [select one:] [to the knowledge of the undersigned, during such fiscal period, no Default has occurred and is continuing.] [or:] [to the knowledge of the undersigned, during such fiscal period, the following is a list of each Default that has occurred and is continuing, the nature and status of such Default, and actions that have been taken or are proposed to be taken to cure such Default:] 5. Attached hereto as Schedule 1 are calculations of the financial covenants set forth in Section 7.11 of the Credit Agreement as of the last day of and for the Measurement Period ending on the last day of the period covered by the financial statements delivered herewith. Such calculations are true, correct and complete on and as of the date of this Compliance Certificate. 6. Attached hereto as Schedule 2 is a listing of (a) all applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property made since the date of the most recently delivered Compliance Certificate (or, in the case of the first Compliance Certificate, the Closing Date), (b) all issuances of registrations or letters on existing applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property received since the date of such prior Compliance Certificate (or, in the case of the first Compliance Certificate, the Closing Date), and (c) all licenses relating to any Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office entered into by any Loan Party since the date of such prior Compliance Certificate (or, in the case of the first Compliance Certificate, the Closing Date).2 7. Attached hereto as Schedule 3 is an accounting of the amount of all PACA Payables (other than any PACA Payables owing to any Subsidiary) existing as of the end of the period covered by financial statements delivered herewith.3 8. Attached hereto as Schedule 4 is updated evidence of insurance for any insurance coverage of the Loan Parties that was renewed, replaced or modified during the period covered by this Compliance Certificate.4 9. Attached hereto as Schedule 5 is a copy of management’s discussion and analysis with respect to the financial statements delivered herewith. Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or e-mail transmission (e.g “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate. [signature page follows] 2 If no such updates are applicable, Schedule 2 should reflect “None”. 3 If no such updates are applicable, Schedule 3 should reflect “None”. 4 If no such updates are applicable, Schedule 4 should reflect “None”.

CHAR1\1939847v4 IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above. MISSION PRODUCE, INC., a Delaware corporation By: Name: Title:

CHAR1\1939847v4 Schedule 1 Calculation of Financial Covenants In the event of conflict between the provisions and formulas set forth in this Schedule 1 and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail. (I) Section 7.11(a) – Consolidated Total Net Leverage Ratio. (a) Consolidated Funded Indebtedness as to the Borrower and its Subsidiaries on a Consolidated basis, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:5 (i) all obligations of the Borrower and its Subsidiaries on a Consolidated basis, whether current or long-term, for borrowed money (including the Obligations) and all obligations of the Borrower and its Subsidiaries on a Consolidated basis evidenced by bonds, debentures, notes, loan agreements or other similar instruments: $_________ (ii) all purchase money Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis: $_________ (iii) the principal portion of all obligations of the Borrower and its Subsidiaries on a Consolidated basis under conditional sale or other title retention agreements relating to property purchased by the Borrower or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business): $_________ (iv) all obligations of the Borrower and its Subsidiaries on a Consolidated basis arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments: $_________ (v) all obligations of the Borrower and its Subsidiaries on a Consolidated basis in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than sixty (60) days after the date on which such trade account payable was created), including any Earn Out Obligations: $_________ (vi) all Attributable Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis: $_________ (vii) all obligations of the Borrower and its Subsidiaries on a Consolidated basis to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in the Borrower, its Subsidiaries or any other Person, valued, in the 5 The amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder

CHAR1\1939847v4 case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends: $_________ (viii) all Funded Indebtedness of other Persons secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by the Borrower and its Subsidiaries on a Consolidated basis, whether or not the obligations secured thereby have been assumed: $_________ (ix) all Guarantees provided by the Borrower and its Subsidiaries on a Consolidated basis with respect to Funded Indebtedness of the types specified in Lines (i) through (viii) above of another Person: $_________ (x) all Funded Indebtedness of the types referred to in Lines (i) through (ix) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or any of its Subsidiaries is a general partner or joint venturer, except to the extent that such Funded Indebtedness is expressly made non-recourse to the Borrower and its Subsidiaries on a Consolidated basis: $_________ (xi) Consolidated Funded Indebtedness [Lines (I)(a)(i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) + (x)]: $_________ (b) Designated Cash in excess of $5,000,000 (i) unrestricted cash and Cash Equivalents of the Loan Parties as of such date of determination, but only to the extent that such cash and Cash Equivalents is held by such Loan Parties in a deposit account or a securities account located in the United States: $_________ (ii) $5,000,000 $5,000,000 (iii) Designated Cash in excess of $5,000,000 [Lines (I)(b)(i) – (ii)]: $_________ (c) Consolidated EBITDA for the Borrower and its Subsidiaries on a Consolidated basis, for the Measurement Period most recently completed, an amount equal to: (i) Consolidated Net Income for such period: $_________ the following, without duplication, to the extent deducted in calculating such Consolidated Net Income (or in the case of clause (c)(x) below, not otherwise included in such Consolidated Net Income): (ii) Consolidated Interest Charges for such period: (A) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case with

CHAR1\1939847v4 respect to such period to the extent treated as interest in accordance with GAAP: $_________ (B) all interest paid or payable with respect to discontinued operations for such period: $_________ (C) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP for such period: $_________ (D) Consolidated Interest Charges [Lines (I)(c)(ii)(A) + (B) + (C)]: $_________ (iii) the provision for federal, state, local and foreign income taxes paid or payable for such period: $_________ (iv) depreciation and amortization expense for such period: $_________ (v) any non-cash expenses, losses or charges (other than any non-cash expense, loss or charge relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period (including any non-cash stock based compensation expense for such period) which do not represent a cash item in such period or any other period: $_________ (vi) fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the negotiation, execution and closing of any Acquisition permitted pursuant to Section 7.03 of the Credit Agreement: $_________ (vii) fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the negotiation, execution and delivery of the Loan Documents and any amendments or modifications thereof: (viii) amortization of capitalized “ERP Costs” (as such costs are identified as part of “Adjusted EBITDA” in the management’s discussion and analysis delivered pursuant to Section 6.02(a)(ii) of the Credit Agreement by the Borrower and its Subsidiaries in such period, to the extent not otherwise included as depreciation and amortization expenses for such period: $_________ (ix) unusual and infrequent costs and expenses or non-recurring costs and expenses, in each case incurred by the Borrower and its Subsidiaries in such period; provided, that, the aggregate amount added back pursuant to this clause (c)(ix) in any period shall not exceed an amount equal to ten percent (10%) of Consolidated EBITDA for such period (determined prior to giving effect to the amount added back pursuant to this clause (c)(ix) for such period): $_________ (x) the amount of cost savings, synergies, and restructuring charges for such period that are related to any Acquisition permitted pursuant to Section 7.03 of the Credit Agreement, but only to the extent that such cost savings, synergies, and restructuring charges are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or are expected to be taken within twelve (12) months after the consummation of such Acquisition (with the amount of any such cost savings, synergies and restructuring charges to be added to Consolidated Net Income as so projected until $_________

CHAR1\1939847v4 fully realized and calculated on a Pro Forma Basis as though such projected cost savings, synergies and restructuring charges had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, that, the aggregate amount added back pursuant to this clause (c)(x) for any period shall not exceed an amount equal to twenty percent (20%) of Consolidated EBITDA for such period (determined prior to giving effect to the amount added back pursuant to this clause (c)(x) for such period); (xi) any non-cash income or gains for such period, to the extent included in calculating such Consolidated Net Income: $_________ (xii) Consolidated EBITDA [Lines (I)(c)(i) + (ii)(D) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) + (x) – (xi)]: $_________ (d) Consolidated Total Net Leverage Ratio [(Line (I)(a)(xi) – Line (I)(b)(iii)) ÷ Line (I)(c)(xii)]: _____ to 1.00 (e) Maximum Consolidated Total Net Leverage Ratio: 3.50 to 1.00 (f) In compliance? [Yes][No]

CHAR1\1939847v4 (II) Section 7.11(b) – Consolidated Fixed Charge Ratio. (a) Consolidated EBITDA (see Line (I)(c)(xii)): $_________ (b) Consolidated Maintenance Capital Expenditures for such period: $_________ (c) Consolidated Interest Charges paid in cash in each case, for the Borrower and its Subsidiaries on a Consolidated basis, to the extent paid in cash for the Measurement Period: (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case with respect to such period to the extent treated as interest in accordance with GAAP: $_________ (ii) all interest paid or payable with respect to discontinued operations for such period: $_________ (iii) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP for such period: $_________ (iv) Consolidated Interest Charges paid in cash [Lines (II)(c)(i) + (ii) + (iii)]: $_________ (d) Consolidated Scheduled Funded Debt Payments for such period: $_________ (e) Consolidated Cash Taxes for such period: $_________ (f) Aggregate amount of all Designated Restricted Payments made in such period: $_________ (g) Consolidated Fixed Charge Ratio [(Lines (II)(a) – (b)) ÷ (Lines (II)(c)(iv) + (d) + (e) + (f))]: _____ to 1.00 (h) Minimum Consolidated Fixed Charge Leverage Ratio: 1.25 to 1.00 (i) In compliance? [Yes][No]

CHAR1\1939847v4 Schedule 2 Intellectual Property Schedule 3 PACA Payables Schedule 4 Insurance Schedule 5 Management’s Discussion and Analysis

CHAR1\1939847v4 Exhibit D FORM OF LOAN NOTICE Date: ___________, _____ To: Bank of America, N.A., as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of October 11, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among MISSION PRODUCE, INC., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent, the Swingline Lender and the L/C Issuer. The Borrower hereby requests (select one): [Revolving Borrowing] [Term A-1 Borrowing] [Term A-2 Borrowing] [Incremental Term Borrowing] A [conversion][continuation] of [Revolving Loans][Term A-1 Loans][Term A-2 Loans][Incremental Term Loans] 1. On: (a Business Day) 2. In the amount of: $ 3. Comprised of: [Base Rate Loans][Term SOFR Loans] 4. For Term SOFR Loans: with an Interest Period of The Borrower hereby represents and warrants that [(a) such request complies with the requirements of Section 2.01(c) of the Credit Agreement and (b)] each of the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Borrowing, conversion or continuation, as applicable. Delivery of an executed counterpart of a signature page of this notice by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice. [signature page follows]

CHAR1\1939847v4 IN WITNESS WHEREOF, the undersigned has caused this Loan Notice to be executed by a duly authorized officer as of the date first written above. MISSION PRODUCE, INC., a Delaware corporation By: Name: Title:

CHAR1\1939847v4 Exhibit E FORM OF NOTICE OF LOAN PREPAYMENT Date: ___________, _____ To: Bank of America, N.A., as [Administrative Agent][Swingline Lender] [Cc: Bank of America, N.A., as Administrative Agent] Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of October 11, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among MISSION PRODUCE, INC., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent, the Swingline Lender and the L/C Issuer. The Borrower hereby notifies the [Administrative Agent][and the Swingline Lender] that on _____________, pursuant to the terms of Section 2.05 of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below: Voluntary prepayment of [Revolving Loans][Term A-1 Loans][Term A-2 Loans][Incremental Term Loans] in the following amount(s): Term SOFR Loans: $ Applicable Interest Period: Base Rate Loans: $ Voluntary prepayment of Swingline Loans in the following amount(s): $ Delivery of an executed counterpart of a signature page of this notice by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice. [signature page follows]

CHAR1\1939847v4 IN WITNESS WHEREOF, the undersigned has caused this Notice of Loan Prepayment to be executed by a duly authorized officer as of the date first written above. MISSION PRODUCE, INC., a Delaware corporation By: Name: Title: